FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-11

Free Writing Prospectus

Structural and Collateral Term Sheet

$954,965,554

(Approximate Initial Pool Balance)

$826,045,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2016-LC25

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Ladder Capital Finance LLC

Wells Fargo Bank, National Association

Rialto Mortgage Finance, LLC

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2016-LC25

November 14, 2016

WELLS FARGO SECURITIES
Lead Manager and Sole Bookrunner
Academy Securities Co-Manager	Deutsche Bank Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Academy Securities, Inc., Deutsche Bank Securities Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Certificate Structure

I.       Certificate Structure

	Class	Expected Ratings (DBRS/Fitch/ Moody’s/Morningstar)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
		Offered Certificates
	A-1	AAA(sf)/AAAsf/Aaa(sf)/AAA	$43,663,000	30.000%	(7)	2.78	01/17 – 09/21	44.2%	18.0%
	A-2	AAA(sf)/AAAsf/Aaa(sf)/AAA	$75,129,000	30.000%	(7)	4.88	09/21 – 02/22	44.2%	18.0%
	A-3	AAA(sf)/AAAsf/Aaa(sf)/AAA	$235,000,000	30.000%	(7)	9.68	01/26 – 10/26	44.2%	18.0%
	A-4	AAA(sf)/AAAsf/Aaa(sf)/AAA	$253,530,000	30.000%	(7)	9.90	10/26 – 11/26	44.2%	18.0%
	A-SB	AAA(sf)/AAAsf/Aaa(sf)/AAA	$61,153,000	30.000%	(7)	7.20	02/22 – 01/26	44.2%	18.0%
	A-S	AAA(sf)/AAAsf/Aa2(sf)/AAA	$71,623,000	22.500%	(7)	9.94	11/26 – 11/26	49.0%	16.3%
	X-A	AAA(sf)/AAAsf/Aaa(sf)/AAA	$668,475,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
	X-B	AAA(sf)/A-sf/NR/AAA	$157,570,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
	B	AA(sf)/AA-sf/NR/AA	$42,973,000	18.000%	(7)	9.94	11/26 – 11/26	51.8%	15.4%
	C	A(low)(sf)/A-sf/NR/A-	$42,974,000	13.500%	(7)	9.94	11/26 – 11/26	54.7%	14.6%
		Non-Offered Certificates
	X-D	AAA(sf)/BBB-sf/NR/AAA	$52,523,000(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
	D	BBB(sf)/BBB-sf/NR/BBB	$52,523,000	8.000%	(7)	9.94	11/26 – 11/26	58.1%	13.7%
	E	BBB(low)(sf)/NR/NR/BBB-	$10,982,000	6.850%	(7)	9.94	11/26 – 11/26	58.9%	13.5%
	F	BB(high)(sf)/NR/NR/BB	$16,712,000	5.100%	(7)	9.94	11/26 – 11/26	60.0%	13.3%
	G	B(sf)/NR/NR/B	$18,144,000	3.200%	(7)	9.94	11/26 – 11/26	61.2%	13.0%
	H	NR/NR/NR/NR	$30,559,554	0.000%	(7)	9.94	11/26 – 11/26	63.2%	12.6%
Notes:
(1)	The expected ratings presented are those of DBRS, Inc. (“DBRS”) Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Morningstar Credit Ratings, LLC (“Morningstar”) which the depositor hired to rate the offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated November 14, 2016 (the “Preliminary Prospectus”). DBRS, Fitch and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The certificate balances and notional amounts set forth in the table are approximate. The actual initial certificate balances and notional amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus.
(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4 and A-SB Certificates in the aggregate.
(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.
(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-3, A-4 and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4 and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-4 and A-SB Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The pass-through rates for the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, D, E, F, G and H Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Certificate Structure

(8)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2, A-3, A-4 and A-SB Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4 and A-SB Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Transaction Highlights

II.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Ladder Capital Finance LLC(1)	29	79	$415,757,395	43.5%
Wells Fargo Bank, National Association(2)	19	19	275,884,775	28.9
Rialto Mortgage Finance, LLC(3)	19	24	199,614,617	20.9
National Cooperative Bank, N.A.	13	13	63,708,767	6.7
Total	80	135	$954,965,554	100.0%

(1)	One mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 9 West 57th Street, representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was originated by JPMorgan Chase Bank, National Association (“JPMCB”) and subsequently acquired by Ladder Capital Finance LLC.

(2)	One mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Gurnee Mills, representing approximately 2.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by WFB, Column Financial, Inc. (“Column”) and Regions Bank (“Regions”). In addition, one mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 101 Hudson Street, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Wells Fargo Bank, National Association (“WFB”), Bank of America, N.A. (“BANA”) and Barclays Bank PLC (“Barclays”).

(3)	One mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Marriott Hilton Head Resort & Spa, representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Rialto Mortgage Finance, LLC (“RMF”) and Citigroup Global Markets Realty Corp (“CGMRC”).

  Loan Pool:

Initial Pool Balance:	$954,965,554
Number of Mortgage Loans:	80
Average Cut-off Date Balance per Mortgage Loan:	$11,937,069
Number of Mortgaged Properties:	135
Average Cut-off Date Balance per Mortgaged Property(1):	$7,073,819
Weighted Average Mortgage Interest Rate:	4.461%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	37.9%
Weighted Average Original Term to Maturity or ARD (months):	116
Weighted Average Remaining Term to Maturity or ARD (months):	114
Weighted Average Original Amortization Term (months)(2):	352
Weighted Average Remaining Amortization Term (months)(2):	352
Weighted Average Seasoning (months):	2

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	2.16x
Weighted Average U/W Net Operating Income Debt Yield(1):	12.6%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	63.2%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	54.8%
% of Mortgage Loans with Additional Subordinate Debt(2):	16.6%
% of Mortgage Loans with Single Tenants(3):	4.3%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan (unless otherwise stated).

(2)	Eleven (11) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 88.7% of the mortgage pool (68 mortgage loans) has scheduled amortization, as follows:

52.8% (31 mortgage loans) provides for an interest-only period followed by an amortization period; and

35.9% (37 mortgage loans) requires amortization during the entire loan term.

Interest-Only: Based on the Initial Pool Balance, 11.3% of the mortgage pool (12 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 39.2% and 4.36x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 44.0% of the mortgage pool (26 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	87.0% of the pool
Insurance:	61.5% of the pool
Capital Replacements:	84.7% of the pool
TI/LC:	76.8% of the pool(1)

(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, mixed-use and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

84.5% of the mortgage pool (56 mortgage loans) features a lockout period, then defeasance only until an open period;

7.4% of the mortgage pool (five mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period;

5.9% of the mortgage pool (12 mortgage loans) features no lockout period but requires the greater of a prepayment premium or yield maintenance, then a prepayment premium until an open period;

1.4% of the mortgage pool (six mortgage loans) features no lockout period but requires yield maintenance, then yield maintenance or defeasance until an open period; and

0.8% of the mortgage pool (one mortgage loan) features no lockout period but requires the greater of a prepayment premium or yield maintenance until an open period.

Please refer to Annex A-1 to the Preliminary Prospectus for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Issue Characteristics

III.	Issue Characteristics
	Securities Offered:	$826,045,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of ten classes (Classes A-1, A-2, A-3, A-4, A-SB, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).
	Mortgage Loan Sellers:	Ladder Capital Finance LLC (“LCF”), Wells Fargo Bank, National Association (“WFB”), Rialto Mortgage Finance, LLC (“RMF”) and National Cooperative Bank, N.A. (“NCB”).
	Sole Lead Bookrunning Manager:	Wells Fargo Securities, LLC
	Co-Managers:	Academy Securities, Inc. and Deutsche Bank Securities Inc.
	Rating Agencies:	DBRS, Inc., Fitch Ratings, Inc., Moody’s Investors Service, Inc. and Morningstar Credit Ratings, LLC
	Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.
	Special Servicers:	CWCapital Asset Management LLC and National Cooperative Bank, N.A.
	Certificate Administrator:	Wells Fargo Bank, National Association
	Trustee:	Wilmington Trust, National Association
	Operating Advisor:	Pentalpha Surveillance LLC
	Asset Representations Reviewer:	Pentalpha Surveillance LLC
	Initial Majority Controlling Class Certificateholder:	World Class Capital Group
	Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in December 2016 (or, in the case of any mortgage loan that has its first due date in January 2017, the date that would have been its due date in December 2016 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
	Expected Closing Date:	On or about December 8, 2016.
	Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in January 2017.
	Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in January 2017.
	Rated Final Distribution Date:	The Distribution Date in December 2059.
	Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
	Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
	Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
	Clean-up Call:	1%
	Delivery:	DTC, Euroclear and Clearstream Banking
	ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
	Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
	Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Moody’s Analytics, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc. and Thomson Reuters Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Characteristics of the Mortgage Pool

IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of SF / Pads / Rooms	Cut-off Date Balance Per SF / Pad /Room	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
LCF	9 West 57th Street	New York	NY	1 / 1	$50,000,000	5.2%	Office	1,680,218	$603	29.8%	29.8%	3.64x	10.6%
LCF	Walmart Shadow Anchored Portfolio	Various	Various	1 / 34	49,500,000	5.2	Retail	881,524	101	75.0	72.0	1.36	10.6
RMF	Marriott Hilton Head Resort & Spa	Hilton Head Island	SC	1 / 1	42,859,454	4.5	Hospitality	513	190,409	59.7	44.7	1.47	12.0
LCF	Redwood MHC Portfolio	Various	Various	1 / 18	38,400,000	4.0	Manufactured Housing Community	4,007	23,958	71.8	61.5	1.38	8.2
RMF	Centrepark East	West Palm Beach	FL	1 / 1	36,000,000	3.8	Office	304,107	118	72.7	66.7	1.37	9.7
LCF	Moreno Valley Plaza	Moreno Valley	CA	1 / 1	31,500,000	3.3	Retail	341,011	92	75.0	66.0	1.31	8.9
WFB	The Shops at Somerset Square	Glastonbury	CT	1 / 1	30,250,000	3.2	Retail	113,987	265	72.0	65.4	1.39	8.4
WFB	Causeway Plaza I, II & III	Metairie	LA	1 / 1	30,000,000	3.1	Office	335,566	89	72.9	66.4	1.52	10.9
LCF	Fairfield Inn & Suites Brooklyn	Brooklyn	NY	1 / 1	28,429,236	3.0	Hospitality	133	213,754	60.6	49.2	2.08	14.3
WFB	Gurnee Mills	Gurnee	IL	1 / 1	24,930,491	2.6	Retail	1,683,915	163	65.8	52.4	1.60	9.7
Top Three Total/Weighted Average				3 / 36	$142,359,454	14.9%				54.5%	49.0%	2.19x	11.0%
Top Five Total/Weighted Average				5 / 55	$216,759,454	22.7%				60.6%	54.1%	1.91x	10.3%
Top Ten Total/Weighted Average				10 / 60	$361,869,181	37.9%				64.2%	56.6%	1.78x	10.3%
Non-Top Ten Total/Weighted Average				70 / 75	$593,096,373	62.1%				62.6%	53.7%	2.39x	14.0%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Pad/Room, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan (unless otherwise stated).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Characteristics of the Mortgage Pool

B.	Summary of the Pari Passu Whole Loans

Property Name	Mortgage Loan Seller	Note(s)	Related Notes in Loan Group (Original Balance)	Holder of Note	Lead Servicer for the Entire Whole loan	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
9 West 57th Street(1)	JPMCB	A-1	$670,724,000	JPMCC 2016-NINE	Yes	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
	JPMCB	A-2	$100,000,000	JPMCC 2016-JP3	No	Midland Loan Services, a Division of PNC Bank, National Association	Torchlight Loan Services, LLC
	LCF	A-3-A	$50,000,000	WFCM 2016-LC25	No	Wells Fargo Bank, National Association	CWCapital Asset Management, LLC
	BSPCF	A-3-B	$50,000,000	CSAIL 2016-C7(2)	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	JPMCB	A-4	$80,000,000	JPMDB 2016-C4(3)	No	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	JPMCB	A-5	$63,000,000	(4)	No	TBD	TBD
Walmart Shadow Anchored Portfolio	LCF	A-1	$49,500,000	WFCM 2016-LC25	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management, LLC
	LCF	A-2	$39,536,250	(5)	No	TBD	TBD
Marriott Hilton Head Resort & Spa	RMF	A-1	$43,000,000	WFCM 2016-LC25	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management, LLC
	CGMRC	A-2A	$5,000,000	(6)	No	TBD	TBD
	CGMRC	A-2B	$15,000,000	CGCMT 2016-C3(7)	No	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	CGMRC	A-3A	$10,000,000	(6)	No	TBD	TBD
	CGMRC	A-3B	$10,000,000	(6)	No	TBD	TBD
	RMF	A-4	$15,000,000	CGCMT 2016-C3(7)	No	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
Redwood MHC Portfolio	LCF	A-1	$20,600,000	(8)	Yes(9)	TBD	TBD
	LCF	A-2	$38,400,000	WFCM 2016-LC25	No(9)	Wells Fargo Bank, National Association	CWCapital Asset Management, LLC
	LCF	A-3	$37,000,000	(10)	No(9)	TBD	TBD
Gurnee Mills	Column	A-1A	$75,000,000	CSAIL 2016-C7(2)	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	Column	A-1B	$35,000,000	(11)	No	TBD	TBD
	WFB	A-2A	$80,000,000	WFCM 2016-C36	No	Wells Fargo Bank, National Association	C-III Asset Management LLC
	WFB	A-2B	$25,000,000	WFCM 2016-LC25	No	Wells Fargo Bank, National Association	CWCapital Asset Management, LLC
	Regions	A-3 & A-4	$60,000,000	(12)	No	TBD	TBD
Aspen at Norman Student Housing	LCF	A-1	$22,000,000	WFCM 2016-LC25	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management, LLC
	LCF	A-2	$16,600,000	WFCM 2016-LC24	No	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
Rio West Business Park	WFB	A-1	$21,500,000	(13)	Yes(14)	TBD	TBD
	WFB	A-2	$20,000,000	WFCM 2016-LC25	No(14)	Wells Fargo Bank, National Association	CWCapital Asset Management, LLC
101 Hudson Street	WFB	A-1-1	$53,500,000	MSC 2016-BNK2(15)	Yes	Wells Fargo Bank, National Association	C-III Asset Management LLC
	WFB	A-1-2	$16,500,000	WFCM 2016-LC25	No	Wells Fargo Bank, National Association	CWCapital Asset Management, LLC
	WFB	A-2	$67,500,000	WFCM 2016-C36	No	Wells Fargo Bank, National Association	C-III Asset Management LLC
	BANA	A-3	$37,250,000	(16)	No	TBD	TBD
	BANA	A-4	$19,000,000	MSC 2016-BNK2(15)	No	Wells Fargo Bank, National Association	C-III Asset Management LLC
	Barclays	A-5	$56,250,000	CGCMT 2016-C3(7)	No	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Characteristics of the Mortgage Pool

(1)	The 9 West 57th Street whole loan also includes a Note B with an original principal balance of $186,276,000, which was contributed to the JPMCC 2016-NINE securitization. Such Note B is not reflected in the “Related Notes in Loan Group” column.

(2)	The CSAIL 2016-C7 securitization transaction has not yet closed. However, based on a publicly available preliminary prospectus for the CSAIL 2016-C7 securitization transaction, it is expected that the 9 West 57th Street Note A-3-B and the Gurnee Mills Note A-1A will be included in that transaction by Benefit Street Partners CRE Finance LLC (“BSPCF”) and Column, respectively, and that transaction will close prior to this transaction.

(3)	The JPMDB 2016-C4 securitization transaction has not yet closed. However, based on a publicly available preliminary prospectus for the JPMDB 2016-C4 securitization transaction, it is expected that the 9 West 57th Street Note A-4 will be included in that transaction by JPMCB, and that transaction will close prior to this transaction.

(4)	The related pari passu Note A-5 is currently held by JPMCB and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-5 will not be split further.

(5)	The related pari passu Note A-2 is currently held by LCF or an affiliate of LCF and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-2 will not be split further.

(6)	The related pari passu Notes A-2A, A-3A and A-3B are currently held by CGMRC and are expected to be contributed to one or more future securitizations. No assurance can be provided that the Note A-2A, A-3A or A-3B will not be split further.

(7)	The CGCMT 2016-C3 securitization transaction has not yet closed. However, based on a publicly available preliminary prospectus for the CGCMT 2016-C3 securitization transaction, it is expected that the Marriott Hilton Head Resort & Spa Notes A-2B and A-4 will each be included in that transaction by CGMRC and RMF, respectively. In addition, it is expected that the 101 Hudson Street Note A-5 will be included in the CGCMT 2016-C3 securitization transaction by Barclays, and that transaction will close prior to this transaction.

(8)	The related pari passu Note A-1 is currently held by LCF or an affiliate of LCF and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-1 will not be split further.

(9)	The Redwood MHC Portfolio whole loan is expected to initially be serviced under the pooling and servicing agreement for this securitization until the securitization of the related controlling pari passu Note A-1 (the “Redwood Servicing Shift Securitization Date”), after which the Redwood MHC Portfolio whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Redwood Servicing Shift PSA”). The master servicer and special servicer under the Redwood Servicing Shift PSA will be identified in a notice, report or statement to holders of the WFCM 2016-LC25 certificates after the securitization of the related controlling pari passu companion loan.

(10)	The related pari passu Note A-3 is currently held by LCF or an affiliate of LCF and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-3 will not be split further

(11)	The related pari passu Notes A-1B is currently held by Column and is expected to be contributed to a future securitizations. No assurance can be provided that the Note A-1B will not be split further.

(12)	The related pari passu Notes A-3 and A-4 are currently held by Regions and are expected to be contributed to one or more future securitizations. No assurance can be provided that the Note A-3 or A-4 will not be split further.

(13)	The related pari passu Note A-1 is currently held by WFB and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-1 will not be split further.

(14)	The Rio West Business Park whole loan is expected to initially be serviced under the pooling and servicing agreement for this securitization until the securitization of the related controlling pari passu Note A-1 (the “Rio West Servicing Shift Securitization Date” and, together with the Redwood Servicing Shift Securitization Date, the “Servicing Shift Securitization Dates”), after which the Rio West Business Park whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Rio West Servicing Shift PSA” and, together with the Redwood Servicing Shift PSA, the “Servicing Shift PSAs”). The master servicer and special servicer under the Rio West Servicing Shift PSA will be identified in a notice, report or statement to holders of the WFCM 2016-LC25 certificates after the securitization of the related controlling pari passu companion loan.

(15)	The MSC 2016-BNK2 securitization transaction has not yet closed. However, based on a publicly available preliminary prospectus for the MSC 2016-BNK2 securitization transaction, it is expected that the 101 Hudson Street Notes A-1-1 and A-4 will each be included in that transaction by WFB and BANA, respectively and that transaction will close prior to this transaction.

(16)	The related pari passu Note A-3 is currently held by BANA and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-3 will not be split further.

C.	Mortgage Loans with Additional Secured and Mezzanine Financing(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Subordinate Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(2)	Mortgage Loan U/W NCF DSCR (x)(3)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(3)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(3)	Total Debt Cut-off Date LTV Ratio (%)
1	LCF	9 West 57th Street	$50,000,000	5.2%	$186,276,000	NAP	2.8595%	3.64x	3.08x	10.6%	9.0%	29.8%	35.3%
2	LCF	Walmart Shadow Anchored Portfolio	49,500,000	5.2	NAP	8,607,106	6.067	1.36	1.17	10.6	9.7	75.0	82.3
Total/Weighted Average			$99,500,000	10.4%	$186,276,000	$8,607,106	4.455%	2.51x	2.13x	10.6%	9.3%	52.3%	58.7%

(1)	In addition, eleven (11) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place Subordinate Coop LOCs, that permit future advances. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(2)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

(3)	With respect to the 9 West 57th Street mortgage loan and the Walmart Shadow Anchored Portfolio mortgage loan, each of which are part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Characteristics of the Mortgage Pool

D.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
1	LCF	9 West 57th Street	New York	NY	Office	$50,000,000	5.2%	COMM 2012-9W57
2.01	LCF	Alice Shopping Center	Alice	TX	Retail	2,648,006	0.3	CSMC 2007-C1
2.05	LCF	Mustang Shopping Center	Mustang	OK	Retail	2,027,562	0.2	CSMC 2007-C1
2.07	LCF	Yukon Shopping Center	Yukon	OK	Retail	2,013,107	0.2	CSMC 2007-C1
2.11	LCF	Douglas Shopping Center	Douglas	AZ	Retail	1,769,599	0.2	CSMC 2007-C1
2.19	LCF	Bad Axe Shopping Center	Bad Axe	MI	Retail	1,324,281	0.1	CSMC 2007-C1
2.26	LCF	St. John’s Shopping Center	Saint Johns	MI	Retail	1,134,145	0.1	CSMC 2007-C1
2.33	LCF	Liberty Shopping Center	Liberty	TX	Retail	572,076	0.1	CSMC 2007-C1
3	RMF	Marriott Hilton Head Resort & Spa	Hilton Head Island	SC	Hospitality	42,859,454	4.5	JPMCC 2007-CB18
4	LCF	Redwood MHC Portfolio	Various	Various	Manufactured Housing Community	38,400,000	4.0	LBUBS 2006-C6; LBUBS 2006-C7
6	LCF	Moreno Valley Plaza	Moreno Valley	CA	Retail	31,500,000	3.3	JPMCC 2007-CB18
7	WFB	The Shops at Somerset Square	Glastonbury	CT	Retail	30,250,000	3.2	CSMC 2006-C5
8	WFB	Causeway Plaza I, II & III	Metairie	LA	Office	30,000,000	3.1	BACM 2007-1
9	LCF	Fairfield Inn & Suites Brooklyn	Brooklyn	NY	Hospitality	28,429,236	3.0	UBSBB 2012-C4
10	WFB	Gurnee Mills	Gurnee	IL	Retail	24,930,491	2.6	JPMCC 2007-CB20; JPMCC 2007-C1
12	WFB	North Bay Center	Rohnert Park	CA	Retail	22,000,000	2.3	MLMT 2007-C1
13	WFB	Rio West Business Park	Tempe	AZ	Office	20,000,000	2.1	JPMCC 2006-CB17
20	WFB	Raytheon Building	Plano	TX	Industrial	14,874,566	1.6	GECMC 2007-C1
22	RMF	Skillman MHC Portfolio	Various	Various	Manufactured Housing Community	14,483,275	1.5	GECMC 2007-C1
23	WFB	Poplar Square Shopping Center	Medford	OR	Retail	14,400,000	1.5	MSC 2004-T13
30	LCF	The Centre at La Quinta I, II & III	La Quinta	CA	Retail	11,146,859	1.2	CSFB 2004-C4; JPMCC 2005-CB11; JPMCC 2005-CB12
32	LCF	950 Herndon Parkway	Herndon	VA	Office	11,000,000	1.2	LBUBS 2006-C3
35	WFB	Grand Plaza - TX	Amarillo	TX	Retail	9,795,000	1.0	BSCMS 2006-PW14
39	LCF	Mankato Place & Brett’s Building	Mankato	MN	Mixed Use	9,052,654	0.9	JPMCC 2007-CB18
45	NCB	Morton-Barrow Owners Corp.	New York	NY	Multifamily	7,488,684	0.8	MSC 2007-IQ13
47	RMF	Northland Mall	Appleton	WI	Retail	7,400,000	0.8	JPMCC 2006-LDP8
49	NCB	High Meadow Cooperative No. 1, Inc.	Ossining	NY	Multifamily	6,985,456	0.7	MSC 2007-IQ13
51	WFB	Short Pump Village	Glen Allen	VA	Retail	6,400,000	0.7	GSMS 2006-GG8
52	LCF	Fairfield Inn & Suites Aiken	Aiken	SC	Hospitality	5,721,646	0.6	CGCMT 2006-C5
55	RMF	Holiday Inn Express - Richmond Hill	Richmond Hill	GA	Hospitality	5,237,536	0.5	CSMC 2007-C2
59	WFB	Spanish Crossroads	Amarillo	TX	Retail	4,875,000	0.5	BSCMS 2006-PW14
64.01	RMF	Northstar MHC / Bel Air MHC	Ashland	NY	Manufactured Housing Community	3,285,899	0.3	BACM 2006-5
64.02	RMF	Edgeview Estates MHC	Hornell	NY	Manufactured Housing Community	759,053	0.1	LBUBS 2006-C6
68	NCB	Prince Tower Tenants Corp.	New York	NY	Multifamily	3,000,000	0.3	MSC 2007-IQ13
	Total					$465,763,582	48.8%

(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Characteristics of the Mortgage Pool

E.	Mortgage Loans with Scheduled Balloon Payments and Related Classes
Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Balloon Balance ($)	% of Class A-2 Certificate Balance (%)(2)	SF	Loan per SF ($)(3)	U/W NCF DSCR (x)(3)	U/W NOI Debt Yield (%)(3)	Cut-off Date LTV Ratio (%)(3)	Balloon or ARD LTV Ratio (%)(3)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	LCF	Walmart Shadow Anchored Portfolio	Various	Retail	$49,500,000	5.2%	$47,547,667	63.3%	881,524	$101	1.36x	10.6%	75.0%	72.0%	21	57
19	LCF	381-383 Broadway	NY	Mixed Use	14,937,164	1.6	13,792,610	18.4	25,700	581	1.30	9.2	47.1	43.5	0	62
46	LCF	Westpark Office Park	SC	Office	7,442,188	0.8	6,942,871	9.2	94,234	79	1.35	10.6	76.3	71.2	0	59
Total/Weighted Average					$71,879,352	7.5%	$68,283,147	90.9%			1.35x	10.3%	69.3%	66.0%	14	58

(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

(3)	With respect to the Walmart Shadow Anchored Portfolio mortgage loan, which is part of a whole loan, the Loan per SF, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Characteristics of the Mortgage Pool

F.            Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	62	$305,107,579	31.9%	72.2%	63.5%	1.43x	9.6%	8.8%	4.653%
Anchored	12	149,700,794	15.7	73.0	63.0	1.42	9.6	8.7	4.569
Shadow Anchored	36	63,165,245	6.6	73.9	68.8	1.40	10.5	9.3	5.335
Unanchored	4	40,847,363	4.3	71.8	64.2	1.40	8.7	8.2	4.171
Single Tenant	9	26,463,687	2.8	70.0	63.4	1.45	8.5	8.1	4.865
Super Regional Mall	1	24,930,491	2.6	65.8	52.4	1.60	9.7	9.2	3.990
Office	12	230,088,630	24.1	59.2	53.9	2.14	10.5	9.6	4.101
Suburban	7	128,244,481	13.4	70.6	62.8	1.49	10.4	9.1	4.553
CBD	3	81,000,000	8.5	39.5	39.5	3.36	10.8	10.4	3.120
Medical	2	20,844,149	2.2	66.1	55.7	1.39	10.1	9.1	5.134
Hospitality	10	138,332,969	14.5	62.6	48.6	1.71	13.1	11.5	4.918
Limited Service	7	69,289,919	7.3	64.8	52.2	1.90	13.6	12.1	4.799
Full Service	2	56,564,703	5.9	60.1	45.0	1.54	12.5	10.8	4.926
Select Service	1	12,478,348	1.3	61.2	44.9	1.51	12.8	11.5	5.540
Multifamily	18	130,458,767	13.7	44.2	38.6	5.22	26.9	26.4	4.042
Cooperative	13	63,708,767	6.7	12.5	10.0	9.18	45.8	45.0	3.521
Garden	4	44,750,000	4.7	74.2	64.5	1.50	9.3	8.9	4.382
Student Housing	1	22,000,000	2.3	75.0	69.0	1.30	8.4	8.2	4.858
Manufactured Housing Community	26	70,808,226	7.4	69.8	60.0	1.47	9.1	8.9	4.419
Manufactured Housing Community	23	61,456,026	6.4	69.5	59.8	1.48	9.2	9.0	4.465
Recreational Vehicle Community	3	9,352,200	1.0	71.8	61.5	1.38	8.2	8.0	4.114
Mixed Use	3	43,989,818	4.6	60.7	52.8	1.36	9.0	8.5	4.735
Office/Retail	3	43,989,818	4.6	60.7	52.8	1.36	9.0	8.5	4.735
Self Storage	3	21,305,000	2.2	73.3	64.2	1.55	9.5	9.4	4.495
Self Storage	3	21,305,000	2.2	73.3	64.2	1.55	9.5	9.4	4.495
Industrial	1	14,874,566	1.6	74.4	55.5	1.20	8.8	8.3	4.890
Flex	1	14,874,566	1.6	74.4	55.5	1.20	8.8	8.3	4.890
Total/Weighted Average:	135	$954,965,554	100.0%	63.2%	54.8%	2.16x	12.6%	11.8%	4.461%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus (unless otherwise stated).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Characteristics of the Mortgage Pool

G.           Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
New York	19	$170,155,119	17.8%	32.7%	29.2%	5.11x	24.3%	23.6%	3.782%
California	5	99,146,859	10.4	69.8	61.3	1.46	8.8	8.2	4.418
Southern	4	77,146,859	8.1	69.2	61.3	1.48	8.8	8.2	4.443
Northern	1	22,000,000	2.3	71.9	61.1	1.39	8.7	8.3	4.330
Texas	17	84,216,923	8.8	69.1	57.0	1.52	11.1	10.0	4.880
South Carolina	4	64,513,280	6.8	63.6	50.0	1.51	12.0	10.5	5.044
Florida	6	62,113,121	6.5	70.9	63.3	1.36	9.5	8.5	4.754
Connecticut	6	49,717,600	5.2	71.2	64.4	1.44	8.7	8.4	4.119
Other(3)	78	425,102,652	44.5	70.6	61.4	1.57	10.1	9.3	4.570
Total/Weighted Average	135	$954,965,554	100.0%	63.2%	54.8%	2.16x	12.6%	11.8%	4.461%

(1)	The mortgaged properties are located in 28 states.

(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property, which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus (unless otherwise stated).

(3)	Includes 22 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Characteristics of the Mortgage Pool

H.       Characteristics of the Mortgage Pool (1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
795,000 - 1,000,000	5	$4,567,500	0.5%
1,000,001 - 2,000,000	4	6,790,005	0.7
2,000,001 - 3,000,000	4	10,488,798	1.1
3,000,001 - 4,000,000	3	10,377,157	1.1
4,000,001 - 5,000,000	7	32,078,285	3.4
5,000,001 - 6,000,000	6	31,642,748	3.3
6,000,001 - 7,000,000	3	19,874,992	2.1
7,000,001 - 8,000,000	6	45,065,735	4.7
8,000,001 - 9,000,000	2	16,829,960	1.8
9,000,001 - 10,000,000	6	56,282,654	5.9
10,000,001 - 15,000,000	16	206,785,820	21.7
15,000,001 - 20,000,000	6	108,312,720	11.3
20,000,001 - 30,000,000	5	127,359,727	13.3
30,000,001 - 50,000,000	7	278,509,454	29.2
Total:	80	$954,965,554	100.0%
Average:	$11,937,069

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
1.23 - 1.30	3	$23,471,325	2.5%
1.31 - 1.40	6	81,301,593	8.5
1.41 - 1.50	9	180,497,500	18.9
1.51 - 1.60	15	185,858,207	19.5
1.61 - 1.70	7	76,723,060	8.0
1.71 - 1.80	7	95,051,681	10.0
1.81 - 1.90	7	80,556,861	8.4
1.91 - 2.00	4	25,456,459	2.7
2.01 - 2.50	7	75,840,101	7.9
2.51 - 4.00	2	56,985,456	6.0
4.01 - 41.74	13	73,223,311	7.7
Total:	80	$954,965,554	100.0%
Weighted Average:	2.30x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
1.20	1	$14,874,566	1.6%
1.21 - 1.30	6	61,423,352	6.4
1.31 - 1.40	15	311,404,688	32.6
1.41 - 1.50	8	122,659,832	12.8
1.51 - 1.75	27	242,973,051	25.4
1.76 - 2.00	4	18,004,527	1.9
2.01 - 3.00	4	53,416,772	5.6
3.01 - 41.44	15	130,208,767	13.6
Total:	80	$954,965,554	100.0%
Weighted Average:	2.16x
LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Refinance	54	$725,199,907	75.9%
Acquisition	25	218,618,789	22.9
Acquisition & Refinance	1	11,146,859	1.2
Total:	80	$954,965,554	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
2.859 - 3.000	1	$50,000,000	5.2%
3.001 - 3.250	1	16,500,000	1.7
3.251 - 3.500	5	23,464,345	2.5
3.501 - 3.750	8	40,244,422	4.2
3.751 - 4.000	1	24,930,491	2.6
4.001 - 4.250	8	163,382,720	17.1
4.251 - 4.500	13	140,323,721	14.7
4.501 - 4.750	14	185,330,227	19.4
4.751 - 5.000	13	153,743,231	16.1
5.001 - 5.250	6	51,871,198	5.4
5.251 - 5.500	7	35,754,664	3.7
5.501 - 5.727	3	69,420,536	7.3
Total:	80	$954,965,554	100.0%
Weighted Average:	4.461%

UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
7.4 - 8.0	3	$28,596,759	3.0%
8.1 - 9.0	15	193,056,494	20.2
9.1 - 10.0	19	275,820,533	28.9
10.1 - 11.0	13	203,664,497	21.3
11.1 - 12.0	6	82,173,641	8.6
12.1 - 13.0	4	41,363,266	4.3
13.1 - 14.0	2	8,246,435	0.9
14.1 - 15.0	5	58,335,162	6.1
15.1 - 147.7	13	63,708,767	6.7
Total:	80	$954,965,554	100.0%
Weighted Average:	12.6%

UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
7.4 - 8.0	6	$101,511,187	10.6%
8.1 - 9.0	26	338,121,975	35.4
9.1 - 10.0	17	222,910,121	23.3
10.1 - 11.0	7	120,768,641	12.6
11.1 - 12.0	4	40,314,750	4.2
12.1 - 13.0	7	67,630,113	7.1
13.1 - 146.6	13	63,708,767	6.7
Total:	80	$954,965,554	100.0%
Weighted Average:	11.8%
ORIGINAL TERM TO MATURITY OR ARD
Range of Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
60	2	$56,942,188	6.0%
61 - 84	1	14,937,164	1.6
85 - 125	76	872,023,702	91.3
126 - 132	1	11,062,500	1.2
Total:	80	$954,965,554	100.0%
Weighted Average:	116 months
REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
57 - 60	2	$56,942,188	6.0%
61 - 84	1	14,937,164	1.6
85 - 119	77	883,086,202	92.5
Total:	80	$954,965,554	100.0%
Weighted Average:	114 months

(1)	For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property, which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus (unless otherwise stated). Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Characteristics of the Mortgage Pool

ORIGINAL AMORTIZATION TERM(2)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Non-Amortizing	12	$108,302,500	11.3%
240	1	1,894,553	0.2
241 - 300	7	101,866,214	10.7
301 - 360	59	741,403,672	77.6
361 - 480	1	1,498,616	0.2
Total:	80	$954,965,554	100.0%
Weighted Average(3):	352 months

(2) The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(3) Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Non-Amortizing	12	$108,302,500	11.3%
239 - 240	1	1,894,553	0.2
241 - 300	7	101,866,214	10.7
301 - 360	59	741,403,672	77.6
361 - 479	1	1,498,616	0.2
Total:	80	$954,965,554	100.0%
Weighted Average(5):	352 months

(4) The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(5) Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Hard	26	$420,363,802	44.0%
Springing	34	341,380,797	35.7
Soft	7	129,512,188	13.6
None	13	63,708,767	6.7
Total:	80	$954,965,554	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision(6)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Lockout / Def / Open	56	$807,240,219	84.5%
Lockout / GRTR 1% or YM / Open	5	70,414,069	7.4
GRTR 1% or YM / 1% / Open	12	56,220,083	5.9
YM / YM or Def / Open	6	13,602,500	1.4
GRTR 1% or YM / Open	1	7,488,684	0.8
Total:	80	$954,965,554	100.0%
(6) Certain of the mortgage loans allow for prepayment following the lockout period without the payment of any yield maintenance or prepayment premium in order for the related borrower to maintain, or if the related borrower does not achieve, certain conditions set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” in the Preliminary Prospectus.
CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
2.2 - 20.0	11	$51,631,239	5.4%
20.1 - 25.0	1	5,092,071	0.5
25.1 - 30.0	2	56,985,456	6.0
30.1 - 50.0	1	14,937,164	1.6
50.1 - 55.0	1	16,500,000	1.7
55.1 - 60.0	2	57,359,454	6.0
60.1 - 65.0	9	121,282,751	12.7
65.1 - 70.0	20	169,309,819	17.7
70.1 - 75.0	30	434,325,411	45.5
75.1 - 77.6	3	27,542,188	2.9
Total:	80	$954,965,554	100.0%
Weighted Average:	63.2%

BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
2.2 - 20.0	13	$63,708,767	6.7%
20.1 - 30.0	1	50,000,000	5.2
30.1 - 45.0	3	70,274,967	7.4
45.1 - 50.0	2	42,134,485	4.4
50.1 - 55.0	14	122,865,271	12.9
55.1 - 60.0	14	145,240,365	15.2
60.1 - 65.0	17	201,572,012	21.1
65.1 - 70.0	9	197,660,000	20.7
70.1 - 75.0	7	61,509,688	6.4
Total:	80	$954,965,554	100.0%
Weighted Average:	54.8%

AMORTIZATION TYPE
Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Interest-only, Amortizing Balloon	31	$503,792,500	52.8%
Amortizing Balloon	37	342,870,554	35.9
Interest-only, Balloon	6	94,700,000	9.9
Interest-only, ARD	6	13,602,500	1.4
Total:	80	$954,965,554	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
12	4	$38,900,000	4.1%
24	7	119,425,000	12.5
30	1	38,400,000	4.0
36	11	140,267,500	14.7
48	2	14,670,000	1.5
60	6	152,130,000	15.9
Total:	31	$503,792,500	52.8%
Weighted Average:	38 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
1	48	$495,316,318	51.9%
2	16	210,177,707	22.0
3	6	158,421,646	16.6
4	3	44,979,884	4.7
7	4	3,607,500	0.4
8	1	9,400,000	1.0
11	1	22,000,000	2.3
16	1	11,062,500	1.2
Total:	80	$954,965,554	100.0%
Weighted Average:	2 months

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Certain Terms and Conditions

V.       Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without applicable Master Servicer consent) on particular non-specially serviced loans during any collection period, the applicable Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates, pro rata, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the applicable Master Servicer, the applicable Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.
Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):
1. Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B and X-D Certificates: To interest on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B and X-D Certificates, pro rata, according to their respective interest entitlements.
2. Class A-1, A-2, A-3, A-4 and A-SB Certificates: To principal on the Class A-1, A-2, A-3, A-4 and A-SB Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates, until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4 and A-SB Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4 and A-SB Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2, A-3, A-4 and A-SB Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.
3. Class A-1, A-2, A-3, A-4 and A-SB Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-4 and A-SB Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Certain Terms and Conditions

4. Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4 and A-SB Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.
5. Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-SB and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.
6. Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-SB, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.
7. After the Class A-1, A-2, A-3, A-4, A-SB, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E, F, G and H Certificates sequentially in that order in a manner analogous to the Class C Certificates.
Allocation of Yield Maintenance and Prepayment Premiums:	If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C and D Certificates, the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4 and A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3, A-4 and A-SB Certificates as described above, and (3) to the Class X-B Certificates, any remaining yield maintenance charge or prepayment premium not distributed as described above. No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, E, F, G, H, V or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.
Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, D, E, F, G and H Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Certain Terms and Conditions

eighth, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2, A-3, A-4 and A-SB Certificates based on their outstanding Certificate Balances.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4 or A-SB Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates as write-offs in reduction of its Certificate Balance.

P&I Advances:	Each Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans it services (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-SB, X-A, X-B and X-D Certificates would be affected on a pari passu basis).
Servicing Advances:

Each Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The applicable Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to the Walmart Shadow Anchored Portfolio whole loan, the Marriott Hilton Head Resort & Spa whole loan and the Aspen at Norman Student Housing whole loan.  The servicer or trustee, as applicable, under the JPMCC 2016-NINE securitization will have the primary obligation to make any required servicing advances with respect to the 9 West 57th Street whole loan. Prior to the applicable Servicing Shift Securitization Date, the applicable Master Servicer under this securitization is expected to have the primary obligation to make any servicing advances with respect to each of the Redwood MHC Portfolio whole loan and the Rio West Business Park whole loan. With respect to each of the Redwood MHC Portfolio whole loan and the Rio West Business Park whole loan, after the applicable Servicing Shift Securitization Date, the respective master servicer under the applicable Servicing Shift PSA will have the primary obligation to make any servicing advances with respect to such whole loan. The master servicer or trustee, as applicable, under the CSAIL 2016-C7 securitization will have the primary obligation to make any required servicing advances with respect to the Gurnee Mills whole loan. The master servicer or trustee, as applicable, under the MSC 2016-BNK2 securitization will have the primary obligation to make any required servicing advances with respect to the 101 Hudson Street whole loan. The Special Servicers will have no obligation to make servicing advances but may do so in an emergency situation.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan, if any, and then to the related mortgage loan and the related pari passu companion loan(s).

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A Collateral Deficiency Amount will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the appraised value of the related mortgaged property plus (y) any capital or additional collateral contributed by the related borrower at the time the loan became an AB modified loan plus (z) certain escrows or reserves (including letters of credit) in addition to any amounts set forth in the immediately preceding clause (y)) held with respect to the mortgage loan.

A Cumulative Appraisal Reduction Amount with respect to any mortgage loan will be the sum of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Certain Terms and Conditions

any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Cumulative Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C, D and E Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates (other than the Class R and Class V Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes (other than the Class R and Class V Certificates) of outstanding certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Majority Controlling Class Certificateholder and Directing Certificateholder:	A directing certificateholder may be appointed by the “majority controlling class certificate-holder”, which will be the holder(s) of a majority of the “controlling class”, which means the most subordinate class among the Class F, G and H Certificates that has a Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial Certificate Balance; provided that if at any time the Certificate Balances of the Principal Balance Certificates (other than the Class F, G and H Certificates) have been reduced to zero as a result of principal payments on the mortgage loans, then the “controlling class” will be the most subordinate class of Class F, G, and H Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The majority controlling class certificateholder will have a continuing right to appoint, remove or replace the directing certificateholder in its sole discretion. This right may be exercised at any time and from time to time. See “Pooling and Servicing Agreement—The Directing Certificateholder” in the Preliminary Prospectus.
Control and Consultation:

The rights of various parties to replace each Special Servicer and approve or consult with respect to major actions of each Special Servicer will vary according to defined periods.

A “Control Termination Event” occurs if the Class F Certificates have a Certificate Balance, net of any Cumulative Appraisal Reduction Amounts allocable to that Class, that is less than 25% of the initial Certificate Balance of that Class or, while the Class F Certificates are the controlling class, the majority (by Certificate Balance) of the holders of the Class F Certificates irrevocably waived its right, in writing, to exercise any of the rights of the majority controlling class certificateholder and such rights have not been reinstated to a successor majority controlling class certificateholder.

A “Consultation Termination Event” occurs if the Class F Certificates have a Certificate Balance, without regard to any Cumulative Appraisal Reduction Amounts allocable to that Class, that is less than 25% of the initial Certificate Balance of that Class or, while the Class F Certificates are the controlling class, the majority (by Certificate Balance) of the holders of the Class F Certificates irrevocably waived its right, in writing, to exercise any of the rights of the majority controlling class certificateholder and such rights have not been reinstated to a successor majority controlling class certificateholder.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) and Servicing Shift Whole Loans (as defined below), (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by each Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace each Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that DBRS, Fitch, Moody’s and Morningstar (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates (and any certificates backed by

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Certain Terms and Conditions

any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, each Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, each Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicers or approve, direct or consult with respect to servicing matters.

With respect to the Walmart Shadow Anchored Portfolio mortgage loan, the Marriott Hilton Head Resort & Spa mortgage loan and the Aspen at Norman Student Housing mortgage loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans as described below. With respect to each of the Redwood MHC Portfolio whole loan and the Rio West Business Park whole loan (each, a “Servicing Shift Whole Loan”), prior to the applicable Servicing Shift Securitization Date, the rights of the directing certificateholder described above will be, in each such case, subject to the control rights of the related controlling pari passu companion loan as described below.

Notwithstanding any contrary description set forth above, with respect to the Walmart Shadow Anchored Portfolio mortgage loan, the Marriott Hilton Head Resort & Spa mortgage loan and the Aspen at Norman Student Housing mortgage loan, the holder of the related pari passu companion loan(s) in the related whole loan (or its representative, including any directing certificateholder under any securitization of such pari passu companion loan(s)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus, and those rights will be in addition to the rights of the directing certificateholder in this transaction described above.

For purposes of the servicing of the Walmart Shadow Anchored Portfolio whole loan, the Marriott Hilton Head Resort & Spa whole loan and the Aspen at Norman Student Housing whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the consultation and other rights of the holder of the related pari passu companion loan(s).

Notwithstanding any contrary description set forth above, with respect to the 9 West 57th Street mortgage loan, in general the related whole loan will be serviced under the JPMCC 2016-NINE trust and servicing agreement, under which there is no directing certificateholder. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will have the right to be consulted on a non-binding basis with respect to such actions.

Also, notwithstanding any contrary description set forth above, with respect to each of the Redwood MHC Portfolio mortgage loan and the Rio West Business Park mortgage loan, in general, the related whole loan will be serviced (i) prior to the applicable Servicing Shift Securitization Date, under the pooling and servicing agreement for this securitization and (ii) after the applicable Servicing Shift Securitization Date, under the related Servicing Shift PSA, each of which grants, or is expected to grant, to the related controlling noteholder control rights that include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization will nonetheless have the right to be consulted on a nonbinding basis with respect to such actions. For purposes of the servicing each Servicing Shift Whole Loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the related controlling noteholder, and the securitization of each related controlling pari passu companion loan will not limit the consultation rights of the directing certificateholder under this securitization.

Also, notwithstanding any contrary description set forth above, with respect to the Gurnee Mills mortgage loan, in general the related whole loan will be serviced under the CSAIL 2016-C7 pooling and servicing agreement, which grants the directing certificateholder under the CSAIL 2016-C7 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the Gurnee Mills whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the CSAIL 2016-C7 securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Certain Terms and Conditions

Also, notwithstanding any contrary description set forth above, with respect to the 101 Hudson Street mortgage loan, in general the related whole loan will be serviced under the MSC 2016-BNK2 pooling and servicing agreement, which grants the directing certificateholder (or equivalent) under the MSC 2016-BNK2 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the 101 Hudson Street whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the MSC 2016-BNK2 securitization.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the majority controlling class certificateholder or the directing certificateholder is (i) a borrower, a mortgagor or a manager of a mortgaged property, or the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan or any affiliate thereof, (ii) with respect to borrower, a mortgagor, a manager of a Mortgaged Property or a mezzanine lender that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender (each, a “borrower party”), the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the applicable Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan”.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a borrower party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement with respect to such mortgage loan, and such controlling class certificateholder will be referred to as an “excluded controlling class holder”.

Replacement of Special Servicer by General Vote of Certificateholders:	If a Control Termination Event has occurred and is continuing, the applicable Special Servicer (other than with respect to a Servicing Shift Whole Loan) may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates. The certificateholders who initiate a vote on a termination and replacement of the applicable Special Servicer without cause must cause DBRS, Fitch, Moody’s and Morningstar to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, either Special Servicer (other than with respect to a Servicing Shift Whole Loan) may be replaced by the directing certificateholder, subject to DBRS, Fitch, Moody’s and Morningstar (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.
Excluded Special Servicer:	In the event that, with respect to any mortgage loan, a Special Servicer is a borrower party, such Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a borrower party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the applicable Special Servicer with respect to an excluded special servicer loan, such resigning Special Servicer will be required to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the controlling class loses its status as controlling class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the Voting Rights of such Class may require the applicable Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. Such Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted. Such Class will not be able to exercise any direction, control, consent and/or similar rights of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Certain Terms and Conditions

the controlling class unless and until reinstated as the controlling class through such determination; and pending such determination, the rights of the controlling class will be exercised by the control eligible certificates (which may only be any one of Class F, G and H Certificates), if any, that would be the controlling class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize each Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than with respect to the 9 West 57th Street whole loan, the Redwood MHC Portfolio whole loan, the Gurnee Mills whole loan, the Rio West Business Park whole loan and the 101 Hudson Street whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor and, in the case of the Walmart Shadow Anchored Portfolio whole loan, the Marriott Hilton Head Resort & Spa whole loan and the Aspen at Norman Student Housing whole loan, consultation rights of the holders of the related pari passu companion loan(s), as described in the Preliminary Prospectus.

In the case of the Walmart Shadow Anchored Portfolio whole loan, the Marriott Hilton Head Resort & Spa whole loan and the Aspen at Norman Student Housing whole loan, pursuant to the related intercreditor agreements and the pooling and servicing agreement, if the applicable Special Servicer offers to sell to any person (or offers to purchase) for cash either such mortgage loan during such time as the related whole loan constitutes a defaulted mortgage loan, then in connection with any such sale, the applicable Special Servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan

In the case of the 9 West 57th Street whole loan, pursuant to the JPMCC 2016-NINE trust and servicing agreement and the related intercreditor agreement, the JPMCC 2016-NINE special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the applicable companion loans constitute a defaulted mortgage loan under the JPMCC 2016-NINE trust and servicing agreement, and, in connection with any such sale, the JPMCC 2016-NINE special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) and subordinate companion loan as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

In the case of each of the Redwood MHC Portfolio mortgage loan and the Rio West Business Park mortgage loan, prior to the related Servicing Shift Securitization Date, pursuant to the related intercreditor agreement and the pooling and servicing agreement for this securitization, the applicable Special Servicer may, at the direction or upon the advice of the holder of the related controlling pari passu companion loan, offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the Redwood MHC Portfolio mortgage loan or the Rio West Business Park mortgage loan, as applicable, constitutes a defaulted mortgage loan under the pooling and servicing agreement for this securitization, and, in connection with any such sale, the applicable Special Servicer is required to sell both the applicable mortgage loan and the related pari passu companion loan(s) as a whole loan. After the related Servicing Shift Securitization Date, pursuant to the related intercreditor agreement, the party acting as special servicer with respect to the Redwood MHC Portfolio whole loan or the Rio West Business Park whole loan, as applicable, pursuant to the related Servicing Shift PSA, may offer to sell to any person (or may offer to purchase) for cash such loan, and, in connection with any such sale, the applicable special servicer is required to sell both the Redwood MHC Portfolio mortgage loan or Rio West Business Park mortgage loan, as applicable, and the related pari passu companion loans as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the Redwood MHC Portfolio mortgage loan and the Rio West Business Park mortgage loan, as described in the Preliminary Prospectus.

In the case of the Gurnee Mills mortgage loan and the 101 Hudson Street mortgage loan, pursuant to the CSAIL 2016-C7 pooling and servicing agreement or the MSC 2016-BNK2 pooling and servicing agreement, respectively, the related special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the applicable companion loan(s) constitute a defaulted mortgage loan under the related pooling and servicing agreement, and, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, provided that such rights will only be exercisable prior to a consultation termination event under the related pooling and servicing agreement for this securitization, as described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Certain Terms and Conditions

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the applicable Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
Operating Advisor:

The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of each Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator.  The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by each Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, each Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans serviced by such Special Servicer. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the Operating Advisor may recommend the replacement of a Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of such Special Servicer at their expense. The Operating Advisor will not have any rights or powers with respect to a Servicing Shift Whole Loan.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all Principal Balance Certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause DBRS, Fitch, Moody’s and Morningstar to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. The Operating Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-SB, A-S, B, C and D Certificates are retired.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Certain Terms and Conditions

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the applicable Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Certain Fee Offsets:	If a workout fee is earned by a Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by each Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Majority Controlling Class Certificateholder:	It is expected that World Class Capital Group will be the initial majority controlling class certificateholder.
Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as 9 West 57th Street, Walmart Shadow Anchored Portfolio, Marriott Hilton Head Resort & Spa, Redwood MHC Portfolio, Gurnee Mills, Aspen at Norman Student Housing, Rio West Business Park and 101 Hudson Street secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The Walmart Shadow Anchored Portfolio whole loan, the Marriott Hilton Head Resort & Spa whole loan and the Aspen at Norman Student Housing whole loan will each be principally serviced under the pooling and servicing agreement for this securitization. The 9 West 57th Street whole loan will be principally serviced under the trust and servicing agreement for the JPMCC 2016-NINE securitization. It is expected that prior to the applicable Servicing Shift Securitization Date, each of the Redwood MHC Portfolio whole loan and the Rio West Business Park whole loan will be serviced under the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Certain Terms and Conditions

pooling and servicing agreement for this securitization, and after the applicable Servicing Shift Securitization Date, each such whole loan will be serviced under the related Servicing Shift PSA. The Gurnee Mills whole loan and the 101 Hudson Street whole loan will be principally serviced under the pooling and servicing agreement for the CSAIL 2016-C7 securitization and MSC 2016-BNK2 securitization, respectively.

As of the closing date, each companion loan in each whole loan will be held by the party identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Pari Passu Whole Loans”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 WEST 57th STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 WEST 57th STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 WEST 57th STREET

9 West 57th Street
9 West 57th Street
New York, NY 10019
MANHATTAN
CENTRAL PARK
Upper West Side
Upper East Side
West Side
East Side
Midtown
Theatre District
The Lake
Strawberry Fields
Bethesda Fountain
Sheep Meadow
The Mall
East Green
The Frick Collection
Temple Emanu-El
The Dairy
Central Park Zoo
Heckscher Playground
Wollman Rink
Hallet Nature Sanctuary
The Pond
Central Park South
Central Park West
W. 73rd St.
W. 72nd St.
W. 71st St.
W. 70th St.
W. 69th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
E. 73rd St.
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 40th St.
E. 39th St.
Amsterdam Ave.
Columbus Ave.
Broadway
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
72ND ST/ BROADWAY
72ND ST
66TH ST/ BROADWAY
59TH ST/ COLUMBUS CIRCLE
57TH ST
57TH ST/ 7TH AVE
5TH AVE/ 59TH ST
59TH ST/ LEXINGTON
63RD ST/ LEXINGTON
68TH ST/ HUNTER COLLEGE
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
51ST ST/ LEXINGTON
50TH ST
50TH ST/ BROADWAY
49TH ST
ROCKEFELLER CTR.
TIMES SQUARE
TIMES SQ.
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Loews IMAX Theatre
Julliard School
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Fordham Univ. Lincoln Center Campus
John Jay College of Criminal Justice
Time Warner Center
St. Lukes Roosevelt Hospital Ctr.
Museum of Arts & Design
Alvin Ailey American Dance Theater
Carnegie Hall
CitiSpire Center
Plaza Hotel
Grand Army Plaza
Apple Store, FAO Schwarz, GM Building
Barneys New York
Hunter College
Fuller Building
Bergdorf Goodman, Louis Vuitton
Trump Tower
The Peninsula New York
Museum of Modern Art
Lever House
399 Park
Park Avenue Plaza
Citigroup Center
Wells Fargo
345 Park
The Paley Center for Media
666 Fifth Avenue
AXA Center
75 Rockefeller Plaza
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
GE Building
Rockefeller Plaza
Tower 49
Gershwin Theatre
Time-Life Building
Paramount Plaza
One Worldwide Plaza
Exxon Building
McGraw-Hill
News Corp. Building
Morgan Stanley Building
JPMorgan Chase Tower
245 Park Avenue
Marquis Theatre
Imperial Theatre
Lyceum Theatre
Shubert Theatre
Viacom Intl.
MetLife Building
450 Lexington Avenue
Minskoff Theatre
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
Grand Central Terminal (Metro North)
Chrysler Building
Bryant Park
New York Public Library
New York Times Building
Lefcourt Manhattan Bldg.
Republic Bank Tower
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
QUEENS
Astoria
Long Island City
Union City
Chelsea
MANHATTAN
Greenwich Village
Hoboken
Hudson River
East River
Williamsburg
NEW JERSEY
SoHo
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope
Prospect Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – 9 West 57th Street

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/Morningstar):	AAA/AAA/AAA(sca.pd)/A-			Property Type:	Office
Original Principal Balance(1):	$50,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$50,000,000			Location:	New York, NY
% of Initial Pool Balance:	5.2%			Size:	1,680,218 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$603.33
Borrower Names:	Solow Building Company II, L.L.C.; Solovieff Realty Co. II, L.L.C.			Year Built/Renovated:	1972/NAP
Sponsor:	Sheldon H. Solow			Title Vesting:	Fee / Leasehold
Mortgage Rate:	2.8595%			Property Manager:	Self-managed
Note Date:	August 30, 2016			4th Most Recent Occupancy (As of)(4):	56.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	50.9% (12/31/2013)
Maturity Date:	September 1, 2026			2nd Most Recent Occupancy (As of)(4):	63.5% (12/31/2014)
IO Period:	120 months			Most Recent Occupancy (As of) (4):	67.3% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	63.5% (6/1/2016)
Seasoning:	3 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of)(5):	$60,972,979 (12/31/2013)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(5):	$67,687,210 (12/31/2014)
Call Protection:	L(27),D(86),O(7)			2nd Most Recent NOI (As of)(5):	$85,164,572 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(5):	$97,014,333 (TTM 6/30/2016)
Additional Debt(1):	Yes
Additional Debt Type(1)(2):	Pari Passu, Subordinate Debt and Future Mezzanine

				U/W Revenues:	$166,714,099
				U/W Expenses:	$58,877,243
Escrows and Reserves(3):				U/W NOI(6):	$107,836,855
				U/W NCF(6):	$107,098,067
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	3.67x
Taxes	$9,417,640	$3,139,213	NAP	U/W NCF DSCR(1):	3.64x
Insurance	$264,333	$88,111	NAP	U/W NOI Debt Yield(1):	10.6%
Replacement Reserve	$0	$61,615	$2,500,000	U/W NCF Debt Yield(1):	10.6%
TI/LC Reserve	$25,000,000	Springing	$25,000,000	As-Is Appraised Value:	$3,400,000,000
Outstanding TI/LC Reserve	$13,061,790	$0	NAP	As-Is Appraisal Valuation Date:	July 28, 2016
Free Rent Reserve	$16,462,228	$0	NAP	Cut-off Date LTV Ratio(1):	29.8%
Deferred Maintenance	$287,500	$0	NAP	LTV Ratio at Maturity or ARD(1):	29.8%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 9 West 57th Street Senior Notes only. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NCF Debt Yield based on the 9 West 57th Street Whole Loan, including the 9 West 57th Street Subordinate Companion Note, are 35.3%, 3.08x and 8.9%, respectively.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “9 West 57th Street Mortgage Loan”) is part of a whole loan (the “9 West 57th Street Whole Loan”) evidenced by six senior pari passu notes (the “9 West 57th Street Senior Notes”) and one subordinate note (the “9 West 57th Street Subordinate Companion Note”), secured by the fee and leasehold interests in a 50-story office building located on West 57th Street in Manhattan, New York (the “9 West 57th Street Property”). The 9 West 57th Street Whole Loan was originated on August 30, 2016 by JPMorgan Chase Bank, National Association and the Note A-3-A in the original principal amount of $50,000,000 was subsequently purchased by Ladder Capital Finance LLC. The 9 West 57th Street Whole Loan had an original principal balance of $1,200,000,000, has an outstanding principal balance as of the Cut-off Date of $1,200,000,000 and accrues interest at an interest rate of 2.8595% per annum. The 9 West 57th Street Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments through the term of the 9 West 57th Street Whole Loan. The 9 West 57th Street Whole Loan matures on September 1, 2026.

Note A-3-A, which will be contributed to the WFCM 2016-LC25 Trust, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents a non-controlling interest in the 9 West 57th Street Whole Loan. The controlling Note A-1 and the 9 West 57th Street Subordinate Companion Loan (Note B-1) were contributed to the JPMCC 2016-NINE Trust. Note A-2 was contributed to the JPMCC 2016-JP3 securitization trust; Note A-3-B is expected to be contributed to the CSAIL 2016-C7 securitization trust; Note A-4 was contributed to the JPMDB 2016-C4 securitization trust and the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 WEST 57th STREET

remaining Note A-5 is currently held by JPMorgan Chase Bank, National Association (“JPMCB”) and is expected to be contributed to future securitization trusts. Notes A-1, A-2, A-3-B, A-4, A-5 and B-1 collectively constitute the “9 West 57th Street Companion Notes”. The related mortgage loan seller provides no assurances that Note A-5 will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loan Loans—9 West 57th Street Whole Loan” in the Preliminary Prospectus.

Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1	$670,724,000	JPMCC 2016-NINE	Yes
Note A-2	$100,000,000	JPMCC 2016-JP3	No
Note A-3-A	$50,000,000	WFCM 2016-LC25	No
Note A-3-B	$50,000,000	CSAIL 2016-C7	No
Note A-4	$80,000,000	JPMDB 2016-C4	No
Note A-5	$63,000,000	JPMCB	No
Note B-1	$186,276,000	JPMCC 2016-NINE	No
Total	$1,200,000,000

Following the lockout period, on any date before March 1, 2026 the borrower has the right to defease the 9 West 57th Street Whole Loan in whole, but not in part. In addition, the 9 West 57th Street Whole Loan is prepayable without penalty on or after March 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) the third anniversary of the origination date.

Sources and Uses

Sources			Uses
Original whole loan amount	$1,200,000,000	100.0%	Loan payoff(1)	$630,769,032	52.6%
			Reserves	64,493,490	5.4
			Closing costs	19,764,970	1.6
			Return of equity	484,972,507	40.4
Total Sources	$1,200,000,000	100.0%	Total Uses	$1,200,000,000	100.0%

(1)	The 9 West 57th Street Property was previously securitized in COMM 2012-9W57.

The Property. The 9 West 57th Street Property is a 50-story, 1,680,218 square foot, Class A office building located on West 57th Street in Manhattan, New York, between 5th and 6th Avenues. The 9 West 57th Street Property is located near the 5th Avenue retail corridor and across the street from the Plaza Hotel within the Plaza District Submarket. 9 West 57th Street consists of 50 stories with 47 office levels and three subterranean levels that contain a mix of retail, storage and service areas as well as a 285-space parking garage representing a parking ratio of 0.2 parking spaces per 1,000 square feet of rentable area. The full-service restaurant, Brasserie 8 ½, is located on the first subterranean level. According to the appraisal, the 9 West 57th Street Property is an iconic trophy office building and benefits from its Plaza District location, quality tenancy and unobstructed views of Central Park from the 27th floor and above. As of June 1, 2016, the 9 West 57th Street Property was leased to 26 tenants, including a number of institutional quality tenants. The 9 West 57th Street Property serves as headquarters’ locations for Kohlberg, Kravis, Roberts & Co. (“KKR”), Chanel Inc. (“Chanel”), Apollo Management Holdings, L.P. (“Apollo”), Och Ziff Management LP, Tiger Global Management LLC and Ruane, Cunniff & Goldfarb Inc. The 9 West 57th Street Property commands some of the highest per square foot office rents in Manhattan with certain higher floor in-place rents exceeding $200.00 per square foot on a gross basis. As of June 1, 2016, the 9 West 57th Street Property was 63.5% occupied, which is below the Plaza District Submarket occupancy of 89.9%. The sponsor is currently marketing the approximately 600,000 square feet of vacant space at the 9 West 57th Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 WEST 57th STREET

The following table presents certain information relating to the tenancy at the 9 West 57th Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Kohlberg, Kravis, Roberts & Co.	A/NR/A	196,124	11.7%	$121.48	$23,825,357	16.1%	12/31/2020(3)
Chanel Inc.	NR/NR/NR	185,120	11.0%	$119.07	$22,042,082	14.9%	5/31/2031(4)
Apollo Management Holdings, L.P.	A-/NR/A	111,194	6.6%	$167.27	$18,599,624	12.6%	4/30/2020(5)
Och Ziff Management LP	NR/NR/NR	95,200	5.7%	$180.18	$17,153,400	11.6%	12/31/2029
Providence Equity LLC	NR/NR/NR	51,145	3.0%	$204.62	$10,465,275	7.1%	Various(6)
Total Major Tenants		638,783	38.0%	$144.16	$92,085,738	62.2%

Non-Major Tenants		428,125	25.5%	$130.59	$55,909,450	37.8%

Occupied Collateral Total		1,066,908	63.5%	$138.71	$147,995,188	100.0%

Vacant Space		613,310	36.5%

Collateral Total		1,680,218	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 9, 2017, totaling $216,500.
(3)	Kohlberg, Kravis, Roberts & Co. has acquired an approximately 343,000 square foot condominium at Hudson Yards, an office development in West Midtown, Manhattan. There can be no assurances that KKR will not vacate the property upon lease expiration in December 2020. Excluding KKR from the in-place underwritten base rent, UW NCF DSCR would be equal to 2.30x.
(4)	Chanel Inc’s storage lease for 7,800 square feet expires March 31, 2031.
(5)	Both of Apollo Management Holdings, L.P.’s 13,600 square foot office lease and the 2,294 square foot storage lease expire on April 15, 2020.
(6)	The 51,145 square foot space also includes space leased to Benefit Street Partners, an affiliate of Providence Equity LLC. Providence Equity LLC’s lease for 32,800 square feet expires on March 15, 2019. Benefit Street Partners’ lease for 18,345 square feet expires on September 30, 2025. Benefit Street Partners has the right to terminate its lease as of September 1, 2022 with at least 12 months’ notice and the payment of a termination fee approximately equal to the sum of (i) an amount equal to four months of base rent and (ii) any unamortized brokerage commissions paid by the landlord on account of the lease.

The following table presents certain information relating to the lease rollover schedule at the 9 West 57th Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)(4)	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	2	64,600	3.8%	64,600	3.8%	$13,089,000	8.8%	$202.62
2020	3	308,618	18.4%	373,218	22.2%	$42,632,981	28.8%	$138.14
2021	2	31,500	1.9%	404,718	24.1%	$5,109,900	3.5%	$162.22
2022	2	30,020	1.8%	434,738	25.9%	$5,204,730	3.5%	$173.38
2023	2	64,730	3.9%	499,468	29.7%	$6,827,514	4.6%	$105.48
2024	3	65,140	3.9%	564,608	33.6%	$10,046,735	6.8%	$154.23
2025	5	77,395	4.6%	642,003	38.2%	$14,301,223	9.7%	$184.78
2026	0	0	0.0%	642,003	38.2%	$0	0.0%	$0.00
Thereafter	8	424,905	25.3%	1,066,908	63.5%	$50,783,105	34.3%	$119.52
Vacant	0	613,310	36.5%	1,680,218	100.0%	$0	0.0%	$0.00
Total/Weighted Average	27	1,680,218	100.0%			$147,995,188	100.0%	$138.71

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 WEST 57th STREET

The following table presents historical occupancy percentages at the 9 West 57th Street Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)(2)	6/1/2016(3)
56.9%	50.9%	63.5%	67.3%	63.5%

(1)	Information obtained from the borrower.
(2)	The increase in occupancy from 2013 to 2014 is primarily due to leases signed with SHL Investment Group (USA), Inc. and Benefit Street Partners LLC. The increase from 2014 to 2015 occupancy is primarily driven by leases signed with Tiger Global Management LLC, Qatar Investment Authority Advisory USA Inc. and Veritas Capital Fund Management, LLC.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 9 West 57th Street Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015(1)	TTM 6/30/2016(1)	U/W(2)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$96,419,788	$104,395,474	$128,865,929	$141,867,688	$147,995,188(3)	88.8%	$88.08
Grossed Up Vacant Space	0	0	0	0	82,518,645	49.5	49.11
Total Reimbursables	18,367,753	20,686,585	18,213,824	17,863,714	16,775,136	10.1	9.98
Other Income	1,960,765	2,011,104	1,649,779	1,754,505	1,943,774	1.2	1.16
Less Vacancy & Credit Loss	0	0	0	0	(82,518,645)(4)	(49.5)	(49.11)
Effective Gross Income	$116,748,306	$127,093,163	$148,729,532	$161,485,907	166,714,099	100.0%	$99.22

Total Operating Expenses	$55,775,327	$59,405,953	$63,564,960	$64,471,574	$58,877,243	35.3%	$35.04

Net Operating Income	$60,972,979	$67,687,210	$85,164,572	$97,014,333	$107,836,855	64.7%	$64.18
TI/LC	0	0	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	0	738,788	0.4	0.44
Net Cash Flow	$60,972,979	$67,687,210	$85,164,572	$97,014,333	$107,098,067	64.2%	$63.74

NOI DSCR(5)	2.07x	2.30x	2.90x	3.30x	3.67x
NCF DSCR(5)	2.07x	2.30x	2.90x	3.30x	3.64x
NOI DY(5)	6.0%	6.7%	8.4%	9.6%	10.6%
NCF DY(5)	6.0%	6.7%	8.4%	9.6%	10.6%

(1)	The increase in Net Operating Income from 2013 to 2014 is primarily due to an increase in occupancy from 50.9% to 63.5%. The increase in Net Operating Income from 2014 to 2015 is primarily due to an increase in occupancy from 63.5% to 67.3% and an increase in in-place weighted average base rent per square foot from approximately $97.86 to approximately $113.98 per square foot. The increase in Net Operating Income from 2015 to TTM 6/30/2016 is primarily due to an increase in in-place weighted average base rent from approximately $113.98 to approximately $127.16 per square foot.
(2)	The increase from TTM 6/30/2016 Net Operating Income to U/W Net Operating Income is primarily due to the inclusion of tenants who have signed leases, but have not begun paying rent, including Zimmer Partners LP (20,100 square feet) and Seven Bridges Advisors LLC (7,560 square feet).
(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 9, 2017, totaling $216,500.
(4)	The underwritten economic vacancy is 33.1%. The 9 West 57th Street Property was 63.5% leased as of June 1, 2016.
(5)	Debt service coverage ratios and debt yields are based on the 9 West 57th Street Senior Notes.

Appraisal. As of the appraisal valuation date of July 28, 2016 the 9 West 57th Street Property had an “as-is” appraised value of $3,400,000,000. The appraiser of the 9 West 57th Street Property concluded an “as-stabilized” value of $3,750,000,000 as of February 1, 2020.

Environmental Matters. According to a Phase I environmental site assessment dated August 5, 2016 there was no evidence of any recognized environmental conditions at the 9 West 57th Street Property.

Market Overview and Competition. The 9 West 57th Street Property is located in the Plaza District in Midtown Manhattan and in close proximity to the Plaza Hotel, 5th Avenue, the Museum of Modern Art, Rockefeller Center, Carnegie Hall, Radio City Music Hall, Columbus Circle and Grand Central Terminal. Midtown Manhattan is home to numerous national and multinational corporations, such as The Blackstone Group, Bloomberg L.P., Estée Lauder, JPMorgan Chase and NBC. The surrounding area has a number of luxury hotels, including The Four Seasons, The Peninsula, The Plaza and The St. Regis. The property is located along “Billionaire’s Row” which includes several luxury supertall residential condominium developments such as One57, 432 Park, 220 Central Park South and 111 West 57th Street. Certain residential condominium units along “Billionaire’s Row” have sold for up to $9,000 per square foot.

As of the second quarter of 2016, the Plaza District office submarket reported an overall vacancy rate of 10.1% and overall average asking rents of $128.36 per square foot on a gross basis. The appraisal identified four comparable Class A trophy office buildings including the Seagram Building (375 Park Avenue), 667 Madison Avenue, the GM Building (767 5th Avenue) and Lever House (390 Park Avenue) with current asking rents ranging from $125 per square foot to $220 per square foot, on a gross basis, which is in-line with the 9 West 57th Street Property.

The following table presents certain information relating to comparable leases to the 9 West 57th Street Property:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 WEST 57th STREET

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
767 Fifth Avenue New York, NY	1968/NAV	50	1,925,000	95.6%	0.2 miles	Seven Valley LLC	June 2016 / 15 Yrs	2,933	$220.00	Gross
650 Madison Avenue New York, NY	1956/1987	27	603,666	85.9%	0.3 miles	Ocean Road Advisors	April 2016 / 10 Yrs	6,647	$160.00	Gross
375 Park Avenue New York, NY	1958/NAP	38	830,928	98.3%	0.5 miles	Strategic Asset Services LLC	June 2016 / 10 Yrs	17,519	$165.00	Gross
350 Park Avenue New York, NY	1960/2002	30	567,000	100.0%	0.5 miles	Citco Corporate Services	May 2016 / 10.7 Yrs	8,092	$160.00	Gross
1095 Avenue of the Americas New York, NY	1972/2008	41	1,484,325	97.3%	1.0 miles	U.S. Bank	June 2016 / 12 Yrs	68,636	$95.00	Gross

(1)	Information obtained from the appraisal and a third party market research report.

The Borrower. The borrowing entities for the 9 West 57th Street Whole Loan are Solow Building Company II, L.L.C. and Solovieff Realty Co. II, L.L.C and each is a Delaware limited liability company and special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 9 West 57th Street Whole Loan.

The Sponsor. The loan sponsor is Sheldon H. Solow who has been an owner and developer of commercial and residential properties in New York since 1950 and has owned the 9 West 57th Street Property since developing it in 1972. Sheldon H. Solow has a real estate portfolio consisting of approximately 18 commercial and residential properties in New York City, including 265 East 66th Street, One East River Place and 419 East 60th Street. The sponsor had a prior default in connection with collateralization of a letter of credit. For additional information on the sponsor, see “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $9,417,640 for real estate taxes, $264,333 for insurance premiums, $25,000,000 for ongoing tenant improvements and leasing commissions, $16,462,228 for outstanding free rent, $13,061,790 for outstanding tenant improvements and leasing commissions and $287,500 for deferred maintenance. The loan documents require monthly reserve deposits of one-twelfth of the estimated annual real estate taxes (which currently equates to $3,139,213 per month), one-twelfth of the estimated annual insurance premiums (which currently equates to $88,111 per month) and $61,615 for replacement reserves. The loan documents do not require monthly escrows for replacement reserves as long as the balance of the escrow account equals $2,500,000 (“Replacement Reserve Cap”).

The loan documents do not require monthly escrows for tenant improvements and leasing commission reserves as long as the balance of the escrow account remains $25,000,000 (“TI/LC Reserve Cap”). If the balance of the tenant improvement and leasing commissions reserve account is less than the TI/LC Reserve Cap, the borrowers are required to deposit into the reserve $420,055 per month unless (i) the debt service coverage ratio is equal to or greater than 2.50x, (ii) the balance of the reserve account is equal to or greater than $15,000,000 and (iii) the 9 West 57th Street Property is occupied by tenants under leases demising no less than 65.0% of the rentable square footage.

Lockbox and Cash Management. The 9 West 57th Street Whole Loan documents require a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. All funds in the lockbox account will be swept daily into the borrowers’ operating account at the clearing bank, unless a Trigger Period (as defined below) has occurred and is continuing, in which event such funds will be swept on a daily basis into the a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

A “Trigger Period” commences upon the occurrence of (i) an event of default, (ii) the bankruptcy or insolvency of the borrowers, (iii) the bankruptcy or insolvency of the property manager or (iv) the debt service coverage ratio (as calculated in the loan documents) falling below 2.50x based on a trailing three-month basis.

The borrowers will have the right two times in the aggregate in any 12-month period to cure a Trigger Period as follows: (i) if a Trigger Period exists solely by reason of an event of default, the curing and acceptance of such cure by the lender of the applicable event of default (in its sole and absolute discretion), (ii) if a Trigger Period exists solely by reason of a bankruptcy or insolvency of a property manager, the replacement of such manager with a qualified manager pursuant to a management agreement acceptable to the lender within 60 days, (iii) if a Trigger Period exists solely by reason of a the debt service coverage ratio falling below 2.50x for a trailing three-month period, the achievement of the debt service coverage ratio for two consecutive quarters of at least 2.50x on a trailing three-month basis as determined by the lender. In no event will the borrowers have the right to cure a Trigger Period occurring by reason of a borrower bankruptcy.

Property Management. The 9 West 57th Street Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 WEST 57th STREET

Assumption. The borrower has the one-time right to transfer the 9 West 57th Street Property provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the proposed transferee will be controlled by a person who (a) has demonstrated expertise in owning or operating at least three similar Class A office properties in Manhattan consisting of at least 4,500,000 rentable square feet (exclusive of the 9 West 57th Street Property), (b) as of a date no more than six months prior to the date of such transfer and assumption, and at all times while the guaranty of recourse obligations and/or environmental indemnity, as each are referred to in clause (iii) below, is outstanding, has (x) total assets of at least $2.0 billion (exclusive of the 9 West 57th Property) in the aggregate, (y) has shareholder/partner equity of at least $1.3 billion (exclusive of the 9 West 57th Street Property) in the aggregate and (z) liquidity in excess of $25.0 million in the aggregate, and (c) whose identity, experience, financial condition and creditworthiness is otherwise acceptable to Lender in all respect; (iv) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (v) the lender has received confirmation from DBRS, Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2016-LC25 certificates and similar confirmations from each rating agency rating any securities backed by any of the 9 West 57th Street Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The 9 West 57th Street Subordinate Companion Note had an original balance of $186,276,000, has a cut-off date balance of $186,276,000 and is coterminous with the 9 West 57th Street Senior Notes. The 9 West 57th Street Subordinate Companion Note requires interest-only payments through maturity. The controlling Note A-1 and the 9 West 57th Street Subordinate Companion Note were contributed to the JPMCC 2016-NINE securitization trust, pursuant to which the 9 West 57th Street Whole Loan is serviced and administered.

The sole members of the borrowers are permitted to obtain a mezzanine loan secured by the ownership interests in the related borrower upon satisfaction of certain terms and conditions which include, without limitation, (i) the mezzanine lender meets a qualified lender provision in the loan documents, (ii) the combined loan-to-value ratio on the origination date of the mezzanine loan does not exceed 35.3%, (iii) the combined debt service coverage ratio (as calculated in the loan documents and based on the 12 months immediately preceding the origination date of the mezzanine loan) is not less than 3.08x, and (iv) the mezzanine lender enters into an intercreditor agreement in form and substance reasonably satisfactory to the mortgage lender and the rating agencies.

Ground Lease. The borrowers have pledged both the fee interest in the 9 West 57th Street Property and the leasehold estate. The borrowers are permitted to terminate the ground lease upon certain terms and conditions in the loan documents which include, without limitation, delivery of a new title policy or an endorsement to the existing title policy, confirmation that all space leases will remain in full force and effect and satisfaction of any REMIC requirements.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the 9 West 57th Street Property (provided that the borrowers are not required to pay terrorism insurance premiums in excess of two times the premiums for all risk and business interruption coverage (exclusive of terrorism coverage) if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect). The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALMART SHADOW ANCHORED PORTFOLIO

ORGANIC SPA
DOLLAR TREE
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ANYTIME FITNESS
RIBS-N-MORE
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CATO

ADVANCE AMERICA
CASH ADVANCE
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DOLLAR TREE

MARINES
CASH
SALLY
Wireless
NAILS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALMART SHADOW ANCHORED PORTFOLIO

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Walmart Shadow Anchored Portfolio

1	Alice Shopping Center	Alice, TX	18	Marshalltown Shopping Center	Marshalltown, IA
2	Shawnee Shopping Center	Shawnee, OK	19	Bad Axe Shopping Center	Bad Axe, MI
3	Durant Shopping Center	Durant, OK	20	Ottumwa Shopping Center	Ottumwa, IA
4	Radcliff Shopping Center	Radcliff, KY	21	Tyler Shopping Center	Tyler, TX
5	Mustang Shopping Center	Mustang, OK	22	Oskaloosa Shopping Center	Oskaloosa, IA
6	Pineville Shopping Center	Pineville, LA	23	Shelbyville Shopping Center	Shelbyville, IN
7	Yukon Shopping Center	Yukon, OK	24	Alexandria Shopping Center	Alexandria, LA
8	Fort Dodge Shopping Center	Fort Dodge, IA	25	La Junta Shopping Center	La Junta, CO
9	Belton Shopping Center	Belton, TX	26	St. John's Shopping Center	Saint Johns, MI
10	Petal Shopping Center	Petal, MS	27	Newton Shopping Center	Newton, IA
11	Douglas Shopping Center	Douglas, AZ	28	Tell City Shopping Center	Tell City, IN
12	Boaz Shopping Center	Boaz, AL	29	Newcastle Shopping Center	Newcastle, OK
13	Zachary Shopping Center	Zachary, LA	30	Wauseon Shopping Center	Wauseon, OH
14	Plainview Shopping Center	Plainview, TX	31	Pampa Shopping Center	Pampa, TX
15	Minden Shopping Center	Minden, LA	32	Keokuk Shopping Center	Keokuk, IA
16	West Burlington Shopping Center	West Burlington, IA	33	Liberty Shopping Center	Liberty, TX
17	Pulaski Shopping Center	Pulaski, TN	34	Perry Shopping Center	Perry, FL

MINNEAPOLIS
Eau Claire
Marshfield
Red Wing
Marshall
MINNESOTA
Brookings
Faribault
Winona
Mankato
Rochester
La Crosse
Albert Lea
Austin
WISCONSIN
Sioux Falls
Spencer
Algona
Mason City
Sioux City
Storm Lake
Fort Dodge
Cedar Falls
Waterloo
Dubuque
IOWA
Cedar Rapids
Carroll
Ames
Marshalltown
Clinton
West Des Moines
Ankeny
Newton
Iowa City
Davenport
OMAHA
DES MOINES
Oskaloosa
Muscatine
Rock Island
Council Bluffs
Bellevue
Ottumwa
Burlington
Lincoln
NEBR.
Keokuk
ILLINOIS
Maryville
Kirksville
MISSOURI
Quincy

Topeka
KANSAS CITY
ST. LOUIS
Frankfort
Charleston
Jefferson City
Louisville
Wichita
KY
MO
Tulsa
NASHVILLE
Knoxville
Raleigh
OKLAHOMA CITY
Little Rock
MEMPHIS
Pulaski
CHARLOTTE
Boaz
ATLANTA
Columbia
Birmingham
Macon
Charleston
DALLAS
Arlington
Minden
Shreveport
Jackson
Savannah
Montgomery
Atlantic Ocean
Pineville
Alexandria
Zachary
Petal
Tallahassee
JACKSONVILLE
Lafayette
Baton Rouge
Mobile
Perry
HOUSTON
NEW ORLEANS
Orlando
TAMPA
Gulf of Mexico
MIAMI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Walmart Shadow Anchored Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s/Morningstar):	NR/NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$49,500,000			Specific Property Type:	Shadow Anchored
Cut-off Date Principal Balance(1):	$49,500,000			Location:	Various – See Table
% of Initial Pool Balance:	5.2%			Size:	881,524 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$101.00
Borrowers(2):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	David W. Schostak			Title Vesting(5):	Various
Mortgage Rate:	5.5898%			Property Manager:	Self-managed
Note Date:	September 1, 2016			4th Most Recent Occupancy (As of):	93.9% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	92.1% (12/31/2013)
Maturity Date:	September 6, 2021			2nd Most Recent Occupancy(As of):	92.2% (12/31/2014)
IO Period:	24 months			Most Recent Occupancy (As of):	93.4% (12/31/2015)
Loan Term (Original):	60 months			Current Occupancy (As of):	93.1% (10/31/2016)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$8,667,457 (12/31/2013)
Call Protection:	L(27),D(28),O(5)			3rd Most Recent NOI (As of):	$9,035,547 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$9,045,481 (12/31/2015)
Additional Debt(1)(3):	Yes			Most Recent NOI (As of):	$9,050,388 (TTM 6/30/2016)
Additional Debt Type(1)(3):	Pari Passu; Mezzanine
				U/W Revenues:	$12,603,392
				U/W Expenses:	$3,145,985
Escrows and Reserves(4):				U/W NOI:	$9,457,407
				U/W NCF:	$8,311,424
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.54x
Taxes	$682,795	$136,559	NAP	U/W NCF DSCR(1):	1.36x
Insurance	$150,051	$12,504	NAP	U/W NOI Debt Yield(1):	10.6%
Replacement Reserves	$0	$14,692	$528,915(4)	U/W NCF Debt Yield(1):	9.3%
TI/LC Reserve	$850,000	$80,806	$2,909,034(4)	As-Is Appraised Value:	$118,715,000
Deferred Maintenance	$218,304	$0	NAP	As-Is Appraisal Valuation Date(6):	Various
Tell City Engineering Reserve	$129,000	$0	NAP	Cut-off Date LTV Ratio(1):	75.0%
Ground Rent Reserve	$8,216	Springing	$8,216	LTV Ratio at Maturity or ARD(1):	72.0%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Walmart Shadow Anchored Portfolio Whole Loan (as defined below).
(2)	See “Borrowers” section.
(3)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $8,613,750. All statistical information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Walmart Shadow Anchored Portfolio Whole Loan. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NCF Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Walmart Shadow Anchored Portfolio Whole Loan and the Walmart Shadow Anchored Portfolio Mezzanine Loan (as defined below) in the aggregate were $110.77, 1.17x, 8.5%, 82.3% and 79.2%, respectively.
(4)	See “Escrows” section.
(5)	The Walmart Shadow Anchored Portfolio Whole Loan is secured by the leasehold interests in two of the Walmart Shadow Anchored Portfolio Properties (as defined below) and by the fee interests in the remaining 32 Walmart Shadow Anchored Portfolio Properties. See “Ground Lease” section.
(6)	See “Appraisals” section.

The Mortgage Loan. The mortgage loan (the “Walmart Shadow Anchored Portfolio Mortgage Loan”) is part of a whole loan (the “Walmart Shadow Anchored Portfolio Whole Loan”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) and secured by a first mortgage encumbering the fee (or, as to two properties, the leasehold) interests in 34 retail properties, each shadow anchored by Walmart, across 14 states (the “Walmart Shadow Anchored Portfolio Properties”). The Walmart Shadow Anchored Portfolio Whole Loan was originated on September 1, 2016 by Ladder Capital Finance LLC. The Walmart Shadow Anchored Portfolio Whole Loan had an original principal balance of $89,036,250, has an outstanding principal balance as of the Cut-off Date of $89,036,250 and accrues interest at an interest rate of 5.5898% per annum. The Walmart Shadow Anchored Portfolio Whole Loan had an initial term of 60 months, has a remaining term of 57 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Walmart Shadow Anchored Portfolio Whole Loan matures on September 6, 2021.

Note A-1, which will be contributed to the WFCM 2016-LC25 Trust, had an original principal balance of $49,500,000, has an outstanding principal balance as of the Cut-off Date of $49,500,000 and represents the controlling interest in the Walmart Shadow Anchored Portfolio Whole Loan. The non-controlling Note A-2, with an original principal balance of $39,536,250, is expected to be contributed to one or more future trusts. The mortgage loan evidenced by Note A-2 is referred to herein as the “Walmart Shadow

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALMART SHADOW ANCHORED PORTFOLIO

Anchored Companion Loan”. The lender provides no assurances that Note A-2 will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” in the Preliminary Prospectus.

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1	$49,500,000	WFCM 2016-LC25	Yes
Note A-2	$39,536,250	Ladder Capital Finance	No
Total	$89,036,250

Following the lockout period, the borrower has the right to defease the Walmart Shadow Anchored Portfolio Whole Loan in whole but not in part, on any due date before May 6, 2021. In addition, the Walmart Shadow Anchored Portfolio Whole Loan is prepayable without penalty commencing on May 6, 2021.

Sources and Uses

Sources			Uses
Original Whole Loan amount	$89,036,250	91.2%	Loan payoff(1)	$89,698,349	91.9%
Mezzanine Loan	8,613,750	8.8	Reserves	2,038,365	2.1
			Closing costs	1,464,686	1.5
			Return of equity	4,448,600	4.6
Total Sources	$97,650,000	100.0%	Total Uses	$97,650,000	100.0%

(1)	Seven of the Walmart Shadow Anchored Portfolio Properties were previously securitized in the CSMS 2007-C1 transaction. The remainder of the properties were securitized in the CSMC 2006-C3 and CSMC 2006-C4 transactions but were not directly paid off by the Walmart Shadow Anchored Portfolio Whole loan.

The Properties. The Walmart Shadow Anchored Portfolio Properties consist of 34 retail properties, each shadow anchored by Walmart, comprised of approximately 881,524 rentable square feet that were built between 2002 and 2006 and are located in 14 states. The related borrowers hold leasehold interests in two of the Walmart Shadow Anchored Portfolio Properties (see “Ground Lease” section) and fee interests in the remaining 32 Walmart Shadow Anchored Portfolio Properties. No property accounts for more than 5.3% of allocated Cut-off Date Principal Balance. Since 2006, the Walmart Shadow Anchored Portfolio Properties have never been less than 91.0% occupied. The Walmart Shadow Anchored Portfolio Properties range in size from 10,060 square feet to 39,100 square feet and were 93.1% occupied as of October 31, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALMART SHADOW ANCHORED PORTFOLIO

The following table presents certain information relating to the Walmart Shadow Anchored Portfolio Properties:

Property Information(1)(2)

Property Name	City, State	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated LTV
Alice Shopping Center	Alice, TX	$4,763,000	5.3%	91.8%	2005/NAP	39,100	$6,100,000	78.1%
Shawnee Shopping Center	Shawnee, OK	$4,186,000	4.7%	100.0%	2004/NAP	35,640	$5,360,000	78.1%
Durant Shopping Center	Durant, OK	$3,834,000	4.3%	100.0%	2003/2012	32,200	$4,910,000	78.1%
Radcliff Shopping Center	Radcliff, KY	$3,819,000	4.3%	84.8%	2005/NAP	36,900	$4,890,000	78.1%
Mustang Shopping Center	Mustang, OK	$3,647,000	4.1%	100.0%	2004/NAP	35,849	$4,670,000	78.1%
Pineville Shopping Center	Pineville, LA	$3,639,000	4.1%	100.0%	2002/NAP	32,300	$4,660,000	78.1%
Yukon Shopping Center	Yukon, OK	$3,621,000	4.1%	100.0%	2004/NAP	31,500	$4,560,000	79.4%
Fort Dodge Shopping Center	Fort Dodge, IA	$3,491,000	3.9%	95.3%	2004/NAP	33,700	$4,470,000	78.1%
Belton Shopping Center	Belton, TX	$3,389,000	3.8%	100.0%	2005/NAP	28,052	$4,340,000	78.1%
Petal Shopping Center	Petal, MS	$3,183,000	3.6%	84.8%	2003/NAP	30,180	$4,100,000	77.6%
Douglas Shopping Center	Douglas, AZ	$3,183,000	3.6%	93.8%	2004/NAP	32,140	$4,100,000	77.6%
Boaz Shopping Center	Boaz, AL	$3,077,000	3.5%	88.5%	2004/NAP	27,900	$3,940,000	78.1%
Zachary Shopping Center	Zachary, LA	$3,065,000	3.4%	100.0%	2002/NAP	29,600	$3,925,000	78.1%
Plainview Shopping Center	Plainview, TX	$2,875,000	3.2%	72.3%	2005/NAP	31,720	$4,510,000	63.7%
Minden Shopping Center	Minden, LA	$2,796,000	3.1%	95.6%	2003/NAP	27,300	$3,580,000	78.1%
West Burlington Shopping Center	West Burlington, IA	$2,522,000	2.8%	100.0%	2004/NAP	26,100	$3,230,000	78.1%
Pulaski Shopping Center	Pulaski, TN	$2,430,000	2.7%	100.0%	2004/NAP	28,100	$3,600,000	67.5%
Marshalltown Shopping Center	Marshalltown, IA	$2,422,000	2.7%	87.8%	2004/NAP	22,900	$3,140,000	77.1%
Bad Axe Shopping Center	Bad Axe, MI	$2,382,000	2.7%	100.0%	2005/NAP	28,353	$3,050,000	78.1%
Ottumwa Shopping Center	Ottumwa, IA	$2,307,000	2.6%	91.9%	2004/NAP	22,190	$3,380,000	68.3%
Tyler Shopping Center	Tyler, TX	$2,286,250	2.6%	85.9%	2004/NAP	35,840	$3,580,000	63.9%
Oskaloosa Shopping Center	Oskaloosa, IA	$2,249,000	2.5%	100.0%	2004/NAP	20,700	$2,880,000	78.1%
Shelbyville Shopping Center	Shelbyville, IN	$2,187,000	2.5%	100.0%	2005/NAP	14,150	$2,800,000	78.1%
Alexandria Shopping Center	Alexandria, LA	$2,090,000	2.3%	92.2%	2003/NAP	20,400	$2,690,000	77.7%
La Junta Shopping Center	La Junta, CO	$2,085,000	2.3%	100.0%	2004/NAP	20,500	$2,670,000	78.1%
St. John’s Shopping Center	Saint Johns, MI	$2,040,000	2.3%	74.0%	2006/NAP	29,930	$3,400,000	60.0%
Newton Shopping Center	Newton, IA	$2,008,000	2.3%	88.2%	2004/NAP	20,300	$2,610,000	76.9%
Tell City Shopping Center	Tell City, IN	$1,952,000	2.2%	82.2%	2005/NAP	27,000	$2,740,000	71.2%
Newcastle Shopping Center	Newcastle, OK	$1,577,000	1.8%	100.0%	2004/NAP	11,600	$2,020,000	78.1%
Wauseon Shopping Center	Wauseon, OH	$1,406,000	1.6%	100.0%	2005/NAP	13,100	$1,800,000	78.1%
Pampa Shopping Center	Pampa, TX	$1,374,000	1.5%	100.0%	2005/NAP	16,160	$1,760,000	78.1%
Keokuk Shopping Center	Keokuk, IA	$1,203,000	1.4%	100.0%	2004/NAP	10,160	$1,540,000	78.1%
Liberty Shopping Center	Liberty, TX	$1,029,000	1.2%	67.9%	2006/NAP	14,960	$1,960,000	52.5%
Perry Shopping Center	Perry, FL	$919,000	1.0%	100.0%	2004/NAP	15,000	$1,750,000	52.5%
Total/Weighted Average		$89,036,250	100.0%	93.1%		881,524	$118,715,000	75.0%

(1)	Based on the Walmart Shadow Anchored Portfolio Whole Loan.
(2)	The 34 Walmart Shadow Anchored Portfolio Properties are cross collateralized with no partial release provisions in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALMART SHADOW ANCHORED PORTFOLIO

The following table presents certain information relating to the tenancies at the Walmart Shadow Anchored Portfolio Properties (based on the portfolio in its entirety):

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Dollar Tree	NR/Ba2/BB+	245,426	27.8%	$8.22	$2,017,160	20.8%	Various(2)
Cato’s	NR/NR/NR	79,910	9.1%	$11.34	$906,555	9.3%	Various(2)
Gamestop	NR/Ba1/BB+	45,503	5.2%	$16.90	$769,216	7.9%	Various(2)
Shoe Show	NR/NR/NR	41,500	4.7%	$10.48	$434,775	4.5%	Various(2)
Sally Beauty	NR/NR/NR	26,950	3.1%	$13.99	$377,128	3.9%	Various(2)
Total Major Tenants		439,289	49.8%	$10.25	$4,504,834	46.4%

Non-Major Tenants		380,990	43.2%	$13.66	$5,203,573	53.6%

Occupied Collateral Total		820,279	93.1%	$11.84	$9,708,407	100.0%

Vacant Space		61,245	6.9%

Collateral Total		881,524	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	See Annex A-1 to the Preliminary Prospectus for detailed information on lease expiration of individual properties.

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2013	2014	2015	Current Occupancy Cost(2)
Dollar Tree	$102	$105	$109	7.5%
Cato’s	$163	$167	$166	6.8%
Shoe Show	$115	$118	$97	10.1%
Sally Beauty	$228	$236	$245	3.9%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Chart includes only tenants who have reported full sales for each respective year.

(2)	Current Occupancy Costs are based on the Annual U/W Base Rent, percentage rent and reimbursements and the most recent available historical sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALMART SHADOW ANCHORED PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Walmart Shadow Anchored Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	7	12,500	1.4%	12,500	1.4%	$155,500	1.6%	$12.44
2016	3	7,600	0.9%	20,100	2.3%	$85,600	0.9%	$11.26
2017	52	119,310	13.5%	139,410	15.8%	$1,602,251	16.5%	$13.43
2018	60	171,759	19.5%	311,169	35.3%	$2,106,097	21.7%	$12.26
2019	55	188,860	21.4%	500,029	56.7%	$2,093,540	21.6%	$11.09
2020	45	142,392	16.2%	642,421	72.9%	$1,727,315	17.8%	$12.13
2021	33	111,170	12.6%	753,591	85.5%	$1,254,114	12.9%	$11.28
2022	2	3,200	0.4%	756,791	85.9%	$38,400	0.4%	$12.00
2023	6	26,888	3.1%	783,679	88.9%	$314,380	3.2%	$11.69
2024	3	24,200	2.7%	807,879	91.6%	$214,950	2.2%	$8.88
2025	0	0	0.0%	807,879	91.6%	$0	0.0%	$0.00
2026	3	11,200	1.3%	819,079	92.9%	$105,196	1.1%	$9.39
Thereafter	1	1,200	0.1%	820,279	93.1%	$11,064	0.1%	$9.22
Vacant	0	61,245	6.9%	881,524	100.0%	$0	0.0%	$0.00
Total/Weighted Average	270	881,524	100.0%			$9,708,407	100.0%	$11.84

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Walmart Shadow Anchored Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	10/31/2016(3)
93.9%	92.1%	92.2%	93.4%	93.1%

(1)	Information obtained from a third party source.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALMART SHADOW ANCHORED PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Walmart Shadow Anchored Portfolio Properties:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$8,657,624	$9,058,380	$9,288,461	$9,423,033	$9,708,407	77.0%	$11.01
Grossed Up Vacant Space	0	0	0	0	$903,439	7.2	1.02
Total Reimbursables	2,539,364	2,655,932	2,787,371	2,842,337	2,842,337	22.6	3.22
Other Income	691,995	504,250	199,885	52,648	52,648	0.4	0.06
Less Vacancy & Credit Loss	0	0	0	0	(903,439)(1)	(7.2)	(1.02)
Effective Gross Income	$11,888,983	$12,218,562	$12,275,717	$12,318,018	$12,603,392	100.0%	$14.30

Total Operating Expenses	$3,221,526	$3,183,015	$3,230,236	$3,267,630	$3,145,985	25.0%	$3.57

Net Operating Income	$8,667,457	$9,035,547	$9,045,481	$9,050,388	$9,457,407	75.0%	$10.73
TI/LC	0	0	0	0	969,678	7.7	1.10
Capital Expenditures	0	0	0	0	176,305	1.4	0.20
Net Cash Flow	$8,667,457	$9,035,547	$9,045,481	$9,050,388	$8,311,424	65.9%	$9.43

NOI DSCR(2)	1.41x	1.47x	1.48x	1.48x	1.54x
NCF DSCR(2)	1.41x	1.47x	1.48x	1.48x	1.36x
NOI DY(2)	9.7%	10.1%	10.2%	10.2%	10.6%
NCF DY(2)	9.7%	10.1%	10.2%	10.2%	9.3%

(1)	Underwritten economic vacancy is 6.9%. The Walmart Shadow Anchored Properties were 93.1% physically occupied as of October 31, 2016.
(2)	The debt service coverage ratios and debt yields are based on the Walmart Shadow Anchored Portfolio Whole Loan.

Appraisals. As of the appraisal valuation dates ranging from July 12, 2016 to July 30, 2016, the Walmart Shadow Anchored Portfolio Properties had an aggregate “as-is” appraised value of $118,715,000.

The Borrowers. The borrowers are: SFP Pool One Shopping Centers L.P.; SFP Pool Two Shopping Centers L.P.; SFP Pool Three Shopping Centers L.P.; SFP Pool Four Shopping Centers L.P.; and SFP Pool Five Shopping Centers L.P. Each of the borrowers is a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Walmart Shadow Anchored Portfolio Whole Loan. David W. Schostak is the guarantor of certain nonrecourse carveouts under the Walmart Shadow Anchored Portfolio Whole Loan.

The Sponsor. The sponsor is David W. Schostak, who is the co-CEO of Schostak Brothers & Company with his brother Robert Schostak. The Schostaks are a fourth generation real estate family that has been involved in Michigan development, acquisitions, and leasing of retail, office, industrial, residential, and mixed use projects for over 100 years. Mr. Schostak’s current activities include joint ventures, build-to-suit projects, mixed-use developments and a variety of necessity-based retail and open air centers in 24 states. The Schostak family’s portfolio now includes over 100 restaurants including Applebee’s, Del Tacos, MOD Pizzas and Olga’s Kitchens.

The sponsor was involved in three defaults, one loan modification and one discounted payoff for loans as to which he was a sponsor. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $682,795 for real estate taxes, $150,051 for insurance, $850,000 for upfront tenant improvements and leasing commissions, $218,304 for deferred maintenance, $129,000 for an engineering reserve, and $8,216 for future ground rent payments. The loan documents also require monthly deposits in an amount equal to one-twelfth of the estimated annual real estate taxes and insurance premiums, which currently equate to $136,559 and $12,504, respectively, $14,692 for replacement reserves (capped at $528,915), and $80,806 for tenant improvements and leasing commissions (capped at $2,909,034).

Lockbox and Cash Management. The Walmart Shadow Anchored Portfolio Whole Loan documents require a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager will be deposited into the lockbox account within two business days of receipt. Prior to a Sweep Event Period (as defined below), all excess cash flow will be disbursed to the related borrower. Upon a Sweep Event Period, excess cash flow will be held by the lender.

A “Sweep Event Period” will commence upon the earlier of (i) an event of default occurs under the loan documents or the property management agreement, (ii) the aggregate amortizing debt service coverage ratio for the Walmart Shadow Anchored Portfolio Properties falls below 1.05x at any time and/or (iii) any tenant occupying (physical or economic) more than 10.0% of the entire Walmart Shadow Anchored Portfolio Properties files or bankruptcy, becomes insolvent, or goes dark in the majority of its locations.

Property Management. The Walmart Shadow Anchored Portfolio Properties are managed by an affiliate of the sponsor.

Assumption. The borrower has the right to transfer the Walmart Shadow Anchored Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALMART SHADOW ANCHORED PORTFOLIO

that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s, and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates and similar confirmations from each rating agency rating any securities backed by the Walmart Shadow Anchored Portfolio Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Ladder Capital Finance LLC (the “Walmart Shadow Anchored Portfolio Mezzanine Lender”) funded an $8,613,750 mezzanine loan (the “Walmart Shadow Anchored Portfolio Mezzanine Loan”) to SFP LP Holdco L.P., a Delaware limited partnership owning the limited partnership interests of each borrower under the Walmart Shadow Anchored Portfolio Whole Loan, and SFP GP Holdco LLC, a Delaware limited liability company owning the general partnership interests of each borrower under the Walmart Shadow Anchored Portfolio Whole Loan (collectively, the “Walmart Shadow Anchored Portfolio Mezzanine Borrower”). The Walmart Shadow Anchored Portfolio Mezzanine Loan is secured by a pledge of the Walmart Shadow Anchored Portfolio Mezzanine Loan Borrowers’ interest in the borrowers under the Walmart Shadow Anchored Portfolio Whole Loan. The Walmart Shadow Anchored Portfolio Mezzanine Loan accrues interest at an interest rate of 11.000% per annum and requires payments of principal and interest based on a 30-year amortization schedule. The Walmart Shadow Anchored Mezzanine Loan matures on September 6, 2021. The rights of The Walmart Shadow Anchored Portfolio Mezzanine Lender are further described under “Description of the Mortgage Pool–Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Ground Lease. Two of the Walmart Shadow Anchored Portfolio Properties are subject to ground leases: (i) the Tyler Shopping Center property is subject to a ground lease with Jack and Peggy Waldie as ground lessor that expires on April 26, 2024 with 15 five-year ground lease extension options, each with $5,000 rent increases; and (ii) the Pulaski Shopping Center property is subject to a ground lease with Wakefield Realty, LLC as ground lessor that expires on October 31, 2023 with 15 five-year ground lease extension options, each with 5% rent increases. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Walmart Shadow Anchored Portfolio Properties. The loan documents also require business interruption insurance that provides coverage for no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Walmart Shadow Anchored Portfolio Properties during the loan term. At the time of closing, the Walmart Shadow Anchored Portfolio Properties had windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT HILTON HEAD RESORT & SPA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT HILTON HEAD RESORT & SPA

Port Royal Sound
Little Harry Island
Colleton River Dr
Big Harry Island
Moss Creek Golf Club
Savannah, GA 26 miles
Bluffton
278
Tanger Outlet Hilton Head
Bluffton Pkwy
Fording Island Rd
Hilton Head National Golf Club
Goat Island
Pinckney Island
PINCKNEY ISLAND NATL. WILDLIFE REFUGE
Country Club of Hilton Head
HILTON HEAD PLANTATION
Dolphin Head Golf Course
North Island
Oyster Reef GC
Palmetto Hall Plantation Club
PALMETTO HALL PLANTATION
Hilton Head Airport
Dillon Rd
Beach City Rd
Hilton Head Regional Hospital
Hilton Head Library
Bluewater Resort and Marina
Squire Pope Rd
Johnson's Urban Farm
Bear Creek Golf Club
Whooping Crane Way
Southeastern Summer Theatre Institute
Main St. Village
William Hilton Pkwy
Pineland Mall Shopping Center
Port Royal Planter's Row GC
PORT ROYAL PLANTATION
The Westin Hilton Head Island Resort & Spa
Port Royal Barony Golf Course
Port Royal Shopping Center
Skull Creek
Windmill Harbour
BEAUFORT COUNTY
Coastal Discovery Museum
Festival Centre at Indigo Park
Indigo Run
The Golf Club at Indigo Run
Marshland Rd
Marriott Hilton Head Resort & Spa
One Hotel Circle
Hilton Head Island, SC 29928
Spanish Wells
Spanish Wells Golf Club
Cross Island Parkway
HILTON HEAD ISLAND
The Plaza at Shelter Cove Shopping Ctr.
Shelter Cove Towne Centre
PALMETTO DUNES PLANTATION
Disney's Hilton Head Island Resort
Barataria Island
Broad Creek
Mid Island
Queens Folly Rd
WEXFORD PLANTATION
Long Cove Club
Wexford Golf Club
Palmetto Dunes
Atlantic Ocean
Leamington Light House
Omni Hilton Head Oceanfront Resort
George Fazio GC
Robert Jones Trent Oceanfront Golf Course
Palmetto Bay Rd
SHIPYARD PLANTATION
Shipyard Golf Club
Sonesta Resort Hilton Head Island
Sea Pines Country Club-Golf Club
Sea Pines Resort
Pope Ave
Calibogue Sound
Greenwood Dr
Sea Pines Forest Preserve
Circle Center
Forest Beach
Daufuskie Island
South Island
Cordillo Pkwy
S. Forest Beach Dr
Harbour Town
Ocean Course at Sea Pines
Harbour Town Golf Links
Baynard Plantation Ruins
Sea Pines
N. Sea Pines Dr
S. Sea Pines Dr
South Beach
Asheville
Hickory
Cary
RALEIGH
Gastonia
CHARLOTTE
NORTH CAROLINA
FAYETTEVILLE
Greenville
Spartanburg
Rock Hill
Clemson
Anderson
SOUTH CAROLINA
Greenwood
Florence
Athens
COLUMBIA
Sumter
North Myrtle Beach
Myrtle Beach
Lexington
North Augusta
AUGUSTA
Orangeburg
GEORGIA
North Charleston
Charleston
Dublin
Statesboro
Beaufort
Bluffton
Hilton Head Island
Vidalia
Hinesville
SAVANNAH
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Marriott Hilton Head Resort & Spa

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/Morningstar):	NR/NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$43,000,000			Specific Property Type:	Full Service
Cut-off Date Balance(1):	$42,859,454			Location:	Hilton Head Island, SC
% of Initial Pool Balance:	4.5%			Size:	513 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$190,409
Borrower Name:	Columbia Properties Hilton Head, LLC			Year Built/Renovated:	1976/2015
Sponsors:	Columbia Sussex Corporation; CSC Holdings, LLC			Title Vesting:	Fee
Mortgage Rate:	4.920%			Property Manager:	Self-managed
Note Date:	October 3, 2016			4th Most Recent Occupancy (As of):	58.8% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	58.7% (12/31/2013)
Maturity Date:	October 6, 2026			2nd Most Recent Occupancy (As of):	58.0% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	57.6% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	59.2% (8/31/2016)
Seasoning:	2 months
Amortization Term (Original):	300 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$10,285,001 (12/31/2013)
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$9,679,146 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(3):	$10,387,728 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of) (3):	$11,792,589 (TTM 8/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$33,338,474
				U/W Expenses:	$21,646,100
				U/W NOI:	$11,692,374
				U/W NCF:	$10,025,450
				U/W NOI DSCR(1):	1.71x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.47x
				U/W NOI Debt Yield(1):	12.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	10.3%
Taxes	$1,037,750	$98,833	NAP	As-Is Appraised Value:	$163,500,000
Insurance	$203,170	$32,249	NAP	As-Is Appraisal Valuation Date:	August 30, 2016
FF&E Reserve	$0	$138,910	NAP	Cut-off Date LTV Ratio(1):	59.7%
Seasonality Reserve	$3,630,000	Springing	$3,630,000	LTV Ratio at Maturity or ARD(1):	44.7%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yield are based on the Marriott Hilton Head Resort & Spa Whole Loan.

(2)	See “Escrows” section.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Marriott Hilton Head Resort & Spa Mortgage Loan”) is part of a loan combination (the “Marriott Hilton Head Resort & Spa Whole Loan”) that is evidenced by six pari passu promissory notes (A-1, A-2A, A-2B, A-3A, A-3B and A-4) that are secured by a first mortgage encumbering a full service hotel property located in Hilton Head Island, South Carolina (the “Marriott Hilton Head Resort & Spa Property”). The Marriott Hilton Head Resort & Spa Whole Loan was co-originated on October 3, 2016 by Rialto Mortgage Finance, LLC and Citigroup Global Markets Realty Corp. The Marriott Hilton Head Resort & Spa Whole Loan had an original principal balance of $98,000,000, has an outstanding principal balance as of the Cut-off Date of $97,679,686 and accrues interest at an interest rate of 4.920% per annum. The Marriott Hilton Head Resort & Spa Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule. The Marriott Hilton Head Resort & Spa Whole Loan matures on October 6, 2026.

The Marriott Hilton Head Resort & Spa Mortgage Loan evidenced by Note A-1, which represents a controlling interest in the Marriott Hilton Head Resort & Spa Whole Loan and will be contributed to the WFCM 2015-LC25 Trust. The Marriott Hilton Head Resort & Spa Mortgage Loan had an original principal balance of $43,000,000 and has an outstanding principal balance as of the Cut-off Date of $42,859,454. The non-controlling Notes A-2A, A-2B, A-3A, A-3B and A-4 (the “Marriott Hilton Head Resort & Spa Companion Loans”) had an aggregate original principal balance of $55,000,000. Notes A-2B and A-4 are expected to be contributed to the CGCMT 2016-C3 Trust. Notes A-2A, A-3A and A-3B are expected to be contributed to one or more future securitizations; however, the lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool – The Whole Loans – The Serviced Whole Loans – The Marriott Hilton Head Resort & Spa Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT HILTON HEAD RESORT & SPA

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Interest
Note A-1	$43,000,000	WFCM 2016-LC25	Yes
Notes A-2B, A-4	$30,000,000	CGCMT 2016-C3	No
Notes A-2A, A-3A, A-3B	$25,000,000	Citigroup Global Markets Realty Corp.	No
Total	$98,000,000

Following the lockout period, the borrower has the right to defease the Marriott Hilton Head Resort & Spa Whole Loan in whole, but not in part, on any date before July 6, 2026. In addition, the Marriott Hilton Head Resort & Spa Whole Loan is prepayable without penalty on or after July 6, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 6, 2019.

Sources and Uses

Sources			Uses
Original whole loan amount	$98,000,000	87.6%	Loan payoff(1)	$106,553,280	95.3%
Sponsor’s new cash contribution	13,827,003	12.4	Reserves	4,870,920	4.4
			Closing costs	402,803	0.4
Total Sources	$111,827,003	100.0%	Total Uses	$111,827,003	100.0%

(1)	The Marriott Hilton Head Resort & Spa Property was previously securitized in the JPMCC 2007-CB18 transaction.

The Property. The Marriott Hilton Head Resort & Spa Property is a 513-room full service hotel located in Hilton Head Island, South Carolina. The Marriott Hilton Head Resort & Spa Property is situated on 13.8 acres and is comprised of two buildings: a 10-story main tower that opened in 1976 and a 5-story south tower that opened in 1985. The Marriott Hilton Head Resort & Spa Property was initially branded as a Hyatt Hotel but was converted to a Marriott in 2001. According to the sponsors, during 2011 to mid-2016 approximately $9.2 million (approximately $18,008 per room) of capital was invested by the borrower. Upgrades and renovations included new LCD televisions in all guestrooms and the construction of nine new pool cabanas in 2012; upgrades to HVAC in 2013, and the most recent renovation was completed in 2014/2015, when all of the guestrooms were completely renovated along with public areas and meeting/banquet rooms. According to the sponsor, additional improvements are anticipated to be completed in the near-term, including corridor carpeting, which will be replaced in late 2016, while during 2017, the parking lot will be repaved and meeting rooms will be renovated. The Marriott Hilton Head Resort & Spa Property includes 568 parking spaces resulting in a parking ratio of 1.1 spaces per room. The parking operation allows for self-parking but also includes a valet service.

The Marriott Hilton Head Resort & Spa contains, 321 double queen guestrooms, 167 king guestrooms, 19 one-bedroom suites and six suites. Guestrooms offer either one king-sized bed or two queen beds with a pillow top mattress, sofa, oversized chair, desk, 32-inch flat screen television, in-room safe, coffee maker/tea service, two speaker phones with voicemail, high speed internet service (for a fee), and a mini refrigerator. The Marriott Hilton Head Resort & Spa Property features guestrooms on floors 3-10 within the main tower, and on all five floors of the south tower.

Resort amenities include three restaurants and two lounges, concierge services, full-service spa, fitness center, business center, indoor and outdoor heated pools, whirlpool, children’s pool, game room, retail shop, guest laundry room, and an outdoor patio deck. Additional services include beach rental services, including bicycles, beach umbrellas, and chairs, as well as other beach equipment. Food and beverage facilities include The Café (145 seats), which is located on the ground floor; Conroy’s Restaurant and Lounge (158 seats), which is located on the north side of the lobby level; Ocean Blu (170 seats), an outdoor restaurant by the pool; and Liquid (25 seats), an outdoor lounge by the pool. On the ground floor of the south tower, the Marriott Hilton Head Resort & Spa Property offers four meeting rooms, as well as two meeting rooms and two ballrooms on the lobby level. There is a total of 25,095 square feet of meeting space including the Leamington Grand Ballroom (17,600 square feet), which is divisible into 10 separate rooms, Sable Palm (3,960 square feet), Captain Jack Stoney (945 square feet), Bayley’s Barony (945 square feet), Lords Proprietors (459 square feet), Carolina Room (425 square feet), Palmetto Room (425 square feet) and the Dunes Room (336 square feet). The franchise agreement with Marriott International, Inc. expires in March 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT HILTON HEAD RESORT & SPA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Marriott Hilton Head Resort & Spa Property:

Cash Flow Analysis

	2013	2014(1)	2015(1)	TTM 8/31/2016(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	58.7%	58.0%	57.6%	59.2%	59.2%
ADR	$169.02	$172.36	$180.73	$188.89	$188.89
RevPAR	$99.20	$99.99	$104.16	$111.87	$111.87

Rooms Revenue	$18,575,061	$18,721,896	$19,503,068	$21,003,639	$20,946,252	62.8%	$40,831
F&B Revenue	8,180,212	7,741,618	8,522,547	9,100,127	9,075,263	27.2	17,691
Other Revenue	2,208,721	3,020,342	3,377,735	3,326,046	3,316,958	9.9	6,466
Total Revenue	$29,563,995	$29,483,856	$31,403,350	$33,429,812	$33,338,474	100.0%	$64,987

Total Department Expenses	9,027,214	9,196,559	10,201,320	10,448,834	10,420,285	31.3	20,312
Gross Operating Profit	$20,536,781	$20,287,297	$21,202,030	$22,980,978	$22,918,189	68.7%	$44,675

Total Undistributed Expenses	8,395,460	8,771,707	8,932,902	9,342,129	9,404,974	28.2	18,333
Profit Before Fixed Charges	$12,141,321	$11,515,590	$12,269,128	$13,638,849	$13,513,214	40.5%	$26,342

Total Fixed Charges	1,856,320	1,836,444	1,881,400	1,846,261	1,820,840	5.5	3,549

Net Operating Income	$10,285,001	$9,679,146	$10,387,728	$11,792,589	$11,692,374	35.1%	$22,792
FF&E	1,478,200	1,474,193	1,570,168	1,671,491	1,666,924	5.0	3,249
Net Cash Flow	$8,806,802	$8,204,953	$8,817,561	$10,121,098	$10,025,450	30.1%	$19,543

NOI DSCR	1.51x	1.42x	1.52x	1.73x	1.71x
NCF DSCR	1.29x	1.20x	1.29x	1.48x	1.47x
NOI DY	10.5%	9.9%	10.6%	12.1%	12.0%
NCF DY	9.0%	8.4%	9.0%	10.4%	10.3%

(1)	The sponsors completed approximately $7.9 million in renovations to 513 rooms in 2014 and 2015.

Appraisal. As of the appraisal valuation date of August 30, 2016, the Marriott Hilton Head Resort & Spa Property had an “as-is” appraised value of $163,500,000.

Environmental Matters. According to a Phase I environmental assessment dated September 13, 2016, there was no evidence of any recognized environmental conditions at the Marriott Hilton Head Resort & Spa Property.

Market Overview and Competition. The Marriott Hilton Head Resort & Spa Property is located in Hilton Head Island, South Carolina, within the Hilton Head Island-Bluffton-Beaufort, South Carolina metropolitan statistical area. According to a government agency, the unemployment rate for the Hilton Head Island metropolitan statistical area was 5.1% as of June 2016. In comparison, the state of South Carolina unemployment rate was 5.6%, and the national unemployment rate was 4.9% for the same period. The Hilton Head Island metropolitan statistical area is the area consisting of the two southernmost counties in the Lowcountry region of South Carolina, and includes the counties of Beaufort and Jasper. Hilton Head Island is located approximately 31.0 miles northeast of Savannah, Georgia, and 98.0 miles southwest of Charleston, South Carolina. The city of Beaufort is located in close proximity to the United States Naval Hospital Beaufort, the Marine Corps Air Station Beaufort and the Marine Corps Recruit Depot Parris Island. Other major demand generators for the Hilton Head Island metropolitan statistical area include Gulfstream Aerospace Corporation and the University of South Carolina Beaufort. Gulfstream headquarters are located near the grounds of the Savannah/Hilton Head International Airport and specializes in producing a variety of private aircrafts, serving a clientele base that includes corporate, government, private, and military customers. The Marriott Hilton Head Resort & Spa Property is served by the Hilton Head Airport and the Savannah/Hilton Head International Airport. Located approximately four miles from the Marriott Hilton Head Resort & Spa Property, the Hilton Head Airport is a public airport and is mostly used for general aviation but is also served by US Airways Express, which flies to Charlotte and Washington Reagan, the latter of which is a seasonal route.

Primary regional access to Hilton Head Island is provided by U.S. Highway 278, which connects with Interstate 95 to the west and has its eastern terminus on Hilton Head Island. U.S. Highway 278 forms a circle on Hilton Head Island, providing access throughout the island. Interstate 95 is another major highway, which extends north to Fayetteville, North Carolina and south to Jacksonville, Florida.

The Marriott Hilton Head Resort & Spa Property is located in the resort of Palmetto Dunes, which is comprised of numerous residential neighborhoods, four golf courses and a championship tennis facility. The area immediately surrounding the Marriott Hilton Head Resort & Spa Property is generally defined by the Harbor River to the north and west and the Atlantic Ocean to the south and east. The neighborhood is characterized by restaurants, retail shopping centers, and residential areas, as well as hotels and resorts along the oceanfront. Notable businesses and entities in the area include Robert Trent Jones Golf Course, Shelter Cove Marina, and Shelter Cove Towne Centre.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT HILTON HEAD RESORT & SPA

The following table presents certain information relating to the Marriott Hilton Head Resort & Spa Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Marriott Hilton Head Resort & Spa Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
8/31/2016 TTM	65.3%	$213.42	$139.28	58.8%	$190.79	$112.22	90.1%	89.4%	80.6%
8/31/2015 TTM	61.5%	$203.82	$125.38	56.1%	$179.24	$100.57	91.2%	87.9%	80.2%
8/31/2014 TTM	57.9%	$194.83	$112.78	59.4%	$177.45	$105.47	102.7%	91.1%	93.5%

(1)	Information obtained from a third party hospitality research report dated September 19, 2016. The competitive set includes: Sonesta Resort Hilton Head Island, Westin Hilton Head Island Resort & Spa and Omni Hilton Head Oceanfront Resort.

The Borrower. The borrower is Columbia Properties Hilton Head, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Hilton Head Resort & Spa Whole Loan. Columbia Sussex Corporation and CSC Holdings, LLC are the guarantors of certain nonrecourse carveouts under the Marriott Hilton Head Resort & Spa Whole Loan on a joint and several basis.

The Sponsors. The sponsors are Columbia Sussex Corporation, (“Columbia Sussex”) and CSC Holdings, LLC, a Kentucky corporation and an Ohio limited liability company, respectively. Founded in 1972, Columbia Sussex has owned and operated hospitality properties for more than 40 years. As of December 2015, Columbia Sussex owned and managed a total of 38 hospitality assets with over 12,600 rooms, including 28 hotels with over 9,200 rooms operated under Marriott-affiliated brands. Columbia Sussex currently operates properties under the JW Marriott, Courtyard by Marriott, Renaissance, Hilton, DoubleTree by Hilton, Curio and Westin flags. Columbia Sussex has prior defaults, foreclosures and deeds in lieu of foreclosure. See “Description of the Mortgage Pool-Litigation Considerations” and “Description of the Mortgage Pool-Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provided for upfront escrows in the amount of $1,037,750 for real estate taxes, $203,170 for insurance, and $3,630,000 for a seasonality reserve. The loan documents also provide for monthly escrows in the amount of $98,833 for real estate taxes, $32,249 for insurance premiums and $138,910 for 2016 FF&E reserves. After 2016, the monthly FF&E reserves will be an amount equal to the greater of (a) one twelfth of 5.0% of gross income and (b) the aggregate amount, if any, required to be reserved under the management agreement and the franchise agreement. The loan documents also provides for a property improvement plan escrow to occur after the occurrence of a PIP Reserve Trigger Event Date (as defined below). The monthly deposit will include all available excess cash flow available after filling the seasonality reserve up to the seasonality cap and are designated for payment of the cost of any property improvement plan requirements under a replacement franchise agreement.

Additionally, if the seasonality reserve drops below $3,630,000 the loan documents require on each payment date occurring in April, May, June, July and August of each year during the term of the Marriott Hilton Head Resort & Spa Loan Combination, (i) if a Cash Management Trigger (as defined below) has occurred and is continuing, an amount equal to the greater of (a) $726,000; and (b) all amounts remaining after payments from the cash management account; or (ii) if no Cash Management Trigger has occurred and is continuing, then $726,000 and the borrower shall be required to deposit the amount necessary to cause the balance in the seasonal working capital reserve account to equal $3,630,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT HILTON HEAD RESORT & SPA

Lockbox and Cash Management. The Marriott Hilton Head Resort & Spa Whole Loan requires a lender-controlled lockbox account, which is already in place, and requires the borrower to direct all tenants to pay their rents and all credit card companies under merchant agreements to pay receipts directly into such lockbox account. All checks and cash (to the extent such cash amounts exceed $50,000) received from hotel patrons by the borrower or the property manager are required to be deposited into the lockbox account within two business days of receipt. Prior to a Cash Management Trigger Event (as defined below), all funds on deposit in the lockbox account are disbursed to the borrower. During the occurrence and continuance of a Cash Management Trigger Event, funds in the lockbox are transferred daily into a lender controlled cash management account. All excess cash flow will be applied as follows: (i) to the seasonal working capital reserve account until the account balance is equal to the seasonal working capital reserve account cap of $3,630,000; (ii) to the property improvement plan account following the occurrence and continuance of a property improvement plan (“PIP) reserve period; (iii) to the excess cash flow subaccount during a Cash Sweep Event (as defined below) if no property improvement plan reserve period is in effect, and/or (iv) if no Cash Sweep Event period or property improvement plan reserve is continuing, funds are swept to the borrower’s account.

A “Cash Management Trigger Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of borrower, guarantor or property manager; (iii) a Cash Management DSCR Trigger Event (as defined below); or (iv) the PIP Reserve Cash Management Trigger Event Date (as defined below). A Cash Management Event will expire, with respect to clause (i) when such event of default has been cured or waived; and with respect to an involuntary proceeding under clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the borrower or guarantor and within 120 days for the property manager. Clause (ii) may also be cured when the borrower has replaced the property manager with a qualified property manager reasonably acceptable to the lender. Clause (iii) may be cured, once the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.25x for two consecutive calendar quarters. Clause (iv) may be cured if the Cash Management Trigger Event is caused solely by the occurrence of the PIP Reserve Cash Management Trigger Event Date, once (a) the franchise agreement has been renewed or replaced with a Replacement Franchise Agreement (as defined below); and (b) any PIP work required under the Replacement Franchise Agreement has been completed in accordance with the Replacement Franchise Agreement and management agreement and free of all liens, claims and encumbrances by the required completion date.

A “Cash Management DSCR Trigger Event” occurs upon any date the amortizing net operating income debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.20x.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy action of borrower, guarantor or property manager; (iii) a Cash Sweep DSCR Trigger Event (as defined below) or (iv) the PIP Reserve Trigger Event Date (as defined below). A Cash Sweep Event will expire, with respect to clause (i) when such event of default has been cured or waived; and with respect to an involuntary proceeding under clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the borrower or guarantor and within 120 days for the property manager. Clause (ii) may also be cured when the borrower has replaced the property manager with a qualified property manager reasonably acceptable to the lender. Clause (iii) may be cured, once the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters. Clause (iv) may be cured if the Cash Management Trigger Event is caused solely by the occurrence by the definition below, once (a) the franchise agreement has been renewed or replaced with a Replacement Franchise Agreement and (b) any PIP work required under the Replacement Franchise Agreement has been completed in accordance with the Replacement Franchise Agreement and management agreement and free of all liens, claims and encumbrances by the required completion date. A cure of any Cash Sweep Event may occur no more than two times during the term of the Marriott Hilton Head Resort & Spa Whole Loan.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the amortizing net operating income debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x.

A “PIP Reserve Cash Management Trigger Event Date” shall mean February 6, 2024.

A “PIP Reserve Trigger Event Date” shall mean April 6, 2024.

A “Replacement Franchise Agreement” collectively means (i)(a) a franchise, trademark and license agreement with a Qualified Franchisor (as defined below) substantially in the same form and substance as the franchise agreement currently in effect, (b) a renewal franchise agreement with the current franchisor in its then current form, or (c) a franchise, trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement shall be in form and substance reasonably acceptable to the lender (provided, that, with respect to this clause (c), the lender, at its option, may also require that borrower obtains a rating agency confirmation from DBRS, Fitch, Moody’s and Morningstar that such Replacement Franchise Agreement will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates and similar confirmations from each rating agency rating any securities backed by the Marriott Hilton Head Resort & Spa Companion Loans with respect to the ratings of such securities), which agreement, in the case of clause (a), clause (b) or clause (c) (as applicable) has a term expiring no earlier than five years after the term of the Marriott Hilton head Resort & Spa Loan Combination; and (ii) a “comfort letter” from the Qualified Franchisor in form reasonably acceptable to the lender.

A “Qualified Franchisor” means (i) Marriott International, Inc. or (ii) a reputable and experienced franchisor (which may be an affiliate of the borrower) which, in the reasonable judgment of the lender, possesses experience in flagging hotel properties similar in location, size, class, use, operation and value as the Marriott Hilton Head Resort & Spa Property; provided, that the borrower obtains (a) a rating agency confirmation from DBRS, Fitch, Moody’s and Morningstar that such Replacement Franchise Agreement will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates and similar confirmations from each rating agency rating any securities backed by the Marriott Hilton Head Resort & Spa Companion Loans with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARRIOTT HILTON HEAD RESORT & SPA

respect to the ratings of such securities; and (b) if such person is an affiliate of the borrower, a new bankruptcy non-consolidation opinion reasonably acceptable to the lender and acceptable to the rating agencies in their sole discretion.

Property Management. The Marriott Hilton Head Resort & Spa Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Marriott Hilton Head Resort & Spa Property, after the first anniversary of the loan closing date; provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates and similar confirmations from each rating agency rating any securities backed by the Marriott Hilton Head Resort & Spa Companion Loans with respect to the ratings of such securities.

Right of First Refusal. The franchisor, Marriott International, Inc., has a right of first refusal to purchase the entire Marriott Hilton Head Resort & Spa Property in the event of a proposed transfer of the Marriott Hilton Head Resort & Spa Property or a controlling direct or indirect interest in the related mortgagor to a competitor of the franchisor (as defined in the comfort letter). The right of first refusal will apply even if a transfer to a competitor of the franchisor results from a foreclosure, judicial or legal process, such as execution and levy, or by any other means, but is subordinate to the exercise of the rights of a bona fide lender who is not a competitor.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Additional Secured Indebtedness. Not Permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism equal to the full replacement cost of the Marriott Hilton Head Resort & Spa Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Marriott Hilton Head Resort & Spa Property during the loan term. At the time of closing, the Marriott Hilton Head Resort & Spa Property had windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REDWOOD MHC PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REDWOOD MHC PORTFOLIO

Lake Superior
ONTARIO
MINN.
MINNEAPOLIS
ST. PAUL
WISCONSIN
Rochester
IOWA
Waterloo
Dubuque
Cedar Rapids
Madison
MILWAUKEE
Lake Michigan
Rockford
CHICAGO
Elgin
Aurora
Joliet
Gary
ILLINOIS
Peoria
Bloomington
INDIANA
Fort Wayne
South Bend
MICHIGAN
Grand Rapids
Lansing
Kalamazoo
Portage
Battle Creek
DETROIT
Ann Arbor
Toledo
Lima
OHIO
Lake Huron
MISSOURI

Northampton
MASSACHUSETTS
WORCESTER
Chicopee
Westfield
SPRINGFIELD
Bradley Intl. Airport
Hartford
NEW YORK
Torrington
Manchester
HARTFORD
Plainville
New Britain
CONNECTICUT
RI
Waterbury
Meriden
Norwich
Danbury
Branford
Clinton
Westbrook
New London
BRIDGEPORT
NEW HAVEN
Block Island Sound
Long Island Sound
White Plains
Norwalk
Stamford
Montauk
New Rochelle
Huntington
Long Island
Riverhead
East Hampton
Atlantic Ocean

Bel Air
Frederick
Towson
Pikesville
BALTIMORE
Middletown
Columbia
Chestertown
Smyrna
Germantown
Glen Burnie
Dover
Leesburg
Rockville
Severna Park
Bowie
DEL.
WASHINGTON DC
Annapolis
Ridgely
Centreville
Arlington
Alexandria
Clinton
Easton
Manassas
Chesapeake Beach
Federalsburg
Woodbridge
Waldorf
Dale City
Huntingtown
MARYLAND
Cambridge
Salisbury
Dahlgren
California
Fredericksburg
Leonardtown
King George
Great Mills
Lexington Park
Potomac River
Chesapeake Bay
VIRGINIA
Pocomoke City
Tappahannock

Redwood MHC Portfolio		
1	Camp Inn	Frostproof, FL
2	Town & Country Estates	Tucson, AZ
3	St. Clements Crossing	Lexington Park, MD
4	Algoma	Rockford, MI
5	Suburban Estates	Lexington Park, MD
6	Colonial Acres	Portage, MI
7	Twenty Nine Pines	Oakdale, MN
8	Evergreen Springs	Clinton, CT
9	Avalon	Clearwater, FL
10	Lexington	Lexington Park, MD
11	Colonial Manor	Kalamazoo, MI
12	Green Acres	Westbrook, CT
13	Cedar Grove	Clinton, CT
14	Hunters Chase	Lima, OH
15	Highland Bluff	Branford, CT
16	Winter Paradise	Hudson, FL
17	Weststar	Tucson, AZ
18	El Frontier	Tucson, AZ

Marana
Casas Adobes
Flowing Wells
Catalina Foothills
Tanque Verde
TUCSON
Downtown
South Tucson
Tucson Mountain County Park
Drexel Heights

Ocala
Daytona Beach
Atlantic Ocean
Hernando
Wildwood
Deltona
Leesburg
Sanford
Apopka
Titusville
Winter Park
Spring Hill
Winter Garden
ORLANDO
Hudson
New Port Richey
Kissimmee
Palm Harbor
Melbourne
Clearwater
TAMPA
Lakeland
Winter Haven
Palm Bay
Brandon
Lake Wales
ST. PETERSBURG
Ft. Meade
Frostproof
Vero Beach
Wauchula
Bradenton
Ellenton
Sebring
Ft. Pierce
Port St. Lucie
Placid Lakes
Okeechobee
Sarasota
Arcadia
Gulf of Mexico
Nokomis
Venice
Port Charlotte
Lake Okeechobee
Cape Coral
Ft. Myers
Belle Glade

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Redwood MHC Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s/Morningstar):	NR/NR/NR/NR			Property Type:	Manufactured Housing Community
Original Principal Balance(1):	$38,400,000			Specific Property Type(5):	Various
Cut-off Date Balance(1):	$38,400,000			Location(6):	Various – See Table
% of Initial Pool Balance:	4.0%			Size:	4,007 Pads
Loan Purpose:	Refinance			Cut-off Date Balance Per Pad(1):	$23,958
Borrower Names(2):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	Ross H. Partrich			Title Vesting:	Fee
Mortgage Rate:	4.114%			Property Manager:	Self-managed
Note Date:	September 6, 2016			4th Most Recent Occupancy (As of)(7):	NAV (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	73.3% (12/31/2013)
Maturity Date:	September 6, 2026			2nd Most Recent Occupancy (As of):	74.6% (12/31/2014)
IO Period:	30 months			Most Recent Occupancy (As of):	73.6% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	70.9% (7/18/2016)
Seasoning:	3 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$7,767,948 (12/31/2013)
Call Protection:	L(27),D(89),O(4)			3rd Most Recent NOI (As of):	$7,597,616 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$7,841,666 (12/31/2015)
Additional Debt(1)(3):	Yes			Most Recent NOI (As of):	$7,860,403 (TTM 6/30/2016)
Additional Debt Type(1)(3):	Pari Passu; Future Mezzanine
				U/W Revenues:	$14,797,750
				U/W Expenses:	$6,919,649
Escrows and Reserves(4):				U/W NOI:	$7,878,101
				U/W NCF:	$7,677,751
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	1.41x
Taxes	$303,973	$101,324	NAP	U/W NCF DSCR(1):	1.38x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	8.2%
Replacement Reserves	$0	$16,757	$804,340	U/W NCF Debt Yield(1):	8.0%
Deferred Maintenance	$1,000,000	$0	NAP	As-Is Appraised Value(8):	$133,710,000
Environmental Reserve	$42,000	$0	NAP	As-Is Appraisal Valuation Dates(8):	Various
Michigan CapEx Reserve	$900,000	$0	NAP	Cut-off Date LTV Ratio(1):	71.8%
Manufactured Homes Reserve	$1,000,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	61.5%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per pad, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Redwood MHC Portfolio Whole Loan (as defined below).

(2)	See “The Borrowers” section.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	See “The Properties” section.

(6)	See “Property Information” table.

(7)	See “Historical Occupancy” table.

(8)	See “Appraisals” section.

The Mortgage Loan. The mortgage loan (the “Redwood MHC Portfolio Mortgage Loan”) is part of a whole loan (the “Redwood MHC Portfolio Whole Loan”) that is evidenced by three pari passu promissory notes (Notes A-1, A-2, and A-3) and secured by a first mortgage encumbering the fee interests in 18 manufactured housing community and recreational vehicle community properties located across seven states (the “Redwood MHC Portfolio Properties”). The Redwood MHC Portfolio Whole Loan was originated on September 6, 2016 by Ladder Capital Finance LLC. The Redwood MHC Portfolio Whole Loan had an original principal balance of $96,000,000, has an outstanding principal balance as of the Cut-off Date of $96,000,000 and accrues interest at an interest rate of 4.114% per annum. The Redwood MHC Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments for the first 30 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Redwood MHC Portfolio Whole Loan matures on September 6, 2026.

Note A-2, which will be contributed to the WFCM 2016-LC25 Trust, had an original principal balance of $38,400,000, has an outstanding principal balance of $38,400,000 as of the Cut-off Date and represents a non-controlling interest in the Redwood MHC Portfolio Whole Loan. The controlling Note A-1 and non-controlling Note A-3, with an aggregate original principal balance of $57,600,000, are each expected to be contributed to one or more future trusts. The mortgage loans evidenced by Note A-1 and Note A-3, respectively, are referred to herein as the “Redwood MHC Portfolio Companion Loans”. The lender provides no assurances that

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REDWOOD MHC PORTFOLIO

any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans” in the Preliminary Prospectus.

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Piece
Note A-1	$20,600,000	Ladder Capital Finance	Yes
Note A-2	$38,400,000	WFCM 2016-LC25	No
Note A-3	$37,000,000	Ladder Capital Finance	No
Total	$96,000,000

Following the lockout period, the borrower has the right to defease the Redwood MHC Portfolio Whole Loan in whole or, in connection with the release of an individual property, in part (see “Partial Release” section), on any due date before June 6, 2026. In addition, the Redwood MHC Portfolio Whole Loan is prepayable without penalty commencing on June 6, 2026.

Sources and Uses

Sources			Uses
Original Whole Loan amount	$96,000,000	100.0%	Loan payoff(1)	$73,052,958	76.1%
			Reserves	3,245,973	3.4
			Closing costs	2,090,447	2.2
			Return of equity	17,610,622	18.3
Total Sources	$96,000,000	100.0%	Total Uses	$96,000,000	100.0%

(1)	The Redwood MHC Portfolio Properties were previously un-crossed and securitized in the LBUBS 2006-C6 and LBUBS 2006-C7 transactions.

The Properties. The Redwood MHC Portfolio Properties consist of 18 manufactured housing and recreational vehicle community properties containing 4,007 pads located in Connecticut (four properties), Michigan (three properties), Arizona (three properties), Maryland (three properties), Florida (three properties), Minnesota (one property) and Ohio (one property). The Redwood MHC Portfolio Properties were built between 1935 and 1994. The Redwood MHC Portfolio Properties range in size from 49 pad sites to 797 pad sites, with monthly rents ranging from $259 to $621. As of July 18, 2016, the Redwood MHC Portfolio Properties were 70.9% occupied.

Summaries of the three largest properties by allocated Cut-off Date Balance are set forth below:

Camp Inn – Frostproof, FL (15.9% of Cut-off Date Balance)

Camp Inn is an all age recreational vehicle/manufactured housing community consisting of 797 pads on 111.0 acres (7.2 pads per acre), built in 1972 and located in Frostproof, Florida, approximately 66.6 miles south of Orlando, Florida and 76.6 miles southeast of Tampa, Florida. As of July 18, 2016, the Camp Inn property was 77.3% occupied. The Camp Inn property features 1,594 parking spaces (2.0 spaces per pad), a clubhouse, pool, spa, billiards, shuffleboard, horseshoes, library, and laundry.

Town & Country Estates – Tucson, AZ (9.3% of Cut-off Date Balance)

Town & Country Estates is an all age manufactured housing community consisting of 320 pads on 39.0 acres (8.2 pads per acre), built in 1971 and located in Tucson, Arizona, approximately 3.9 miles northeast of the Tucson International Airport. As of July 18, 2016, the Town & Country Estates property was 79.4% occupied. The Town & Country Estates property features 690 parking spaces (2.2 spaces per pad), a leasing office/clubhouse, community kitchen, game room, laundry facility, two outdoor pools and spas, a playground, basketball court, shuffleboard courts and a recreational vehicle/boat storage area.

St. Clements Crossing – Lexington Park, MD (8.3% of Cut-off Date Balance)

St. Clements Crossing is an all age manufactured housing community consisting of 186 pads on 36.1 acres (5.2 pads per acre), built in 1968 and located in Lexington Park, Maryland, approximately 68.7 miles southeast of Washington, DC. As of July 18, 2016, the St. Clements Crossing property was 95.7% occupied. The St. Clements Crossing property features 401 parking spaces (2.2 spaces per pad), a clubhouse, pool, and playground.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REDWOOD MHC PORTFOLIO

The following table presents certain information relating to the Redwood MHC Portfolio Properties:

Property Information(1)

Property Name	City, State	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Pads	Appraised Value	Allocated LTV
Camp Inn	Frostproof, FL	$15,288,000	15.9%	77.3%	1972/NAP	797	$20,800,000	73.5%
Town & Country Estates	Tucson, AZ	$8,946,000	9.3%	79.4%	1971/NAP	320	$13,130,000	68.1%
St. Clements Crossing	Lexington Park, MD	$7,947,000	8.3%	95.7%	1968/2002	186	$11,600,000	68.5%
Algoma	Rockford, MI	$7,688,000	8.0%	74.2%	1980/NAP	322	$10,000,000	76.9%
Suburban Estates	Lexington Park, MD	$7,561,000	7.9%	97.7%	1970/NAP	132	$10,240,000	73.8%
Colonial Acres	Portage, MI	$7,169,500	7.5%	45.3%	1965/NAP	612	$11,070,000	64.8%
Twenty Nine Pines	Oakdale, MN	$6,637,000	6.9%	90.3%	1975/NAP	144	$8,310,000	79.9%
Evergreen Springs	Clinton, CT	$6,155,000	6.4%	96.1%	1935/NAP	102	$8,070,000	76.3%
Avalon	Clearwater, FL	$5,805,000	6.0%	64.5%	1984/NAP	256	$7,740,000	75.0%
Lexington	Lexington Park, MD	$3,359,000	3.5%	89.5%	1980/NAP	76	$4,760,000	70.6%
Colonial Manor	Kalamazoo, MI	$3,152,500	3.3%	69.2%	1965/NAP	195	$5,240,000	60.2%
Green Acres	Westbrook, CT	$3,066,000	3.2%	96.9%	1955/NAP	64	$4,070,000	75.3%
Cedar Grove	Clinton, CT	$2,455,000	2.6%	98.3%	1950/NAP	60	$3,070,000	80.0%
Hunters Chase	Lima, OH	$2,424,000	2.5%	69.4%	1994/NAP	134	$3,270,000	74.1%
Highland Bluff	Branford, CT	$2,293,000	2.4%	89.8%	1950/NAP	49	$3,200,000	71.7%
Winter Paradise	Hudson, FL	$2,287,500	2.4%	48.6%	1972/NAP	290	$3,090,000	74.0%
Weststar	Tucson, AZ	$1,982,500	2.1%	76.7%	1984/NAP	90	$3,290,000	60.3%
El Frontier	Tucson, AZ	$1,784,000	1.9%	46.6%	1964/NAP	178	$2,760,000	64.6%
Total/Weighted Average	$96,000,000		100.0%	70.9%		4,007	$133,710,000	71.8%

(1)	Based on the Redwood MHC Portfolio Whole Loan.

The following table presents historical occupancy percentages at the Redwood MHC Portfolio Properties:

Historical Occupancy

12/31/2012(1)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	7/18/2016(3)
NAV	73.3%	74.6%	73.6%	70.9%

(1)	Complete occupancy information was not provided for 2012.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Redwood MHC Portfolio Properties:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per Pad
Base Rent	$12,575,785	$12,829,506	$13,290,442	$13,390,552	$13,390,552	90.5%	$3,342
Grossed Up Vacant Space	0	0	0	0	5,917,724	40.0	1,477
Other Income	1,375,218	1,497,460	1,442,255	1,407,198	1,407,198	9.5	351
Less Vacancy & Credit Loss	0	0	0	0	(5,917,724)(1)	(40.0)	(1,477)
Effective Gross Income	$13,951,003	$14,326,966	$14,732,697	$14,797,750	$14,797,750	100.0%	$3,693

Total Operating Expenses	$6,183,055	$6,729,350	$6,891,031	$6,937,347	$6,919,649	46.8%	$1,727

Net Operating Income	$7,767,948	$7,597,616	$7,841,666	$7,860,403	$7,878,101	53.2%	$1,966
Capital Expenditures	0	0	0	0	200,350	1.4	50
Net Cash Flow	$7,767,948	$7,597,616	$7,841,666	$7,860,403	$7,677,751	51.9%	$1,916

NOI DSCR(2)	1.39x	1.36x	1.41x	1.41x	1.41x
NCF DSCR(2)	1.39x	1.36x	1.41x	1.41x	1.38x
NOI DY(2)	8.1%	7.9%	8.2%	8.2%	8.2%
NCF DY(2)	8.1%	7.9%	8.2%	8.2%	8.0%

(1)	The underwritten economic vacancy is 30.6%. The Redwood MHC Portfolio Properties were 70.9% physically occupied as of July 18, 2016.
(2)	The debt service coverage ratios and debt yields are based on the Redwood MHC Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REDWOOD MHC PORTFOLIO

Appraisals. As of the appraisal valuation dates between August 1, 2016 and August 5, 2016, the Redwood MHC Portfolio Properties had an aggregate “as-is” appraised value of $133,710,000.

Environmental Matters. According to Phase I environmental assessments dated between August 12, 2016 and August 19, 2016, recognized environmental conditions (“RECs”) were identified, including with respect to the Evergreen Springs property, there was a fuel oil spill in April 2016 that is still an open incident and as to which the Connecticut Department of Energy and Environmental Protection is requiring sampling to determine subsurface impact. Additionally, there is: (i) a $4,500 reserve for radon sampling on the Highland Bluff property and (ii) a $37,500 environmental radiation reserve, of which $25,000 is intended to achieve closure and removal from the open spill listing for the Evergreen Springs property and $12,500 to properly abandon two groundwater monitoring wells at the Twenty Nine Pines property.

Market Overview. The Redwood MHC Portfolio Properties are located across Connecticut (four properties), Michigan (three properties), Arizona (three properties), Maryland (three properties), Florida (three properties), Minnesota (one property) and Ohio (one property). Summaries (primarily based on the related appraisals) of the top three metropolitan statistical areas by allocated Cut-off Date Balance are set forth below:

St. Mary’s County, MD

The Lexington, St. Clements Crossing, and Suburban Estates properties (19.7% of the allocated Cut-off Date Balance combined) are located in St. Mary’s County in Lexington Park, Maryland, which is approximately 68.7 miles southeast of Washington D.C. According to the appraisal, the Lexington, St. Clements Crossing, and Suburban Estates properties are part of the St. Mary’s County metropolitan statistical area, which had an estimated 2015 population of 110,733. As of 2015, median household income in the St. Mary’s County metropolitan statistical area was $87,068 as opposed to $74,461 for Maryland. According to the appraisal, the top three employers in the area are Naval Air Station Patuxent River, MedStar St. Mary’s Hospital and DynCorp International, which employ 11,435, 1,240 and 898 people, respectively.

Lakeland-Winter Haven, FL

The Camp Inn property (15.9% of the allocated Cut-off Date Balance) is located in Frostproof, Florida, which is approximately 66.6 miles south of Orlando, Florida and 76.6 miles southeast of Tampa, Florida. According to the appraisal the Camp Inn property is part of the Lakeland-Winter Haven metropolitan statistical area, which had an estimated 2015 population of 645,001. As of 2015, median household income in the Lakeland-Winter Haven metropolitan statistical area was $43,229. According to the appraisal, the top three employers in the area are Publix Super Markets, Walmart, and Polk County School Board, which employ 10,249, 6,238 and 6,210 people, respectively.

Tucson, AZ

The El Frontier, Town & Country Estates, and Weststar properties (13.3% of the allocated Cut-off Date Balance combined) are located in Pima County in Tucson, Arizona. According to the appraisal, the El Frontier, Town & Country Estates and Weststar properties are part of the Tucson metropolitan statistical area, which had a 2015 population of 1,010,634. As of 2015, median household income in the Tucson metropolitan statistical area was $45,592. According to the appraisal, the top three employers in the area are Raytheon Missile Systems, The University of Arizona, and the State of Arizona, which employ 12,140, 10,363 and 8,708 people, respectively.

The Borrowers. The borrowers are: El Frontier Associates, LLC; Town & Country Associates, LLC; Weststar Associates, LLC; Cedar Grove Associates, LLC; Evergreen Associates, LLC; Green Acres Associates, LLC; Highland Associates, LLC; Avalon Associates, LLC; Camp Inn Associates, LLC; Winter Paradise Associates, LLC; Lexington MHC, LLC; St. Clement’s Crossing Associates, LLC; Suburban Associates, LLC; Algoma Associates, LLC; Colonial Acres Associates, LLC; Colonial Manor Associates, LLC; Twenty-Nine Pines Associates, LLC; and Hunter’s Chase MHC, LLC. Each of the borrowers is a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Redwood MHC Portfolio Whole Loan. Ross H. Partrich is the guarantor of certain nonrecourse carve-outs under the Redwood MHC Portfolio Whole Loan.

The Sponsor. The sponsor is Ross H. Partrich, who is the key principal of RHP Properties (“RHP”). Mr. Partrich owns and manages a total of 224 manufactured housing communities with over 56,349 housing units and sites spanning 23 states, with a combined value of approximately $3.4 billion. RHP employs more than 900 professionals at their Farmington Hills, Michigan corporate headquarters, regional offices, and on-site management properties across the country. RHP is the second largest private owner of manufactured home communities in the country. The sponsor is also a sponsor under the mortgage loan identified in Annex A-1 to the Preliminary Prospectus as Colonial Rivermead. The sponsor reported prior commercial mortgage loans that resulted in the delivery of deeds in lieu of foreclosure. For additional information on the sponsor, see “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $303,973 for real estate taxes, $1,000,000 for deferred maintenance, $42,000 for an environmental reserve, $900,000 for capital expenditures on the Kalamazoo and Portage, Michigan properties and a $1,000,000 Manufactured Homes reserve for home setup fees. The loan documents also require monthly deposits in an amount equal to one-twelfth of the estimated annual real estate taxes, which currently equates to $101,324, and $16,757 for replacement reserves (capped at $804,340). The loan documents do not require monthly escrows for insurance, provided that (i) a blanket insurance policy acceptable to the lender is in place and (ii) the borrower provides the lender with evidence of payment five days prior to the due date.

Lockbox and Cash Management. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), the Redwood MHC Portfolio Whole Loan requires that the borrowers establish a lockbox account and that the borrowers or the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REDWOOD MHC PORTFOLIO

property manager deposit all rents into such lockbox account. During a Sweep Event Period, all excess cash flow after payment of all sums due and payable under the loan documents and all operating expenses will be retained by the lender as additional collateral.

A “Sweep Event Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default under the related loan documents; (ii) the amortizing debt service coverage ratio falling below 1.05x for two consecutive calendar quarters; or (iii) the borrowers defaulting under the management agreement. A Sweep Event Period will be cured: with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the amortizing debt service coverage ratio being greater than 1.15x for two consecutive calendar quarters; and with regard to clause (iii), upon the date the borrowers have entered into a replacement management agreement with a qualified manager or the date on which the applicable default has been cured to the lender’s satisfaction.

Property Management. The Redwood MHC Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrowers have the right to transfer the Redwood MHC Portfolio Properties provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength, and general business standing; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates and similar confirmations from each rating agency rating any securities backed by the Redwood MHC Portfolio Companion Loans with respect to the ratings of such securities.

Partial Release. Following the lockout period, the borrowers are permitted to obtain the release of any of the Redwood MHC Portfolio Properties from the lien of the related mortgage instrument in connection with a partial defeasance, subject to certain conditions including: (i) no Sweep Event Period has occurred and is continuing (provided, however, that if the related property to be released is the property causing the Sweep Event Period (and after the partial defeasance, the related cause of the Sweep Event Period shall no longer exist), then subject to satisfaction of all other requirements of a Sweep Event Period cure, such property may be released provided that if such property causes the debt service coverage ratio to be below 1.05x for two consecutive quarters, upon satisfaction of all other partial defeasance requirements, such property may be released if the release results in an amortizing debt service coverage ratio of 1.05x or greater); (ii) partial defeasance of that portion of the Redwood MHC Portfolio Whole Loan equal to 115% of the allocated loan amount (except for the Colonial Manor and Colonial Acres properties, for which the release price is 100% of the related allocated loan amount) for the released property; (iii) the loan-to-value ratio with respect to the remaining Redwood MHC Portfolio Properties will be no greater than the lesser of 73.5% and the loan-to-value ratio immediately prior to the release; (iv) the amortizing debt service coverage ratio with respect to the remaining Redwood MHC Portfolio Properties will be no less than the greater of the amortizing debt service coverage ratio at the time of origination (1.38x) and the amortizing debt service coverage ratio immediately prior to the release; and (v) the lender receives rating agency confirmation from each of the applicable rating agencies that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates or any other securities evidencing an interest in a Redwood MHC Portfolio Companion Loan.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The loan documents permit mezzanine financing from an institutional lender subject to: (i) no event of default under the related loan documents has occurred and is continuing; (ii) a maximum combined loan-to-value ratio equal to the lesser of 75.0% and the loan-to-value ratio upon origination of the Redwood MHC Portfolio Whole Loan; (iii) a minimum combined amortizing debt service coverage ratio equal to the greater of 1.25x and the amortizing debt service coverage ratio upon origination of the Redwood MHC Portfolio Whole Loan; (iv) the lender’s review and approval of (a) the terms and conditions of the mezzanine loan and the mezzanine loan documents and (b) the structure of the mezzanine borrower; (v) if required under the pooling and servicing agreement, the receipt of a rating agency confirmation from each of the applicable rating agencies that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates or any other securities evidencing an interest in a Redwood MHC Portfolio Companion Loan; and (vi) the execution of an intercreditor agreement acceptable to the lender.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Redwood MHC Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an 18-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance that covers the full replacement cost of the Redwood MHC Portfolio Properties. At origination of the Redwood MHC Portfolio Whole Loan, the Redwood MHC Portfolio Properties had insurance coverage for windstorm.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CENTREPARK EAST

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CENTREPARK EAST

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CENTREPARK EAST

Centrepark East
1400, 1450 and 1475 Centrepark Boulevard;
1720 and 1801 Centrepark Drive East
West Palm Beach, FL 33401
Atlantic Ocean
Juno Beach
Palm Beach Gardens
North Palm Beach
Lake Worth
Palm Beach Shores
Singer Island
Riviera Beach
WEST PALM BEACH
Lake Mangonia
Palm Beach
Palm Beach International Airport
Century Village
Golden Lakes
Royal Palm Beach
The Acreage
Wellington
Palm Springs
Greenacres
PALM BEACH COUNTY
WATER CATCHMENT AREA
Florida's Turnpike
Florida's Tpke.
TRI-RAIL
Donald Ross Rd
Hood Rd
Jog Rd
PGA Blvd
Holly Dr
Northlake Blvd
Silver Beach Rd
Blue Heron Blvd
MLK Jr Blvd
45th St
Roebuck Rd
Okeechobee Blvd
Belvedere Rd
Southern Blvd
Gun Club Rd
Summit Blvd
Forest Hill Blvd
10th Ave N
Pierson Rd
Orange Blvd
N 50th St
40th St N
Palm Beach Gardens Medical Ctr.
St. Marys Medical Ctr.
Good Samaritan Medical Center
West Palm Beach VA Medical Ctr.
Palm Beach State College
The Gardens Mall
Downtown at the Gardens
Palm Beach Outlets
CityPlace
Kravis Ctr. for Performing Arts
Palm Beach Co. Convention Ctr.
Palm Beach Atlantic College
Flagler Museum
Waterfront & City Commons
Northwood University
South Florida Fairgrounds
The Mall at Wellington Green
Okeeheelee County Park
Whispering Pines State Park
Dyer Blvd Park
John D. MacArthur Beach State Park
Miami 60 miles
Lake Okeechobee
West Palm Beach
Boynton Beach
Delray Beach
Boca Raton
Pompano Beach
FT. LAUDERDALE
Hollywood
North Miami Beach
MIAMI
Miami Beach
Coral Gables
Hialeah
Homestead
Florida City
THE EVERGLADES
Gulf of Mexico
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 - Centrepark East

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/Morningstar):	NR/NR/NR/NR			Property Type:	Office
Original Principal Balance:	$36,000,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$36,000,000			Location:	West Palm Beach, FL
% of Initial Pool Balance:	3.8%			Size:	304,107 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$118.38
Borrower Name:	Colonnade Centrepark East LLC			Year Built/Renovated:	1988/NAP
Sponsor:	Joseph S. Sambuco			Title Vesting:	Fee
Mortgage Rate:	4.680%			Property Manager:	Self-managed
Note Date:	November 1, 2016			4th Most Recent Occupancy (As of)(2):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	72.9% (12/31/2013)
Maturity Date:	November 6, 2026			2nd Most Recent Occupancy (As of):	74.0% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	76.6% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	81.5% (9/7/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,057,566 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$2,742,990 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of):	$2,880,997 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of)(3):	$3,259,026 (TTM 8/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$6,580,453
				U/W Expenses:	$3,087,045
				U/W NOI:	$3,493,408
Escrows and Reserves(1):				U/W NCF:	$3,059,045
				U/W NOI DSCR:	1.56x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.37x
Taxes	$0	$68,243	NAP	U/W NOI Debt Yield:	9.7%
Insurance	$48,880	$23,276	NAP	U/W NCF Debt Yield:	8.5%
Replacement Reserves	$0	$5,068	NAP	As-Is Appraised Value:	$49,500,000
TI/LC Reserve	$1,500,000	$25,342	NAP	As-Is Appraisal Valuation Date:	September 15, 2016
Other Reserve	$425,369	$0	NAP	Cut-off Date LTV Ratio:	72.7%
Deferred Maintenance	$2,375	$0	NAP	LTV Ratio at Maturity or ARD:	66.7%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Centrepark East Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an office property located in West Palm Beach, Florida (the “Centrepark East Property”). The Centrepark East Mortgage Loan was originated on November 1, 2016 by Rialto Mortgage Finance, LLC. The Centrepark East Mortgage Loan had an original principal balance of $36,000,000, has an outstanding principal balance as of the Cut-off Date of $36,000,000 and accrues interest at an interest rate of 4.680% per annum. The Centrepark East Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Centrepark East Mortgage Loan matures on November 6, 2026.

Following the lockout period, the borrower has the right to defease the Centrepark East Mortgage Loan in whole, but not in part, on any date on or before August 6, 2026. In addition, the Centrepark East Mortgage Loan is prepayable without penalty after August 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CENTREPARK EAST

Sources and Uses

Sources			Uses
Original loan amount	$36,000,000	70.1%	Purchase price(1)	$48,700,000	94.9%
Sponsor’s new cash contribution	15,338,812	29.9	Reserves	1,976,624	3.9
			Closing costs	662,188	1.3
Total Sources	$51,338,812	100.0%	Total Uses	$51,338,812	100.0%

(1)	The sponsor is purchasing nine office buildings in the larger office park for $71,500,000. The purchase price in the Sources and Uses table represents the allocated purchase price associated with the Centrepark East Property.

The Property. The Centrepark East Property contains five Class A and Class B office buildings with approximately 304,107 square feet and located in West Palm Beach, Florida. The Centrepark East Property consists of one 10-story, two 3-story, one 2-story, and one single-story office buildings situated on a 13.6-acre parcel. The Centrepark East Property is part of a larger suburban office park which consists of nine buildings totaling 479,145 square feet, located on a 41.0-acre parcel and that were developed between 1988 and 2004. According to the prior owner, the prior owner invested approximately $2.6 million in capital improvements over the past 10 years, in addition to approximately $1.1 million towards tenant improvements during the past three years. As of September 7, 2016, the Centrepark East Property was 81.5% occupied by 49 tenants.

The following table presents certain information relating to the buildings in the Centrepark East Property:

Address	Class	Year Built/Renovated	# of Stories	# of Tenants	Net Rentable Area (SF)	% of Total Net Rentable Area (SF)	Occupancy
1400 Centrepark	A	1988/NAP	10	19	95,211	31.3%	76.8%
1450 Centrepark	A	2001/NAP	3	9	74,422	24.5%	89.0%
1475 Centrepark	A	1999/NAP	3	13	74,695	24.6%	82.3%
1720 Centrepark	B	2004/NAP	1	2	17,876	5.9%	83.1%
1801 Centrepark	B	1998/NAP	2	6	41,903	13.8%	76.8%
Total/Weighted Average				49	304,107	100.0%	81.5%

1400 Centrepark

The 1400 Centrepark building is a 95,211 square feet, 10-story office building that was constructed in 1988. The improvements are situated on 3.6 acres, with 312 garage and 118 surface parking spaces providing a parking ratio of 4.5 spaces per 1,000 square feet. Overall, 1400 Centrepark represents 31.3% of Centrepark East Property’s net rentable area. According to the rent roll dated September 7, 2016, 1400 Centrepark is 76.8% occupied by 19 tenants.

1450 Centrepark

The 1450 Centrepark building is a 74,422 square feet, 3-story office building that was constructed in 2001. The improvements are situated on 2.5 acres, with 169 garage and 119 surface parking spaces providing a parking ratio of 3.9 spaces per 1,000 square feet. Overall, 1450 Centrepark represents 24.5% of Centrepark East Property’s net rentable area. According to the rent roll dated September 7, 2016, 1450 Centrepark is 89.0% occupied by nine tenants.

1475 Centrepark

The 1475 Centrepark building is a 74,695 square feet, 3-story office building that was constructed in 1999. The improvements are situated on 3.5 acres, with 150 garage and 137 surface parking spaces providing a parking ratio of 3.8 spaces per 1,000 square feet. Overall, 1475 Centrepark represents 24.6% of Centrepark East Property’s net rentable area. According to the rent roll dated September 7, 2016, 1475 Centrepark is 82.3% occupied by 13 tenants.

1720 Centrepark

The 1720 Centrepark building is a 17,876 square feet, 1-story office building that was constructed in 2004. The improvements are situated on 1.4 acres, with 147 surface parking spaces providing a parking ratio of 8.2 spaces per 1,000 square feet. Overall, 1720 Centrepark represents 5.9% of Centrepark East Property’s net rentable area. According to the rent roll dated September 7, 2016, 1720 Centrepark is 83.1% occupied by two tenants.

1801 Centrepark

The 1801 Centrepark building is a 41,903 square feet, 2-story office building that was constructed in 1998. The improvements are situated on 2.7 acres, with 66 surface parking spaces providing a parking ratio of 1.6 spaces per 1,000 square feet. Overall, 1801 Centrepark represents 13.8% of Centrepark East Property’s net rentable area. According to the rent roll dated September 7, 2016, 1801 Centrepark is 76.8% occupied by six tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CENTREPARK EAST

The following table presents certain information relating to the tenancy at the Centrepark East Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Platform Specialty Products Corporation	NR/Caa1/BB-	13,698	4.5%	$18.30	$250,673	6.2%	3/31/2023
Conroy, Simberg, & Ganon, P.A.	NR/NR/NR	16,886	5.6%	$14.00	$236,404	5.9%	1/31/2022(3)
Earthlink Carrier, LLC	NR/B2/B	13,543	4.5%	$16.45	$222,782	5.5%	11/30/2022(4)
Leo A. Daly Company	NR/NR/NR	11,582	3.8%	$16.18	$187,397	4.7%	5/5/2022(5)
Sonneborn Rutter Conney & Smith	NR/NR/NR	11,738	3.9%	$15.56	$182,603	4.5%	4/30/2021(6)
Paychex North America, Inc.	NR/NR/NR	11,245	3.7%	$16.23	$182,506	4.5%	2/28/2018(7)
Kelly, Kronenberg, Gilmartin	NR/NR/NR	10,718	3.5%	$16.34	$175,132	4.4%	5/31/2020(8)
Weitz Company, LLC	NR/NR/NR	11,143	3.7%	$13.27	$147,868	3.7%	12/31/2019(9)
Total Major Tenants		100,553	33.1%	$15.77	$1,585,367	39.5%

Non-Major Tenants		147,395	48.5%	$16.48	$2,429,062	60.5%

Occupied Collateral Total		247,948	81.5%	$16.19	$4,014,428	100.0%

Vacant Space		56,159	18.5%

Collateral Total		304,107	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2017 totalling $70,886, unless otherwise noted.
(3)	Conroy, Simberg & Ganon, P.A. has one, 5-year renewal option remaining.
(4)	Earthlink Carrier, LLC has one, 5-year renewal option remaining. Additionally, EarthLink has a one-time option to terminate 2,652 square feet (sales office space) effective November 2020, upon written notice on or before March 1, 2020. Prior to the termination date, EarthLink Carrier, LLC is required to pay a termination fee consisting of the unamortized portion of leasing costs.
(5)	Leo A. Daly Company has one, 5-year renewal option remaining.
(6)	Sonneborn Rutter Conney & Smith occupies two suites within the Centrepark East Property and each lease has one, 5-year renewal option remaining.
(7)	Paychex North America, Inc. has three, 3-year renewal options remaining.
(8)	Kelly, Kronenberg, Gilmartin has one, 5-year renewal option remaining.
(9)	Weitz Company, LLC has one, 3-year renewal option remaining. Additionally, if the Weitz Company requests in writing on or before January 1, 2018 to lease additional space to expand its operations, and the borrower is not able to accommodate the tenant’s request, Weitz Company, LLC has the right to terminate its lease effective on August 1, 2018 by giving the borrower written notice and paying a termination fee consisting of the unamortized portion of leasing costs.

The following table presents certain information relating to the lease rollover schedule at the Centrepark East Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	1	1,816	0.6%	1,816	0.6%	$32,180	0.8%	$17.72
2017	10	30,462	10.0%	32,278	10.6%	$525,825	13.1%	$17.26
2018	15	49,504	16.3%	81,782	26.9%	$789,185	19.7%	$15.94
2019	10	47,066	15.5%	128,848	42.4%	$756,575	18.8%	$16.07
2020	6	25,718	8.5%	154,566	50.8%	$415,655	10.4%	$16.16
2021	5	27,203	8.9%	181,769	59.8%	$427,927	10.7%	$15.73
2022	5	52,481	17.3%	234,250	77.0%	$816,408	20.3%	$15.56
2023	1	13,698	4.5%	247,948	81.5%	$250,673	6.2%	$18.30
2024	0	0	0.0%	247,948	81.5%	$0	0.0%	$0.00
2025	0	0	0.0%	247,948	81.5%	$0	0.0%	$0.00
2026	0	0	0.0%	247,948	81.5%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	247,948	81.5%	$0	0.0%	$0.00
Vacant	0	56,159	18.5%	304,107	100.0%	$0	0.0%	$0.00
Total/Weighted Average	53	304,107	100.0%			$4,014,428	100.0%	$16.19

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CENTREPARK EAST

The following table presents historical occupancy percentages at the Centrepark East Property:

Historical Occupancy

2012(1)	2013(2)	2014(2)	2015(2)	9/7/2016(3)
NAV	72.9%	74.0%	76.6%	81.5%

(1)	Historical occupancy prior to 2013 was not provided by the prior owner off the property.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Centrepark East Property:

Cash Flow Analysis

	2013	2014	2015(1)	TTM 8/31/2016(1)	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,070,144	$3,495,408	$3,522,517	$3,742,630	$3,943,542		59.9%	$12.97
Rent Steps	0	0	0	0	70,886		1.1	0.23
Grossed Up Vacant Space	0	0	0	0	930,898		14.1	3.06
Total Reimbursables	1,666,202	1,950,910	2,165,769	2,343,424	3,062,795		46.5	10.07
Other Income(2)	60,362	65,072	62,653	81,571	81,571		1.2	0.27
Less Vacancy & Credit Loss	0	0	0	0	(1,509,239)	(3)	(22.9)	(4.96)
Effective Gross Income	$4,796,708	$5,511,390	$5,750,938	$6,167,624	$6,580,453		100.0%	$21.64

Total Operating Expenses	$2,739,142	$2,768,400	$2,869,941	$2,908,598	$3,087,045		46.9	10.15

Net Operating Income	$2,057,566	$2,742,990	$2,880,997	$3,259,026	$3,493,408		53.1%	$11.49
TI/LC	0	0	0	0	373,542		5.7	1.23
Capital Expenditures	0	0	0	0	60,821		0.9	0.20
Net Cash Flow	$2,057,566	$2,742,990	$2,880,997	$3,259,026	$3,059,045		46.5%	$10.06

NOI DSCR	0.92x	1.23x	1.29x	1.46x	1.56x
NCF DSCR	0.92x	1.23x	1.29x	1.46x	1.37x
NOI DY	5.7%	7.6%	8.0%	9.1%	9.7%
NCF DY	5.7%	7.6%	8.0%	9.1%	8.5%

(1)	The increase in Base Rent and Net Operating Income was due to new leasing and increased occupancy at the Centrepark East Property.
(2)	Other income includes parking income, late fees and other miscellaneous income.
(3)	The underwritten economic vacancy is 18.8%. The Centrepark East Property was 81.5% physically occupied as of September 7, 2016.

Appraisal. As of the appraisal valuation date of September 15, 2016, the Centrepark East Property had an “as-is” appraised value of $49,500,000. The appraiser also concluded to an “as-stabilized” value of $52,000,000 with an “as-stabilized” valuation date of September 1, 2017.

Environmental Matters. According to the Phase I environmental assessment dated September 20, 2016, there was no evidence of any recognized environmental conditions at the Centrepark East Property.

Market Overview and Competition. The Centrepark East Property is located in West Palm Beach, Florida, within the Miami-Ft. Lauderdale-Pompano Beach metropolitan statistical area in Palm Beach County. According to a government agency, the unemployment rate for the metropolitan statistical area was 5.1% as of June 2016. In comparison, the state’s and national unemployment rate were each 4.9% for the same time period. South Florida is home to the largest concentration of international banks in the United States, and is home to numerous large domestic and international companies. Palm Beach County’s economy is largely driven by the healthcare industry, with five of the top 10 employers within the healthcare industry, including Tenet Healthcare Corp., Hospital Corporation of America, Veterans Health Administration, Bethesda Memorial Hospital, and Boca Raton Regional Hospital. Palm Beach County also benefits from professional, management services, and tourism industries. Palm Beach County is home to two of Florida’s 10 largest public companies, NextEra Energy and Office Depot, which together employ more than 60,000 workers worldwide.

The Centrepark East Property is located approximately two miles southwest of downtown West Palm Beach, immediately west of Interstate 95, and within one mile of the Palm Beach International Airport (“PBIA”). Within the immediate area, the majority of office uses are located in the Centrepark business park. The park also includes several hotels including Doubletree, Courtyard by Marriott, Embassy Suites, Hilton Garden Inn, and Hampton Inn, which are supported by PBIA located less than one mile southwest of the Centrepark East Property. According to a third party market research report, the Centrepark East Property is located within the Palm Beach office market, which contains approximately 54.9 million square feet of inventory. As of the second quarter 2016, the Palm Beach office market reported a vacancy rate of 12.5%, with an average rental rate of $27.58 per square foot on a gross basis. The Centrepark East Property is further located within the West Palm Beach office submarket, which contains approximately 8.0 million square feet of inventory. As of the second quarter 2016, the West Palm Beach office submarket reported a vacancy rate of 12.9% with an average rental rate of $23.08 per square foot on a gross basis. The overall vacancy rate for the Class A and Class B sectors of the West Palm Beach office submarket are 15.4% and 12.3%, respectively. The West Palm Beach office submarket reported average rental rates of $34.02 per square foot on a gross basis for (Class A) and $21.88 per square foot (Class B) as of the second quarter 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CENTREPARK EAST

The following table presents certain information relating to comparable office properties for the Centrepark East Property:

Competitive Set(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Centrepark East (Subject) West Palm Beach, FL	1988 - 2004/NAP	1-10	304,107	81.5%	--	NAV	NAV / 7 Yrs	NAV	$13.50 - $17.50	NNN
Reflections I & II West Palm Beach, FL	1983/NAP	6	129,253	78%	1.2 miles	Song & Associates	March 2016 / 6 Yrs	7,919	$25.00	MG
Sabadell Building West Palm Beach, FL	1980/NAP	12	113,862	60%	2.3 miles	Zen Offices	June 2016 / 11 Yrs	9,875	$16.50	NNN
Regions Financial Tower West Palm Beach, FL	1986/NAP	12	180,000	78%	2.3 miles	NAV	June 2016 / 3 Yrs	1,738	$14.00	NNN
One Clearlake Center West Palm Beach, FL	1986/NAP	14	236,443	75%	1.4 miles	NAV	December 2015 / 5 Yrs	1,333	$21.50	NNN
Commerce Pointe Silver West Palm Beach, FL	1987/NAP	4	55,755	70%	0.2 miles	NAV	September 2016 / 3 Yrs	4,522	$13.00	NNN
Palm Beach International Center West Palm Beach, FL	1983/NAP	5	102,000	60%	0.3 miles	NAV	October 2016 / 5 Yrs	4,110	$14.00	NNN
2101 Centrepark West Palm Beach, FL	2001/NAP	1	25,134	74%	0.1 miles	La Rosa Realty	May 2016 / 3 Yrs	1,587	$13.50	NNN
2301 Centrepark West Palm Beach, FL	2004/NAP	1	24,599	66%	0.1 miles	Woolems	October 2015 / 6 Yrs	6,412	$13.50	NNN
Plaza 1551 West Palm Beach, FL	1980/NAP	1	39,899	92%	2.3 miles	NAV	March 2016 / 3 Yrs	1,257	$12.00	NNN

(1)	Information obtained from the appraisal dated October 4, 2016.

The Borrower. The borrower is Colonnade Centrepark East LLC, a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Centrepark East Mortgage Loan. Joseph S. Sambuco, the indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under Centrepark East Mortgage Loan.

The Sponsor. The sponsor, Joseph S. Sambuco, is the President and CEO of Colonnade Properties LLC (“Colonnade Properties”). Colonnade Properties is a privately held real estate investment company that focuses on acquiring, managing, developing, and redeveloping commercial real estate properties throughout the U.S. Since founding Colonnade, Mr. Sambuco and other principals at Colonnade have invested approximately $580.0 million of capital for institutional and high net worth investors to acquire or finance real estate assets. Mr. Sambuco has been involved in the development of over $1.0 billion of commercial real estate projects, the acquisition of over $5.0 billion of commercial properties, and the operation and management of more than 15.0 million square feet of commercial real estate.

Escrows. The loan documents provided for upfront reserves in the amount of $1,500,000 for future tenant improvements and leasing commissions, $284,042 for outstanding tenant improvements, $122,000 for CTC Mortgage Company LLC capital expenditures, $48,880 for insurance, $19,327 for outstanding rent abatement and $2,375 for deferred maintenance. The rent abatement reserve may be released provided there is no event of default or a Cash Sweep Event (as defined below) occurring and continuing, among other conditions as follows: with respect to (a) Sway Management, LLC on or after December 1, 2016, January 1, 2017 and February 1, 2017 in an amount equal to $2,931 on each such month; (b) Wells Fargo on or after April 1, 2017 and May 1, 2017 in an amount equal to $5,268 on each such month.

The loan documents require monthly deposits of $68,243 for real estate taxes; $23,276 for insurance premiums; $5,068 for replacement reserves; and $25,342 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The borrower established a lender controlled lockbox account, prior to loan closing, into which all revenues received by the borrower and/or the property manager are required to be deposited within one business day of receipt. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), the borrower is required to direct all tenants at the Centrepark East Property to remit all rental payments directly into the lender-controlled lockbox account. The borrower delivered tenant direction letters for this purpose to the lender in connection with loan closing and such letters are held in escrow by the lender. The loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Other than during a Cash Sweep Event (as defined below), all excess funds on deposit are disbursed to the borrower.

A “Cash Management Trigger Event” will commence upon (i) a non-monetary event of default, however, other than clauses (iv) and (v), a non-monetary event of default shall not be deemed a Cash Management Trigger Event if the borrower cures the non-monetary default within 30 days; (ii) a monetary event of default has occurred or is continuing; (iii) the borrower’s second late debt service payment within a 12-month period; (iv) upon the occurrence of a bankruptcy action of the borrower or guarantor; (v) upon the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CENTREPARK EAST

occurrence of a bankruptcy action of the manager; however, if the bankruptcy action of the manager is cured within 60 days it will not be deemed a Cash Management Trigger Event; or (vi) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i) when such non-monetary event of default has been cured; with respect to clause (ii) when such monetary event of default has been cured; with respect to clause (iii) when the debt service payments have been paid on time for 12-consecutive months; with respect to clause (iv) when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days for a borrower or guarantor; with respect to clause (v) when such bankruptcy petition has been discharged, stayed, or dismissed within 120 days for the manager or the borrower replaces the manager; and with respect to clause (vi) once the amortizing debt service coverage ratio is greater than 1.10x for two consecutive quarters, among other conditions.

A “Cash Management DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is less than 1.10x.

A “Cash Sweep Event” will commence upon (i) a non-monetary event of default, however, other than clauses (iii) and (iv), a non-monetary event of default shall not be deemed a Cash Sweep Event if the borrower cures the non-monetary default within 30 days; (ii) a monetary event of default has occurred or is continuing; (iii) upon the occurrence of a bankruptcy action of the borrower or guarantor; (iv) upon the occurrence of a bankruptcy action of the manager; however, if the bankruptcy action of the manger is cured within 60 days it shall not be deemed a Cash Sweep Event; (v) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will end with respect to clause (i) when such non-monetary event of default has been cured; with respect to clause (ii) when such monetary event of default has been cured; with respect to clause (iii) when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days for borrower and guarantor; with respect to clause (iv) when such bankruptcy petition has been discharged, stayed, or dismissed within 120 days for the manager or the borrower replaces the manager; and with respect to clause (v) once the amortizing debt service coverage ratio is greater than 1.10x for two consecutive quarters, among other conditions.

A “Cash Sweep DSCR Trigger Event” occurs upon any date the amortizing debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x.

Property Management. The Centrepark East Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Centrepark East Property provided that certain conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Centrepark East Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Centrepark East Property. At the time of closing, the Centrepark East Property had windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MORENO VALLEY PLAZA

SUPERIOR
23857

FALLAS
23805

AUTO PARTS

BIG!LOTS

BIG 5 SPORTING GOODS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MORENO VALLEY PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MORENO VALLEY PLAZA

Moreno Valley Plaza
23583 Sunnymead Boulevard
Moreno Valley, CA 92553
SAN GABRIEL MOUNTAINS
SAN BERNARDINO MOUNTAINS
San Manuel Amphitheater
Cal. State University-San Bernardino
E. 40th St
Barstow Fwy
Riverside Ave
Ontario Fwy
Chaffey College
Muscoy
SAN MANUEL INDIAN RESERVATION
Foothill Fwy
Rialto Municipal Airport
W. Baseline St
SAN BERNARDINO
Highland
Rancho Cucamonga
Fontana
Rialto
DOWNTOWN SAN BERNARDINO
San Bernardino International Airport
Terra Vista Town Ctr.
Victoria Gardens
Foothill Blvd
Carousel Mall
Kohl's Distribution Center
RANCHO CUCAMONGA
METROLINK
FONTANA
RIALTO
Inland Center
Mountain Grove Shopping Center
Orange St
Citizens Business Bank Arena
Ontario Mills
Auto Club Speedway
San Bernardino Ave
SAN BERNARDINO COUNTY
San Bernardino Valley College
Tri-City Center
University of Redlands
San Bernardino Fwy
Palm Court at Empire Center
LA/Ontario International Airport
Jurupa Ave
Bloomington
Colton
Loma Linda University
DOWNTOWN REDLANDS
EAST ONTARIO
Grand Terrace
Loma Linda
Redlands
Los Angeles 38 miles
Sunnyslope
AB Brown Sports Complex
SAN TIMOTEO CANYON
Pomona Fwy
Glen Avon
Riverside Fwy
Highgrove
Ontario
Bellegrave Ave
Jurupa Rd
Rubidoux
RIVERSIDE-HUNTER PARK
Jurupa Valley
DOWNTOWN RIVERSIDE
University of California-Riverside
Archibald Ave
Limonite Ave
JURUPA VALLEY/PEDLEY
Lakeshore Village
Riverside Community College
RIVERSIDE-DOWNTOWN
Box Springs Mountain Reserve
Santa Ana River Regional Park
Eastvale
Riverside Municipal Airport
Canyon Crest Towne Ctr.
Canyon Springs Plaza
Towngate Shopping Center
The Plaza at Riverside
Moreno Valley Fwy
Arlington Ave
Sycamore Canyon Park
Norco
RIVERSIDE
Moreno Valley Mall
Sunnymead Plaza
California Baptist Univ.
Victoria Ave
Mission Grove Plaza
Norco College
La Sierra Ave
La Sierra University
Galleria at Tyler
Sunnymead Village
Moreno Valley
River Rd
RIVERSIDE COUNTY
MORENO VALLEY/MARCH FIELD
Hidden Valley Plaza
March Air Force Base
Moreno Valley College
Anaheim 20 miles
Corona Hills Plaza
LA SIERRA
CA Citrus State Historic Park
Orangecrest Town Center
Lake Perris State Recr. Area
N. MAIN CORONA
Amazon Fulfillment Center
Corona
El Sobrante
Woodcrest
Walgreens Dist. Ctr.
Markham St
Home Depot Dist. Ctr.
Perris Reservoir
Ross Store Distribution Center
Lake Mathews
Mead Valley
Cajalco Rd
Lowes Distribution Center
Escondido Fwy
Wood Rd
Old Elsinore Rd
Hatford Springs Park
Spectrum Shopping Ctr.
E. Nuevo Rd
Perris
PERRIS
Ellis Ave
SOUTH PERRIS
Goetz Rd
Perris Crossing
Sun City
Alberhill
Roy W. Kabian Mem. Park
San Diego 75 miles
15
215
330
210
66
10
60
91
74
SAN GABRIEL MTS.
ANGELES NATIONAL FOREST
SAN BERNARDINO NATIONAL FOREST
Victorville
Hesperia
Glendale
Burbank
Pasadena
Rancho Cucamonga
LOS ANGELES
Pomona
Ontario
Fontana
Redlands
Santa Monica
Chino
RIVERSIDE
Moreno Valley
Torrance
ANAHEIM
Corona
LONG BEACH
SANTA ANA
Perris
Huntington Beach
Irvine
Pacific Ocean
Temecula
San Clemente
Oceanside

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Moreno Valley Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/Morningstar):	NR/NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$31,500,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$31,500,000			Location:	Moreno Valley, CA
% of Initial Pool Balance:	3.3%			Size:	341,011 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$92.37
Borrower Name:	Moreno Valley Plaza, LTD., L.P.			Year Built/Renovated:	1987/NAP
Sponsors:	Kamyar Mateen; Shervin Mateen			Title Vesting:	Fee
Mortgage Rate:	4.713%			Property Manager:	Self-managed
Note Date:	November 3, 2016			4th Most Recent Occupancy (As of)(2):	90.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(2):	87.0% (12/31/2013)
Maturity Date:	November 6, 2026			2nd Most Recent Occupancy (As of)(2):	85.0% (12/31/2014)
IO Period:	36 months			Most Recent Occupancy (As of)(2):	85.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(2):	84.4% (10/20/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,664,011 (12/31/2013)
Call Protection:	L(25),D(92),O(3)			3rd Most Recent NOI (As of):	$2,550,385 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$2,450,500 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of)(3):	$2,474,881 (TTM 7/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$4,102,741
				U/W Expenses:	$1,305,435
Escrows and Reserves(1):				U/W NOI(2):	$2,797,307
				U/W NCF(2):	$2,563,959
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	1.42x
Taxes	$172,028	$34,406	NAP	U/W NCF DSCR:	1.31x
Insurance	$40,147	$6,691	NAP	U/W NOI Debt Yield:	8.9%
Replacement Reserves	$0	$4,831	NAP	U/W NCF Debt Yield:	8.1%
TI/LC Reserve	$500,000	$14,615	NAP	As-Is Appraised Value:	$42,000,000
Deferred Maintenance	$173,937	$0	NAP	As-Is Appraisal Valuation Date:	September 6, 2016
Free Rent	$92,681	$0	NAP	Cut-off Date LTV Ratio:	75.0%
Environmental Reserve	$4,689	$0	NAP	LTV Ratio at Maturity or ARD:	66.0%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Moreno Valley Plaza Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an anchored retail center located in Moreno Valley, California (the “Moreno Valley Plaza Property”). The Moreno Valley Plaza Mortgage Loan was originated on November 3, 2016 by Ladder Capital Finance LLC. The Moreno Valley Plaza Mortgage Loan had an original principal balance of $31,500,000, has an outstanding principal balance as of the Cut-off Date of $31,500,000 and accrues interest at a rate of 4.713% per annum. The Moreno Valley Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination and thereafter, requires payments of principal and interest based on a 30-year amortization schedule through the term of the Moreno Valley Plaza Mortgage Loan. The Moreno Valley Plaza Mortgage Loan matures on November 6, 2026.

Following the lockout period, the borrower has the right to defease the Moreno Valley Plaza Mortgage Loan in whole, but not in part, on any date before September 6, 2026. In addition, the Moreno Valley Plaza Mortgage Loan is prepayable without penalty on or after September 6, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MORENO VALLEY PLAZA

Sources and Uses

Sources			Uses
Original loan amount	$31,500,000	85.2%	Loan payoff(1)	$35,589,058	96.3%
Sponsor’s new cash contribution	$5,469,399	14.8	Reserves	983,481	2.7
			Closing costs	396,860	1.1
Total Sources	$36,969,399	100.0%	Total Uses	$36,969,399	100.0%

(1)	The Moreno Valley Plaza Property was previously securitized in the JPMCC 2007-CB18 transaction.

The Property. The Moreno Valley Plaza Property is a grocery-anchored retail center totaling 341,011 square feet located in Moreno Valley, California and is located in the northwest portion of Riverside County. Originally built in 1987 and situated on a 32.4-acre site, the Moreno Valley Plaza Property is anchored by Superior Super Warehouse, an independent grocer with over 45 stores throughout Southern California. The other major tenants at the Moreno Valley Plaza Property include Fallas Paredes, Office Depot, Big Lots and Harbor Freight Tools USA Inc. The Moreno Valley Plaza Property features 1,715 surface parking spaces resulting in a parking ratio of 5.0 spaces per 1,000 square feet of rentable area. As of October 20, 2016, the Moreno Valley Plaza Property was 84.4% occupied by 61 tenants.

The following table presents certain information relating to the tenancy at the Moreno Valley Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenant – Collateral
Superior Super Warehouse	NR/NR/NR	49,860	14.6%	$8.89	$443,436	13.9%	$346	3.7%	5/31/2021(4)
Total Anchor Tenant – Collateral		49,860	14.6%	$8.89	$443,436	13.9%

Major Tenants – Collateral
Big Lots	NR/NR/BBB	19,000	5.6%	$9.66	$183,540	5.7%	$160	8.4%	6/30/2019(5)
Fallas Paredes	NR/B1/B-	24,161	7.1%	$7.28(6)	$175,892(6)	5.5%	$129	8.6%	1/31/2022(7)(8)
Harbor Freight Tools USA Inc.	NR/Ba3/BB-	15,280	4.5%	$9.96	$152,189	4.8%	NAV	NAV	4/15/2022(9)(10)
Office Depot	NR/B1/B-	22,768	6.7%	$6.25	$142,300	4.5%	NAV	NAV	11/30/2019(11)(12)
Total Major Tenants – Collateral		81,209	23.8%	$8.05	$653,921	20.5%

Non-Major Tenants – Collateral		156,574	45.9%	$13.40	$2,098,728	65.7%

Occupied Collateral Total		287,643	84.4%	$11.11	$3,196,085	100.0%

Vacant Space		53,368	15.6%

Collateral Total		341,011	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2017, totaling $141,077.

(3)	Sales PSF and Occupancy Costs represent the full year ending December 31, 2015. Sales PSF and Occupancy Costs are not available for tenants who have not reported a full year of sales data.

(4)	Superior Super Warehouse recently renewed its lease in June 2016 and has five five-year lease renewal options.

(5)	Big Lots has three five-year lease renewal options.

(6)	Fallas Paredes currently pays $3.25 per square foot. On June 30, 2017 the rent increases to $7.28 per square foot.

(7)	Fallas Paredes has the right to terminate its lease with 90 days’ notice if the tenant’s gross sales after December 2018 for a trailing 12-month period do not exceed $3,700,000. The termination option does not apply to the renewal option period. Gross sales were approximately $3.1 million in 2015.

(8)	Fallas Paredes has two five-year renewal options.
(9)	Harbor Freight Tools USA Inc. has the right to terminate its lease if gross sales do not exceed $3,750,000 during the 49th-60th calendar months of its lease with notice provided between March and June 2017. Harbor Freight Tools USA Inc. does not currently report sales.

(10)	Harbor Freight Tools USA Inc. has three five-year lease renewal options.

(11)	Office Depot has the right to terminate its lease on or after December 1, 2017 with at least 60 days’ written notice if the tenant’s gross sales do not equal or exceed $2,900,000 in the trailing 12-month period. Office Depot does not currently report sales.

(12)	Office Depot has two five-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MORENO VALLEY PLAZA

The following table presents certain information relating to the lease rollover schedule at the Moreno Valley Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	11,830	3.5%	11,830	3.5%	$97,833	3.1%	$8.27
2016	0	0	0.0%	11,830	3.5%	$0	0.0%	$0.00
2017	10	11,294	3.3%	23,124	6.8%	$163,442	5.1%	$14.47
2018	13	30,258	8.9%	53,382	15.7%	$492,282	15.4%	$16.27
2019	19	84,741	24.8%	138,123	40.5%	$893,900	28.0%	$10.55
2020	4	8,800	2.6%	146,923	43.1%	$124,766	3.9%	$14.18
2021	6	71,336	20.9%	218,259	64.0%	$714,429	22.4%	$10.01
2022	5	62,864	18.4%	281,123	82.4%	$629,434	19.7%	$10.01
2023	0	0	0.0%	281,123	82.4%	$0	0.0%	$0.00
2024	0	0	0.0%	281,123	82.4%	$0	0.0%	$0.00
2025	0	0	0.0%	281,123	82.4%	$0	0.0%	$0.00
2026	0	0	0.0%	281,123	82.4%	$0	0.0%	$0.00
Thereafter	1	6,520	1.9%	287,643	84.4%	$80,000	2.5%	$12.27
Vacant	0	53,368	15.6%	341,011	100.0%	$0	0.0%	$0.00
Total/Weighted Average	61	341,011	100.0%			$3,196,085	100.0%	$11.11

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Moreno Valley Plaza Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	10/20/2016(3)
90.0%	87.0%	85.0%	85.0%	84.4%

(1)	Information obtained from a third party source.

(2)	Information obtained from the borrower

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Moreno Valley Plaza Property:

Cash Flow Analysis

	2013	2014	2015	TTM 7/31/2016(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,958,176	$2,866,167	$2,851,538	$2,869,777	$3,196,085(2)	77.9%	$9.37
Grossed Up Vacant Space	0	0	0	0	527,317	12.9	1.55
Total Reimbursables	938,513	885,327	873,202	881,737	903,828	22.0	2.65
Other Income	5,125	6,627	1,800	2,828	2,828	0.1	0.01
Less Vacancy & Credit Loss	0	0	0	0	(527,317)(3)	(12.9)	(1.55)
Effective Gross Income	$3,901,814	$3,758,121	$3,726,540	$3,754,342	$4,102,741	100.0%	$12.03

Total Operating Expenses	$1,237,803	$1,207,736	$1,276,040	$1,279,460	$1,305,435	31.8%	$3.83

Net Operating Income	$2,664,011	$2,550,385	$2,450,500	$2,474,881	$2,797,307	68.2%	$8.20
TI/LC	0	0	0	0	175,376	4.3	0.51
Capital Expenditures	0	0	0	0	57,972	1.4	0.17
Net Cash Flow	$2,664,011	$2,550,385	$2,450,500	$2,474,881	$2,563,959	62.5%	$7.52

NOI DSCR	1.36x	1.30x	1.25x	1.26x	1.42x
NCF DSCR	1.36x	1.30x	1.25x	1.26x	1.31x
NOI DY	8.5%	8.1%	7.8%	7.9%	8.9%
NCF DY	8.5%	8.1%	7.8%	7.9%	8.1%

(1)	Net Operating Income increased from TTM 7/31/2016 to U/W due to 25,253 square feet of new leasing since January 2016, which represents $320,370 in additional U/W Base Rent.

(2)	U/W Base Rent includes contractual rent steps through June 2017, totaling $141,077.

(3)	The underwritten economic vacancy is 11.4%. The Moreno Valley Plaza Property was 84.4% physically occupied as of October 20, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MORENO VALLEY PLAZA

Appraisal. As of the appraisal valuation date of September 6, 2016, the Moreno Valley Plaza Property had an “as-is” appraised value of $42,000,000.

Environmental Matters. According to the Phase I environmental assessment dated September 21, 2016 a solvent dry cleaning facility has been operating at the Moreno Valley Plaza Property since 1987 and the facility reported a tetrachloroethylene release to the soil in 1997. A case closure letter was issued by the California Regional Water Quality Control Board, but a Phase II environmental assessment was recommended. In lieu of the subsurface investigation, the borrower obtained for the benefit of the lender an environmental insurance policy with a $1,000,000 limit per claim and in the aggregate, with a 10-year term and a 3-year tail.

Market Overview and Competition. The Moreno Valley Plaza Property is located in Moreno Valley, California approximately 9.7 miles southeast of downtown Riverside. The Moreno Valley Plaza Property is located in close proximity to California State Highway 60 (the “Moreno Valley Freeway”), which provides access to Interstate 215. The Moreno Valley Freeway provides access to Los Angeles County to the west and merges with Interstate 10 east of Moreno Valley. Interstate 215 is the primary north/south arterial servicing Moreno Valley. The largest employers in Moreno Valley include the March Air Reserve Base, the Moreno Valley Unified School District and the Riverside County Regional Medical Center.

The estimated 2016 population within a three- and five-mile radius of the Moreno Valley Plaza Property was 137,656 and 230,345, respectively, while the average household income within the same radii was $65,669 and $73,558, respectively. According to the appraisal, the Moreno Valley Plaza Property is located in the East End retail submarket within the Inland Empire retail market. As of the second quarter of 2016, the East End retail submarket contained a total inventory of 39.6 million square feet of retail space with a vacancy rate of 8.6%. The appraiser concluded to a blended market rent of $11.36 per square foot triple net, approximately 2.2% above the Moreno Valley Plaza Property’s weighted average occupied underwritten base rent of $11.11 per square foot.

The following table presents certain information relating to some comparable retail properties for the Moreno Valley Plaza Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Towngate Plaza Moreno Valley, CA	1991/NAP	49,865	97%	0.9 miles	Yogurtland	December 2012 /10 Yrs	1,451	$24.00	NNN
Towngate Center Moreno Valley, CA	1988/NAP	377,705	95%	1.0 miles	Massage Therapy	April 2016 / 5 Yrs	825	$20.52	NNN
Towngate Center Moreno Valley, CA	1988/NAP	377,705	95%	1.0 miles	Thai Restaurant	April 2016 / 10 Yrs	1,960	$16.80	NNN
Sunnymead Plaza Moreno Valley, CA	1970/NAP	87,312	97%	1.2 miles	T-Mobile	May 2015 / 3 Yrs	1,300	$16.80	NNN

(1)	Information obtained from the appraisal, third party market research reports and the underwritten rent roll.

The Borrower. The borrower is Moreno Valley Plaza, LTD., L.P., a California limited partnership and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Moreno Valley Plaza Mortgage Loan. Kamyar Mateen and Shervin Mateen are the guarantors of certain nonrecourse carveouts under the Moreno Valley Plaza Mortgage Loan.

The Sponsors. The sponsors are Kamyar Mateen and Shervin Mateen who both have over 30-years of real estate experience and are principals of Cannon Commercial which is a privately operated real estate investment and management company based in Los Angeles, California. The sponsors own over 20 office and retail properties located primarily in California and Texas.

The sponsors were previously involved in two foreclosed loans and four discounted payoffs for loans. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves of $172,028 for real estate taxes, $40,147 for insurance premiums, $500,000 for tenant improvements and leasing commissions, $173,937 for deferred maintenance, $92,681 for free rent and $4,689 for an environmental reserve. The loan documents also require ongoing monthly reserves in an amount equal to $34,406 for real estate taxes, $6,691 for insurance premiums, $4,831 for replacement reserves and $14,615 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The Moreno Valley Plaza Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and requires the borrower to direct tenants to pay their rents directly into such lockbox account. The loan documents also require that any rent received by the borrower or property manager is deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Sweep Event (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Sweep Event all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Sweep Event” will commence upon the earliest of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio being less than 1.10x at any time; (iii) if (a) a tenant greater than 10.0% of the net rentable area or of total annual rent, or (b) Harbor Freight, or (c) Office Depot, vacates, subleases or goes dark in substantially all of its space, files for bankruptcy (other than the Office Depot lease expiring upon its terms); (iv) if a tenant greater than 10.0% of the net rentable area or of total annual rent is downgraded below BBB- by S&P or the equivalent rating by any other rating agency; or (v) 12 months prior to lease expiration for (a) a tenant greater than 10.0% of the net rentable area or of total annual rent or (b) Harbor

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MORENO VALLEY PLAZA

Freight. A Cash Sweep Event will expire: with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), the amortizing debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters; with regard to clause (iii), upon the tenant reopening and paying full rent for two consecutive quarters and providing an estoppel certificate or if the tenant is replaced by an acceptable replacement tenant; with regard to clause (iv), if the tenant’s parent company is restored to at least BBB- by S&P or the equivalent rating by any other rating agency for at least two consecutive calendar quarters; or with regard to clause (v) the tenant’s lease has been extended for at least five years past the Moreno Valley Plaza Mortgage Loan maturity date or if the tenant is replaced by an acceptable replacement tenant. With respect to a tenant trigger event caused solely by Harbor Freight, the trigger event can also be cured upon the date $152,800 of excess cash flow has been collected and deposited into the rollover reserve. With respect to a tenant trigger event caused solely by Office Depot, the trigger event can also be cured by the earlier to occur of (i) November 30, 2019, or (ii) a deposit into the Rollover Account (via excess cash flow or additional Borrower deposit) in the amount equal to the product of (x) the number of months (including any partial month) from the date the Office Depot trigger event occurs through and including November 30, 2019 and (y) $20,000.

Property Management. The Moreno Valley Plaza Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Moreno Valley Plaza Property, provided that certain conditions are satisfied, including, but not limited to: (i) no mortgage loan event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; (iii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iv) if requested by the lender, confirmation from DBRS, Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates.

Partial Release. None

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Moreno Valley Plaza Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report indicated a probable maximum loss of 10.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SHOPS AT SOMERSET SQUARE

ANN TAYLOR

francesca's
COLLECTIONS

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REAL FOOD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SHOPS AT SOMERSET SQUARE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SHOPS AT SOMERSET SQUARE

The Shops at Somerset Square
110-170 Glastonbury Boulevard
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Windsor
Vernon
Bloomfield
South Windsor
Avon
East Hartford
Manchester
West Hartford
HARTFORD
Farmington
Wethersfield
Glastonbury
Newington
Plainville
New Britain
Rocky Hill

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 - The Shops at Somerset Square

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/Morningstar):	NR/NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$30,250,000			Specific Property Type:	Unanchored
Cut-off Date Balance:	$30,250,000			Location:	Glastonbury, CT
% of Initial Pool Balance:	3.2%			Size(3):	113,987 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$265.38
Borrower Name:	Shops at Somerset Square, LLC			Year Built/Renovated:	1987/NAP
Sponsor:	Rouse Properties, LP			Title Vesting:	Fee
Mortgage Rate:	4.030%			Property Manager:	Self-managed
Note Date:	October 18, 2016			4th Most Recent Occupancy (As of):	91.8% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	91.3% (12/31/2013)
Maturity Date:	November 1, 2026			2nd Most Recent Occupancy (As of):	93.6% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	87.7% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	89.3% (10/6/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(2):	NAV
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$2,686,974 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$2,453,559 (12/31/2015)
Additional Debt(3):	Yes			Most Recent NOI (As of):	$2,563,962 (TTM 8/31/2016)
Additional Debt Type(3):	Other
				U/W Revenues:	$4,214,213
				U/W Expenses:	$1,671,516
				U/W NOI:	$2,542,697
				U/W NCF:	$2,425,088
Escrows and Reserves(1):				U/W NOI DSCR:	1.46x
				U/W NCF DSCR:	1.39x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.4%
Taxes	$71,596	$71,596	NAP	U/W NCF Debt Yield:	8.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$42,000,000
Replacement Reserves	$0	$2,519	$60,444	As-Is Appraisal Valuation Date:	September 2, 2016
TI/LC Reserve	$0	$12,349	$444,549	Cut-off Date LTV Ratio:	72.0%
Tenant Specific TI/LC Reserve	$50,000	$0	NAP	LTV Ratio at Maturity or ARD:	65.4%

(1)	See “Escrows” section.

(2)	See “Cash Flow Analysis” section. 2013 historical operating statements were not provided by the seller.

(3)	See “Additional Indebtedness” section.

The Mortgage Loan. The mortgage loan (“The Shops at Somerset Square Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in an unanchored retail property located in Glastonbury, Connecticut (“The Shops at Somerset Square Property”). The Shops at Somerset Square Mortgage Loan was originated on October 18, 2016 by Wells Fargo Bank, National Association. The Shops at Somerset Square Mortgage Loan had an original principal balance of $30,250,000, has an outstanding principal balance as of the Cut-off Date of $30,250,000 and accrues interest at an interest rate of 4.030% per annum. The Shops at Somerset Square Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule through the term of The Shops at Somerset Square Mortgage Loan. The Shops at Somerset Square Mortgage Loan matures on November 1, 2026.

Following the lockout period, the borrower has the right to defease The Shops at Somerset Square Mortgage Loan in whole, but not in part, on any date before August 1, 2026. In addition, The Shops at Somerset Square Mortgage Loan is prepayable without penalty on or after August 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SHOPS AT SOMERSET SQUARE

Sources and Uses

Sources			Uses
Original loan amount	$30,250,000	70.6%	Purchase price(1)	$42,000,000	98.0%
Sponsor’s new cash contribution	12,625,826	29.4	Reserves	121,596	0.3
			Closing costs	754,230	1.8
Total Sources	$42,875,826	100.0%	Total Uses	$42,875,826	100.0%

(1)	The Shops at Somerset Square Property was previously securitized in the CSMC 2006-C5 transaction.

The Property. The Shops at Somerset Square Property is an open-air lifestyle shopping center located in Glastonbury, Connecticut, approximately 5.8 miles southeast of the Hartford, Connecticut central business district. The Shops at Somerset Square Property contains 113,987 square feet, consisting of 94,819 square feet of retail space (83.2% of net rentable area) and 19,168 square feet of office space (16.8% of net rentable area). Constructed in 1987, The Shops at Somerset Square Property is situated on a 13.6-acre parcel and is comprised of fashion, beauty and dining tenants in an outdoor town square environment. Major tenants include national retailers such as Talbots, Victoria’s Secret, AnnTaylor, Chipotle Mexican Grill, Chico’s FAS and White House/Black Market, among others. According to a third party market research report, The Shops at Somerset Square Property has averaged 93.3% occupancy since 2006 and has never dropped below 87.7% occupancy. Tenant retention has been high at The Shops at Somerset Square Property, with 24 tenants comprising approximately 67.6% of the net rentable area having been in occupancy for over 10 years. Additionally, The Shops at Somerset Square Property has experienced recent leasing activity, with two new leases and 19 renewal lease executed since the beginning of 2015 for approximately 54,567 square feet (47.9% of net rentable area).

Comparable tenant sales (tenants reporting at least four periods of sales history) have been consistent, with weighted average sales levels of $442 per square foot in 2013 and 2014, $450 per square foot in 2015 and $439 per square foot based on the most recent trailing-twelve months (see “Historical Sales PSF and Occupancy Costs” section), with total sales in excess of $30.9 million and an overall occupancy cost of 10.3%. As of October 6, 2016, The Shops at Somerset Square Mortgaged Property was 89.3% occupied by 35 tenants.

The following table presents certain information relating to the tenancy at The Shops at Somerset Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Tenants
Victoria’s Secret	BB+/Ba1/BB+	6,241	5.5%	$40.00	$249,640	8.1%	$333	12.0%	1/31/2020
Talbots	NR/B2/B-	8,405	7.4%	$26.50	$222,732	7.2%	$264	15.5%	1/31/2018(4)
Max Fish Restaurant	NR/NR/NR	6,749	5.9%	$33.00	$222,717	7.2%	$807	6.2%	11/30/2017(5)
Cafe Max	NR/NR/NR	5,502	4.8%	$33.00	$181,566	5.9%	$688	7.3%	11/30/2019(6)
AnnTaylor	NR/Ba2/BB-	6,800	6.0%	$20.29	$138,000	4.5%	$131(7)	15.5%(7)	8/31/2017(8)
Chico’s FAS	NR/NR/NR	3,917	3.4%	$35.00	$137,095	4.5%	$319	15.8%	2/29/2020
Jos A Bank	NR/B2/B	5,014	4.4%	$26.50	$132,871	4.3%	$243	16.8%	1/31/2021(9)
White House/Black Market	NR/NR/NR	3,315	2.9%	$39.00	$129,285	4.2%	$445	12.0%	2/28/2022
Massage Envy	NR/NR/NR	3,499	3.1%	$35.00	$122,465	4.0%	$355	13.9%	12/31/2018
Total Major Tenants		49,442	43.4%	$31.07	$1,536,371	49.9%

Non-Major Tenants		52,404	46.0%	$29.47	$1,544,250	50.1%

Occupied Collateral Total		101,846	89.3%	$30.25	$3,080,621	100.0%

Vacant Space		12,141	10.7%

Collateral Total		113,987	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2017 totaling $24,433.

(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending June 30, 2016 or July 31, 2016.

(4)	Talbots has one, three-year lease extension option.

(5)	Max Fish Restaurant has two, five-year lease extension options.

(6)	Cafe Max has two, five-year lease extension options.

(7)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending January 31, 2016.

(8)	AnnTaylor has the right to terminate its lease any time after December 31, 2016 with two months’ notice.

(9)	Jos A Bank has one, five-year lease extension option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SHOPS AT SOMERSET SQUARE

The following table presents certain information relating to the historical sales and occupancy costs at The Shops at Somerset Square Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2013	2014	2015	TTM 2016(2)	Current Occupancy Cost(3)
Victoria’s Secret	$342	$329	$334	$333	12.0%
Talbots	$242	$247	$272	$264	15.5%
Max Fish Restaurant	$715	$753	$779	$807	6.2%
Cafe Max	$665	$677	$698	$688	7.3%
AnnTaylor	$210	$200	$170	$131	15.5%
Chico’s FAS	$387	$364	$320	$319	15.8%
Jos A Bank	$311	$309	$247	$243	16.8%
White House/Black Market	$528	$481	$461	$445	12.0%
Massage Envy	$344	$361	$351	$355	13.9%

Total Comparable Sales(4)	$442	$442	$450	$439
Occupancy Costs(4)	10.2%	10.2%	10.0%	10.3%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the seller. Current Occupancy Cost is based on the most recent available historical sales.

(2)	TTM 2016 sales are based on the most recent available trailing-twelve month 2016 sales.

(3)	Current Occupancy Costs are based on the Annual U/W Base Rent, reimbursements and percentage rent (if applicable) and trailing-twelve months 2016 sales.

(4)	Comparable Sales and Occupancy Costs are for the 20 tenants that reported four historical periods of sales. The Harvey & Lewis Company (1.3% of net rentable area) did not report trailing-twelve month sales; their year-end 2015 sales were used.

The following table presents certain information relating to the lease rollover schedule at The Shops at Somerset Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	4	17,026	14.9%	17,026	14.9%	$448,544	14.6%	$26.34
2018	6	16,312	14.3%	33,338	29.2%	$469,400	15.2%	$28.78
2019	5	10,710	9.4%	44,048	38.6%	$353,530	11.5%	$33.01
2020	8	23,072	20.2%	67,120	58.9%	$825,202	26.8%	$35.77
2021	3	7,609	6.7%	74,729	65.6%	$223,636	7.3%	$29.39
2022	3	8,760	7.7%	83,489	73.2%	$280,307	9.1%	$32.00
2023	4	13,787	12.1%	97,276	85.3%	$342,581	11.1%	$24.85
2024	0	0	0.0%	97,276	85.3%	$0	0.0%	$0.00
2025	0	0	0.0%	97,276	85.3%	$0	0.0%	$0.00
2026	2	4,570	4.0%	101,846	89.3%	$137,421	4.5%	$30.07
Thereafter	0	0	0.0%	101,846	89.3%	$0	0.0%	$0.00
Vacant	0	12,141	10.7%	113,987	100.0%	$0	0.0%	$0.00
Total/Weighted Average	35	113,987	100.0%			$3,080,621	100.0%	$30.25

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at The Shops at Somerset Square Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	10/6/2016(2)
91.8%	91.3%	93.6%	87.7%	89.3%

(1)	Information obtained from a third-party market research report.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SHOPS AT SOMERSET SQUARE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at The Shops at Somerset Square Property:

Cash Flow Analysis(1)

	2014	2015	TTM 8/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,396,483	$3,210,931	$3,247,367	$3,080,621(2)	73.1%	$27.03(2)
Grossed Up Vacant Space	0	0	0	371,151	8.8	3.26
Percentage Rent	23,431	19,475	0	67,029	1.6	0.59
Total Reimbursables	1,153,044	1,090,914	1,149,678	1,013,530	24.1	8.89
Other Income	0	1,430	53,427	53,032	1.3	0.47
Less Vacancy & Credit Loss	0	0	0	(371,151)(3)	(8.8)	(3.26)
Effective Gross Income	$4,572,958	$4,322,750	$4,450,472	$4,214,213	100.0%	$36.97

Total Operating Expenses	$1,885,984	$1,869,191	$1,886,510	$1,671,516	39.7%	$14.66

Net Operating Income	$2,686,974	$2,453,559	$2,563,962	$2,542,697	60.3%	$22.31
TI/LC	0	0	0	87,386	2.1	0.77
Capital Expenditures	0	0	0	30,222	0.7	0.27
Net Cash Flow	$2,686,974	$2,453,559	$2,563,962	$2,425,088	57.5%	$21.28

NOI DSCR	1.54x	1.41x	1.47x	1.46x
NCF DSCR	1.54x	1.41x	1.47x	1.39x
NOI DY	8.9%	8.1%	8.5%	8.4%
NCF DY	8.9%	8.1%	8.5%	8.0%

(1)	2013 historical operating statements were not provided by the seller.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2017 totaling $24,433.

(3)	The underwritten economic vacancy is 10.8%. The Shops at Somerset Square Property is 89.3% physically occupied as of October 6, 2016.

Appraisal. As of the appraisal valuation date of September 2, 2016, The Shops at Somerset Square Property had an “as-is” appraised value of $42,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated September 13, 2016, there was no evidence of any recognized environmental conditions at The Shops at Somerset Square Property.

Market Overview and Competition. The Shops at Somerset Square Property is located in Glastonbury, Connecticut, approximately 5.8 miles southeast of the Hartford central business district. Located directly off of Route 3 on the Glastonbury Boulevard, The Shops at Somerset Square Property is easily accessible from Interstate 91, the major north-south transportation corridor for the center of Connecticut. The main entrance to The Shops at Somerset Square Property is provided via a signalized intersection at Glastonbury Boulevard and the on/off-ramp to State Route 3, providing convenient access. The surrounding retail centers are anchored by regional draws as Home Depot, TJ Maxx, Petco and Michaels and grocers as Whole Foods, ShopRite and Super Stop & Shop, creating an additional retail area in The Shops at Somerset Square’s immediate proximity. The Shops at Somerset Square also abuts and shares common parking access with approximately 248,064 square foot of Class A office buildings, which exhibit a current occupancy rate of approximately 89.9%, a five-year average historical occupancy rate of 92.8% and provide a captive daytime shopping and dining base.

According to the appraisal, The Shops at Somerset Square has a primary trade area that encompasses a five-mile radius. The 2015 population within a three- and five-mile radius were reported at approximately 51,264 and 189,304, respectively, and average household income within the same radii were reported at approximately $82,487 and $74,681, respectively. According to the appraisal, as of year-end 2015, The Shops at Somerset Square Property’s primary five-mile trade area had average retail sales per household of $68,634, which is in-line with the Hartford Core-Based Statistical Area average and well above the United States average of $54,920.

The appraiser estimated market rent for The Shops at Somerset Square Property to be $32.53 per square foot on a triple net basis, compared to the Annual U/W Base Rent PSF of $30.25 per square foot at The Shops at Somerset Square Property. According to a third party market research report, The Shops at Somerset Square Property is located in the East Hartford retail submarket cluster, which as of the second quarter 2016 had a total inventory of 12.6 million square feet and exhibits an average vacancy of 5.8%. The Shops at Somerset Square Property is also located within the Glastonbury retail micro-market, which as of the second quarter 2016 had a total inventory of 1.5 million square feet and exhibits an average vacancy of 4.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SHOPS AT SOMERSET SQUARE

The following table presents certain information relating to comparable properties to The Shops at Somerset Square Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Specific Property Type	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Blueback Square West Hartford, CT	2006/NAP	Lifestyle Center	8.7 miles	Available	September 2016 / NAV	3,100	$34.00	NNN
Blueback Square, West Hartford, CT	2006/NAP	Lifestyle Center	8.7 miles	GNC	January 2013 / 5 Yrs	1,548	$32.00	NNN
Griswold Shoppes, Glastonbury, CT	1962/NAP	Neighborhood Center	0.5 miles	Available	September 2016 / 10 Yrs.	2,000	$25.00	NNN
730 Hebron Avenue, Glastonbury, CT	1982/NAP	Strip Center	2.4 miles	Available	September 2016 / NAV	800	$25.00	NNN
Somerset Square Shopping Center Glastonbury, CT	1995/NAP	Community Center	0.3 miles	Empire Wine & Liquor	January 2016 / 10 Yrs.	6,500	$20.00	NNN
Wethersfield Shopping Center Wethersfield, CT	1960/2000	Community Center	8.9 miles	Smoker’s Paradise	September 2015 / 5 Yrs	600	$24.65	NNN
Storrs Center Storrs, CT	NAV/2013	Lifestyle Center	24.8 miles	Webster Bank	May 2013 / 10 Yrs	1,600	$35.00	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Shops at Somerset Square, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Shops at Somerset Square Mortgage Loan. Rouse Properties, LP is the guarantor of certain nonrecourse carveouts for The Shops at Somerset Square Mortgage Loan.

The Sponsor. The sponsor is Rouse Properties, LP (“Rouse”). Rouse is a publicly traded real estate investment trust headquartered in New York. As of October 19, 2016, Rouse has a portfolio of properties, which includes 36 malls and retail centers in 22 states encompassing approximately 23.8 million square feet of retail space. As of December 31, 2015, Rouse had total assets of approximately $2.5 billion and total equity of $534.5 million. Rouse was acquired by an affiliate of Brookfield Asset Management Inc. (“Brookfield”) on July 6, 2016. Brookfield owns or manages 150 premier office properties totaling more than 100 million square feet in key gateway cities in the United States, United Kingdom, Canada, Australia, Brazil and India. The indirect owner of the borrower and the sponsor (which is the carve-out guarantor) is a publically traded REIT into which certain properties (not including The Shops at Somerset) were spun off in connection with the April 2009 bankruptcy filing of General Growth Properties, Inc., which emerged from bankruptcy in November 2010. See also “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus. Rouse reported that it is currently named as a defendant in a class action lawsuit concerning the fairness of the sale of Rouse to an affiliate of Brookfield. See “Description of the Mortgage Pool-Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves in the amount of $71,596 for real estate taxes and $50,000 for outstanding TI/LC reserves for Cafe Max. The loan documents require monthly deposits of $71,596 for real estate taxes, $2,519 for replacement reserves (subject to cap of $60,444) and $12,349 for tenant improvements and leasing commissions reserve (subject to a cap of $444,549).

The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) The Shops at Somerset Square Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. The Shops at Somerset Mortgage Loan requires a lender-controlled hard lockbox account, which is already in place, and that the borrower and property manager direct all tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within five business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower. During a Cash Trap Event Period, all funds are required to be swept to a lender-controlled cash management account, and all excess funds shall be held by the lender in an excess cash flow reserve account so long as an event of default has occurred and is continuing.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; or (ii) the amortizing debt service coverage ratio falling below 1.20x at the end of any calendar quarter, based on the prior trailing-twelve months, tested. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

However, upon the occurrence and continuance of a Cash Trap Event Period caused solely by the amortizing debt service coverage ratio being less than 1.20x at the end of any month (tested quarterly), based on the trailing 12-month period, the borrower may (but will not be obligated to) cure such Cash Trap Event Period by posting (x) cash or (y) an evergreen letter of credit in form and substance reasonably acceptable to the lender, in an amount equal to the amount by which The Shops at Somerset Mortgage Loan would have to be partially prepaid in order for the amortizing debt service coverage ratio to be at least 1.25x, and such deposit of cash or provision of a letter of credit will cure such Cash Trap Event Period caused by the existence and continuance of the amortizing debt service coverage ratio being less than 1.20x, provided that when the amortizing debt service coverage ratio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE SHOPS AT SOMERSET SQUARE

continues to be tested as of the end of each calendar quarter and with respect to such calculations, the borrower will be given credit against the outstanding balance of The Shops at Somerset Mortgage Loan for any such cash deposited or the face amount of any such letter of credit.

Property Management. The Shops at Somerset Square Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer The Shops at Somerset Square Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, the lender has received confirmation from DBRS, Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates.

Partial Release. Not permitted.

Additional Indebtedness. The loan documents permit the pledge of direct or indirect ownership interests in the borrower for corporate-level lines of credit or other company financing, subject to certain conditions, including (i) the pledgee is an institutional lender regularly engaged in the practice of making such loans; (ii) the debt facility for such pledge is secured by substantial collateral other than The Shops at Somerset Square Property; (iii) repayment of the debt facility is not tied specifically to The Shops at Somerset Square Property’s cash flow; and (iv) any transfer resulting from the pledge shall satisfy certain transfer requirements specified in the loan documents. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in the Preliminary Prospectus.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Shops at Somerset Square Property (provided that the borrower is not required to pay terrorism premiums in excess of two times the premium for all risk and business interruption coverage on a stand-alone basis if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect). The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of The Shops at Somerset Square Property during the loan term. At the time of closing, The Shops at Somerset Square Property has windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAUSEWAY PLAZA I, II & III

3300

N HULLEN ST
3330 ESPLANADE
3300 WEST ESPLANADE
3230 WEST ESPLANADE
VILLAGE DR
3510 NORTH CAUSEWAY
16TH ST
15TH ST
MELVIL DEWEY DR
W ESPLANADE AVE S
W ESPLANADE AVE N
N CAUSEWAY BLVD
RIDGELAKE DR

3510

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAUSEWAY PLAZA I, II & III

Causeway Plaza I, II & III
3230, 3300 and 3330 West Esplanade Avenue;
3510 North Causeway Boulevard
Metairie, LA 70002
Lake Pontchartrain
Pontchartrain Causeway
Linear Park
Folse Dr
Esplanade Ave
Clearview Pkwy
East Jefferson General Hospital
Lakeway Center
Cleary Ave
Louis Armstrong New Orleans Intl. Airport 4 miles
The Place Plaza
Lakeside Shopping Center
Veterans Memorial Blvd
Clearview Mall
Lafreniere Park
Tulane Lakeside Hospital
W. Napoleon Ave
Transcontinental Dr
METAIRIE
JEFFERSON PARISH
Causeway Blvd
W. Metairie Ave
New Orleans Saints Headquarters
NO Zephyrs Baseball Stadium
Louisiana Tech. College - Jefferson
Airline Dr
Earhart Expwy
Citrus Blvd
Elmwood Shopping Center
Central Ave
Jefferson
Jefferson Hwy
Ochsner Medical Center
River Ridge
Elmwood
ELMWOOD INDUSTRIAL PARK
Hickory Ave
Jefferson Hwy
Riverside Rd
Colonial Club Dr
HUEY P. LONG BRIDGE
Harahan
Colonial Golf and Country Club
Mississippi River
River Rd
Bridge City
Bridge City Ave
River Rd
Waggaman
Westwego
Live Oak St
Esplanade Ave
Bonnabel Blvd
Lake Ave
Veterans Blvd
Metairie Rd
Metairie Country Club
New Orleans Country Club
Breakwater Park
New Canal Lighthouse
West End
Canal Blvd
Lakeview
Lakeshore Dr
University of New Orleans
Elysian Fields Ave
Robert E. Lee Blvd
Gentilly
North Course at City Park
Filmore Ave
Mirabeau Ave
LaBorde Lookout
ORLEANS PARISH
City Park
Dillard University
Ted Gormley Stadium
New Orleans Museum of Art
Delgado Community College
Fairgrounds Racetrack
Esplanade Ave
Broad Ave
STREETCAR
Orleans Ave
Canal St
Treme-Lafitte
Tulane Ave
Tulane-Gravier
LSU/VA Complex
Medical Center of Louisiana
French Market
FRENCH QUARTER
Claiborne Ave
Carrollton Ave
NEW ORLEANS
Willow St
Champion Square
Audubon Aquarium
Mercedes-Benz Superdome
Riverwalk Marketplace
CBD
Smoothie King Ctr.
New Orleans E. N. Morial Conv. Ctr.
Yulman Stadium
Nashville Ave
Broadmoor
Leake Ave
Claiborne Ave
Tulane University
Ochsner Baptist Medical Ctr.
Central City
Loyola University
Freret St
Lower Garden District
Audubon Park Golf Course
Napoleon Ave
St. Charles Ave
Audubon
Garden District
Audubon Zoo
Magazine St
Children's Hospital New Orleans
Tchoupitoulas St
West Riverside
Mississippi River
Gretna
Harvey
10
610
61
90
LA 3139
LA 48
LA 18
Lake Pontchartrain
Kenner
NEW ORLEANS
Metairie
River Ridge
Shrewsbury
Elmwood
Harahan
Bridge City
Waggaman
Avondale
Westwego
Gretna
Terrytown
Harvey
Marrero
Timberlane
Belle Chasse
Estelle
Woodmere
Lake Cataouatche
Lakeview
Bywater
Arabi
Uptown
Audubon
Algiers
Chalmette
CBD
JEFFERSON PARISH
Little Woods

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Causeway Plaza I, II & III

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/Morningstar):	NR/NR/NR/NR			Property Type:	Office
Original Principal Balance:	$30,000,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$30,000,000			Location:	Metairie, LA
% of Initial Pool Balance:	3.1%			Size:	335,566 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$89.40
Borrower Name:	West Esplanade Causeway Associates LLC			Year Built/Renovated:	1980/2012
Sponsor:	Jeffrey J. Feil			Title Vesting:	Fee
Mortgage Rate:	4.250%			Property Manager:	Self-managed
Note Date:	October 31, 2016			4th Most Recent Occupancy (As of):	88.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	90.0% (12/31/2013)
Maturity Date:	November 11, 2026			2nd Most Recent Occupancy (As of):	98.0% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	94.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	94.4% (10/1/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(2):	$2,387,362 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of)(2):	$3,076,576 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of):	$3,330,721 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$3,487,021 (TTM 6/30/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$6,456,590
				U/W Expenses:	$3,179,030
				U/W NOI:	$3,277,560
				U/W NCF:	$2,700,366
Escrows and Reserves(1):				U/W NOI DSCR:	1.85x
				U/W NCF DSCR:	1.52x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.9%
Taxes	$439,678	$39,971	NAP	U/W NCF Debt Yield:	9.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$41,150,000
Replacement Reserves	$0	$5,872	NAP	As-Is Appraisal Valuation Date:	September 23, 2016
TI/LC Reserve	$0	$41,946	$1,500,000	Cut-off Date LTV Ratio:	72.9%
Outstanding TI/LC Reserve	$508,725	$0	NAP	LTV Ratio at Maturity or ARD:	66.4%

(1)	See “Escrows” section.

(2)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Causeway Plaza I, II & III Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in an office complex located in Metairie, Louisiana (the “Causeway Plaza I, II & III Property”). The Causeway Plaza I, II & III Mortgage Loan was originated on October 31, 2016 by Wells Fargo Bank, National Association. The Causeway Plaza I, II & III Mortgage Loan had an original principal balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and accrues interest at an interest rate of 4.250% per annum. The Causeway Plaza I, II & III Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Causeway Plaza I, II & III Mortgage Loan matures on November 11, 2026.

Following the lockout period, the borrower has the right to defease the Causeway Plaza I, II & III Mortgage Loan in whole, but not in part, on any date before August 11, 2026. In addition, the Causeway Plaza I, II & III Mortgage Loan is prepayable without penalty on or after August 11, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAUSEWAY PLAZA I, II & III

Sources and Uses

Sources			Uses
Original whole loan amount	$30,000,000	100.0%	Loan payoff(1)	$26,666,945	88.9%
			Reserves	948,403	3.2
			Closing costs	168,913	0.6
			Return of equity	2,215,739	7.4
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)	The Causeway Plaza I, II & III Property was previously securitized in the BACM 2007-1 transaction.

The Property. The Causeway Plaza I, II & III Property is a three-building, six-story, class B office building totaling approximately 335,566 square feet located in Metairie, Louisiana approximately seven miles northwest of the New Orleans central business district. The Causeway Plaza I, II & III Property includes an 8-story parking structure containing 1,193 parking spaces, which along with the 193 surface spaces, results in a parking ratio of 4.13 spaces per 1,000 feet of rentable area. The office buildings are similar in design and are each arranged around their own central atrium lobby. Built in phases from 1980 to 1985 and renovated in 2012, the Causeway Plaza I, II & III Property features a diverse tenant roster comprising 38 tenants with the three largest tenants, Jacobs Engineering Group Inc. (NYSE: JEC) (“Jacobs Engineering”), AT&T (rated A-/Baa1/BBB+ by Fitch, Moody’s and S&P, respectively) and Hub International Gulf South (“Hub International”), representing only 39.1% of the combined net rentable area and no other tenant representing more than 7.2% of underwritten annual base rent. Jacobs Engineering provides technical, professional, and construction services to various industrial, commercial, and governmental clients. Jacobs Engineering has been in occupancy since 1998 and has expanded and renewed its lease multiple times at the Causeway Plaza I, II & III Property. Both AT&T and Hub International have been in occupancy at the Causeway Plaza I, II & III Property for over 10 years and have renewed their leases at least once. Tenants comprising approximately 64.8% of net rentable area have been in occupancy for over 10 years. The Causeway Plaza I, II & III Property has averaged 93.4% occupancy since 2007, and has never dropped below 88.0%. As of October 1, 2016, the Causeway Plaza I, II & III Property was 94.4% occupied by 38 tenants subject to 49 leases.

The following table presents certain information relating to the tenancies at the Causeway Plaza I, II & III Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Jacobs Engineering Group Inc.	NR/NR/NR	49,413	14.7%	$20.25(3)	$1,000,545(3)	16.5%	Various(3)
AT&T	A-/Baa1/BBB+	45,339	13.5%	$18.75	$850,106	14.1%	3/31/2019(4)
Hub International Gulf South	NR/Caa2/B	36,484	10.9%	$18.50(5)	$674,952(5)	11.2%	Various(5)
Project Consulting Services	NR/NR/NR	22,320	6.7%	$19.50	$435,240	7.2%	3/31/2022(6)
Cannon Cochran Management Services Inc.	NR/NR/NR	22,147	6.6%	$18.50	$409,719	6.8%	8/31/2025(7)
Total Major Tenants		175,703	52.4%	$19.18	$3,370,562	55.7%

Non-Major Tenants		141,100	42.0%	$18.97	$2,677,037	44.3%

Occupied Collateral Total		316,803	94.4%	$19.09	$6,047,599	100.0%

Vacant Space		18,763	5.6%

Collateral Total		335,566	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2017 totaling $14,727.

(3)	Jacobs Engineering Group Inc. leases multiple suites under multiple leases: 12,422 square feet (3.7% of the net rentable area) with an Annual U/W Base Rent PSF of $19.50 expiring November 30, 2017 and 36,991 square feet (11.0% of the net rentable area) with an Annual U/W Base Rent PSF of $20.50 expiring November 30, 2022.

(4)	AT&T has the option to terminate 18,347 square feet (5.5% of net rentable area) of its space any time after March 31, 2017 with nine months’ required notice and payment of a termination fee equal to unamortized tenant improvements and leasing commissions and an additional payment of approximately $22,934.

(5)	Hub International Gulf South leases multiple suites under multiple leases with 65 square feet (0.2% of the net rentable area) leased as storage space with an Annual U/W Base Rent PSF of $18.46 leased on a month to month basis and 36,419 square feet (10.9% of the net rentable area) leased as office space with an Annual U/W Base Rent PSF of $18.50 expiring April 30, 2023.

(6)	Project Consulting Services has the option to terminate its lease effective March 31, 2020 with notice required by September 30, 2019 and payment of a termination fee equal to unamortized tenant improvements and leasing commissions and an additional payment of approximately $161,310.

(7)	Cannon Cochran Management Services Inc. has the option to terminate its lease any time after September 30, 2020 with 6 months’ required notice and payment of a termination equal to unamortized tenant improvements and leasing commissions and three months of current base rent at the time of notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAUSEWAY PLAZA I, II & III

The following table presents certain information relating to the lease rollover schedule at the Causeway Plaza I, II & III Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	7	1,608	0.5%	1,608	0.5%	$30,180	0.5%	$18.77
2016	0	0	0.0%	1,608	0.5%	$0	0.0%	$0.00
2017	9	38,675	11.5%	40,283	12.0%	$740,170	12.2%	$19.14
2018	10	36,592	10.9%	76,875	22.9%	$714,580	11.8%	$19.53
2019	7	79,858	23.8%	156,733	46.7%	$1,517,967	25.1%	$19.01
2020	6	21,120	6.3%	177,853	53.0%	$404,568	6.7%	$19.16
2021	3	11,854	3.5%	189,707	56.5%	$213,197	3.5%	$17.99
2022	3	59,311	17.7%	249,018	74.2%	$1,193,556	19.7%	$20.12
2023	2	44,309	13.2%	293,327	87.4%	$823,662	13.6%	$18.59
2024	0	0	0.0%	293,327	87.4%	$0	0.0%	$0.00
2025	1	22,147	6.6%	315,474	94.0%	$409,719	6.8%	$18.50
2026	0	0	0.0%	315,474	94.0%	$0	0.0%	$0.00
Thereafter(4)	1	1,329	0.4%	316,803	94.4%	$0	0.0%	$0.00
Vacant	0	18,763	5.6%	335,566	100.0%	$0	0.0%	$0.00
Total/Weighted Average	49	335,566	100.0%			$6,047,599	100.0%	$19.09

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Includes one suite occupied as a management office (1,329 square foot) with no attributed lease or Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Causeway Plaza I, II & III Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	10/1/2016(2)
88.0%	90.0%	98.0%	94.0%	94.4%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Causeway Plaza I, II & III Property:

Cash Flow Analysis

	2013(1)	2014(1)	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,333,459	$5,729,083	$5,883,192	$6,068,643	$5,932,466(2)	91.9%	$17.68
Grossed Up Vacant Space	0	0	0	0	481,011	7.4	1.43
Total Reimbursables	225,383	425,589	498,388	376,942	394,083	6.1	1.17
Other Income	123,952	133,633	130,858	130,946	130,041	2.0	0.39
Less Vacancy & Credit Loss	0	0	0	0	(481,011)(3)	(7.4)	(1.43)
Effective Gross Income	$5,682,794	$6,288,305	$6,512,438	$6,576,531	$6,456,590	100.0%	$19.24

Total Operating Expenses	$3,295,432	$3,211,729	$3,181,717	$3,089,510	$3,179,030	49.2%	$9.47

Net Operating Income	$2,387,362	$3,076,576	$3,330,721	$3,487,021	$3,277,560	50.8%	$9.77
TI/LC	0	0	0	0	506,725	7.8	1.51
Capital Expenditures	0	0	0	0	70,469	1.1	0.21
Net Cash Flow	$2,387,362	$3,076,576	$3,330,721	$3,487,021	$2,700,366	41.8%	$8.05

NOI DSCR	1.35x	1.74x	1.88x	1.97x	1.85x
NCF DSCR	1.35x	1.74x	1.88x	1.97x	1.52x
NOI DY	8.0%	10.3%	11.1%	11.6%	10.9%
NCF DY	8.0%	10.3%	11.1%	11.6%	9.0%

(1)	The increase in Net Operating Income from 2013 to 2014 was due to the increase in occupancy from 90.0% as of December 31, 2013 to 98.0% as of December 31, 2014.

(2)	U/W Base Rent includes contractual rent steps through September 2017 totaling $14,727.

(3)	The underwritten economic vacancy is 7.5%. The Causeway Plaza I, II & III Property was 94.4% physically occupied as of October 1, 2016.

Appraisal. As of the appraisal valuation date of September 23, 2016, the Causeway Plaza I, II & III Property had an “as-is” appraised value of $41,150,000.

Environmental Matters. According to a Phase I environmental site assessment dated September 23, 2016, there was no evidence of any recognized environmental conditions at the Causeway Plaza I, II & III Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAUSEWAY PLAZA I, II & III

Market Overview and Competition. The Causeway Plaza I, II & III Property located along N. Causeway Boulevard approximately seven miles northwest of the New Orleans central business district. According to the appraisal, land uses within the Causeway Plaza I, II & III Property’s neighborhood consist mainly of retail and commercial developments. The immediate area contains limited vacant land sites and the vast majority of the surrounding developments benefit from the high traffic counts along Causeway Boulevard (62,287 vehicles per day), Veterans Boulevard (67,205 vehicles per day), Clearview Parkway (58,806 vehicles per day) and Interstate 10 (191,358 vehicles per day). The Causeway Plaza I, II & III Property benefits from its location at the intersection of W. Esplanade Avenue and N. Causeway Boulevard, the first major commercial hub whereby the Lake Pontchartrain Causeway reaches the south shore of Lake Pontchartrain. The Lake Pontchartrain Causeway, which spans approximately 24 miles, is the longest bridge over water in the world and is the only direct route connecting Covington and New Orleans, Louisiana.

According to a third party market report, Metairie office rental rates are typically higher than central business district office rates, but when central business district parking costs are factored in the analysis, the asking rent in Metairie compared to the central business district market is significantly less. Several factors, including ample parking proximity to large North Shore residential communities (along Lake Pontchartrain) and lack of new office product development contribute to the strong office market.

According to a third party market report, the Causeway Plaza I, II & III Property is located in the Airport/Kenner/Metairie submarket of the New Orleans office market. As of the third quarter of 2016, the Airport/Kenner/Metairie submarket contained 766 buildings comprising approximately 9.5 million square feet (19.8% of the New Orleans office market) and reported a vacancy rate of 5.3%, with an average rental rate of $17.91 per square foot on a gross basis. According to the appraisal, the 2016 population within a three- and five-mile radius were reported at approximately 110,052 and 240,459, respectively, and average household income within the same radii were reported at approximately $83,885 and $77,952, respectively. The population is expected to grow 0.4% and 0.7% within the same three- and five-mile radius from 2016 to 2021.

The following table presents certain information relating to comparable office leases for the Causeway Plaza I, II & III Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Executive Tower Metairie, LA	1972/NAP	14	184,609	93%	0.1 miles	C2C Resources	April 2016 / 3.0 Yrs	1,364	$17.00	BYS
Executive Tower Metairie, LA	1972/NAP	14	184,609	93%	0.1 miles	BOPCP	January 2016 / 4.0 Yrs	4,726	$16.00	BYS
Executive Tower Metairie, LA	1972/NAP	14	184,609	93%	0.1 miles	McDonough Marine Service	December 2015 / 5.0 Yrs	12,468	$17.00	BYS
Executive Tower Metairie, LA	1972/NAP	14	184,609	93%	0.1 miles	Streamline Title Company	June 2015 / 3.0 Yrs	1,154	$19.00	BYS
3445 N. Causeway Metairie, LA	1979/NAP	10	128,876	88%	0.1 miles	R.W. Krebs	December 2014 / 3.0 Yrs	3,474	$17.50	BYS
Metairie Tower Metairie, LA	1973/NAP	6	93,595	91%	3.7 miles	Confidential	December 2015 / 3.0 Yrs	515	$20.00	FSG
Heritage Plaza Metairie, LA	1983/NAP	20	353,003	90%	3.0 miles	Confidential	August 2016 / 5.0 Yrs	2,087	$19.00	FSG
Severn Place Metairie, LA	1983/NAP	5	85,674	100%	0.6 miles	Confidential	April 2015 / 5.0 Yrs	3,569	$18.50	FSG

(1)	Information obtained from the appraisal.

The Borrower. The borrower is West Esplanade Causeway Associates LLC, a New York limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Causeway Plaza I, II & III Mortgage Loan. Jeffrey J. Feil is the guarantor of certain nonrecourse carveouts under the Causeway Plaza I, II & III Mortgage Loan.

The Sponsor. The sponsor is Jeffrey J. Feil, CEO of The Feil Organization, a real estate investment, development and management firm based New York City. Founded over 60 years ago, The Feil Organization developed and manages over 26.0 million square feet of retail, commercial and industrial properties, over 5,000 residential rental units, as well as hundreds of net leased properties and thousands of acres of undeveloped land across the United States. Mr. Feil is involved in ongoing litigation with various family members and shareholders. See “Description of the Mortgage Pool – Litigation and Other Considerations” in the Preliminary Prospectus.

Escrows. The loan documents provide for upfront reserves of $439,678 for real estate taxes and $508,725 for outstanding tenant improvements and leasing commissions (“TI/LCs”) related to three tenants: Jacobs Engineering Group Inc. ($311,838), Project Consulting Services ($141,596) and Jewish Family Services ($55,291). The loan documents also provide for ongoing monthly reserves of $39,971 for real estate taxes; $5,872 for replacement reserves; and $41,946 for TI/LCs (capped at $1.5 million). The loan documents do not require monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the Causeway Plaza I, II & III Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of the payment of insurance premiums.

Lockbox and Cash Management. The Causeway Plaza I, II & III Mortgage Loan documents require a lender-controlled lockbox account, which is already in place, and the borrower and property manager are required to deposit all rents directly into such lockbox account within one business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are required to be disbursed to the borrower. Upon the occurrence of a Cash Trap Event Period, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CAUSEWAY PLAZA I, II & III

borrower or property manager are required to cause all rents to be deposited directly into such lockbox account, all funds in the lockbox account will be swept to a lender-controlled subaccount, and all excess funds shall be held by the lender in an excess cash flow reserve so long as no event of default has occurred or is continuing.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield being less than 7.5% or (iii) the earlier of (a) six months prior to the earliest stated expiration (including renewal terms) of Jacobs Engineering or (b) receipt of notice by the borrower that Jacobs Engineering Group Inc. intends to terminate its lease at the Causeway Plaza I, II & III Property. A Cash Trap Event Period will end with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the net cash flow debt yield being at least 7.75% for two consecutive calendar quarters; or, with respect to clause (iii), all or substantially all of the Jacobs Engineering Group Inc. space is released to an acceptable replacement tenant or tenants or Jacobs Engineering irrevocably exercises its renewal option with respect to all or substantially all of their space. A Cash Trap Event Period with respect to clause (iii) may also be cured if the borrower deposits with the lender an amount equal to $35.00 per square foot.

Property Management. The Causeway Plaza I, II & III Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer the Causeway Plaza I, II & III Property, provided that certain other conditions are satisfied, including, but not limited to (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from DBRS, Fitch, Moody’s and Morningstar that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Causeway Plaza I, II & III Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity and subject to a cap equal to two times the premium for the casualty coverage on a stand-alone basis.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of Causeway Plaza I, II and III Property during the loan term. At the time of closing, The Causeway Plaza I, II and III Property has windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIRFIELD INN & SUITES BROOKLYN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIRFIELD INN & SUITES BROOKLYN

Fairfield Inn & Suites Brooklyn
181 Third Avenue
Brooklyn, NY 11217
MANHATTAN
BROOKLYN
East River
Upper New York Bay
Gowanus Bay
Williamsburg
DUMBO
Brooklyn Navy Yard
Clinton Hill
Fort Greene Park
Brooklyn Heights
Downtown Brooklyn
Columbia St. Warehouse District
Cobble Hill
Boerum Hill
Carroll Gardens
Prospect Heights
Red Hook
Red Hook Park
Red Hook Recreational Area
Gowanus
Park Slope
PROSPECT PARK
South Slope
Sunset Park
GREENWOOD CEMETERY
Governors Island Natl. Monument
Governors Island
Battery Park
Brooklyn-Battery Tunnel
Brooklyn Br.
Manhattan Br.
Brooklyn-Queens Expwy
Bklyn-Queens Expwy
Gowanus Expwy
Prospect Expwy
Flushing Ave
Atlantic Ave
Fulton St
Flatbush Ave
Eastern Pkwy
Prospect Park West
Pratt Institute
Long Island University-Brooklyn Campus
Polytech Institute of NYU
CUNY of Technology
MetroTech Center
Brooklyn Law School
Atlantic Center
Barclays Center
Brooklyn Museum
Brooklyn Botanic Gardens
Prospect Park Zoo
New York Methodist Hospital
Long Island College Hospital
Brooklyn Cruise Terminal
Water Front Museum
IKEA
Gowanus Industrial Arts Complex
Lutheran Medical Center
NEW YORK CITY
BRONX
QUEENS
NEW JERSEY
JERSEY CITY
Atlantic Ocean
Jamaica Bay
John F. Kennedy Intl. Airport
LaGuardia Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Fairfield Inn & Suites Brooklyn

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/Morningstar):	NR/NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$28,500,000			Specific Property Type:	Limited Service
Cut-off Date Balance:	$28,429,236			Location:	Brooklyn, NY
% of Initial Pool Balance:	3.0%			Size:	133 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room:	$213,754
Borrower Name:	Freud Third Avenue Properties, LLC			Year Built/Renovated:	2011/NAP
Sponsor:	Marc Jay Freud			Title Vesting:	Fee
Mortgage Rate:	4.560%			Property Manager:	Gulph Creek Partners LP
Note Date:	September 26, 2016			4th Most Recent Occupancy:	78.7% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	82.9% (12/31/2013)
Maturity Date:	October 6, 2026			2nd Most Recent Occupancy (As of):	83.2% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of):	86.5% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	86.0% (7/31/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$4,043,146 (12/31/2013)
Call Protection:	L(26),D(89),O(5)			3rd Most Recent NOI (As of):	$3,802,377 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$3,997,472 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$4,175,372 (TTM 7/31/2016)
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues:	$8,480,548
				U/W Expenses:	$4,428,516
				U/W NOI:	$4,052,032
Escrows and Reserves(2):				U/W NCF:	$3,628,004
				U/W NOI DSCR:	2.32x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.08x
Taxes	$29,182	$4,864	NAP	U/W NOI Debt Yield:	14.3%
Insurance	$61,318	$4,717	NAP	U/W NCF Debt Yield:	12.8%
FF&E Reserve	$0	(2)	NAP	As-Is Appraised Value:	46,900,000
Deferred Maintenance	$16,025	$0	NAP	As-Is Appraised Valuation Date:	July 14, 2016
PIP Reserve	$1,200,000	Springing	NAP	Cut-off Date LTV Ratio:	60.6%
Seasonality Reserve	$100,000	Springing	$100,000	LTV Ratio at Maturity or ARD:	49.2%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Fairfield Inn & Suites Brooklyn Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a limited service hotel located in Brooklyn, New York (the “Fairfield Inn & Suites Brooklyn Property”). The Fairfield Inn & Suites Brooklyn Mortgage Loan was originated on September 26, 2016 by Ladder Capital Finance LLC. The Fairfield Inn & Suites Brooklyn Mortgage Loan had an original principal balance of $28,500,000, has an outstanding principal balance as of the Cut-off Date of $28,429,236 and accrues interest at an interest rate of 4.560% per annum. The Fairfield Inn & Suites Brooklyn Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule through the term of the Fairfield Inn & Suites Brooklyn Mortgage Loan. The Fairfield Inn & Suites Brooklyn Mortgage Loan matures on October 6, 2026.

Following the lockout period, the borrower has the right to defease the Fairfield Inn & Suites Brooklyn Mortgage Loan in whole or in part (with respect to the parking lot, see “Partial Release” section), on any date before June 6, 2026. In addition, the Fairfield Inn & Suites Brooklyn Mortgage Loan is prepayable without penalty on or after June 6, 2026.

Sources and Uses

Sources			Uses
Original loan amount	$28,500,000	100.0%	Loan payoff(1)	$23,603,554	82.8%
			Reserves	1,406,524	4.9
			Closing costs	379,044	1.3
			Return of equity	3,110,877	10.9
Total Sources	$28,500,000	100.0%	Total Uses	$28,500,000	100.0%

(1)	The Fairfield Inn & Suites Brooklyn Property was previously securitized in the UBSBB 2012-C4 transaction and the payoff includes defeasance costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIRFIELD INN & SUITES BROOKLYN

The Property. The Fairfield Inn & Suites Brooklyn Property consists of a limited-service hotel totaling 133 guestrooms, located in Brooklyn, New York. Situated on a 0.5-acre parcel, the Fairfield Inn & Suites Brooklyn Property was originally constructed in 2011. The Fairfield Inn & Suites Brooklyn Property is located in the Gowanus neighborhood near Park Slope and Boerum Hill.

The Fairfield Inn & Suites Brooklyn Property contains 102 king guestrooms, 28 double/double guestrooms and three one-bedroom suites. The guestrooms feature wooden accents, free internet and walk-in showers. Amenities at the Fairfield Inn & Suites Brooklyn Property include a breakfast dining area, 450 square feet of meeting space, a fitness center, a business center, a rooftop terrace and 33 on-site parking spots resulting in a parking ratio of 0.2 spaces per room. According to the appraisal, the demand segmentation for the Fairfield Inn & Suites Brooklyn Property in 2015 was 55% leisure, 35.0% commercial and 10.0% group. The franchise agreement with Marriott expires in July 2031.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Fairfield Inn & Suites Brooklyn Property:

Cash Flow Analysis

	2013	2014	2015	TTM 7/31/2016	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	82.9%	83.2%	86.5%	86.0%	86.0%
ADR	$185.50	$179.42	$187.84	$192.37	$192.37
RevPAR	$153.70	$149.32	$162.55	$165.36	$165.36

Room Revenue	$7,461,305	$7,248,961	$7,891,160	$8,049,576	$8,027,583	94.7%	$60,358
F&B Revenue	0	0	0	14,825	14,784	0.2	111
Other Revenue	358,997	343,819	434,366	439,381	438,181	5.2	3,295
Total Revenue	$7,820,302	$7,592,780	$8,325,526	$8,503,782	$8,480,548	100.0%	$63,764

Total Department Expenses	1,673,659	1,809,425	1,971,676	2,002,647	1,945,927	22.9	14,631
Gross Operating Profit	$6,146,643	$5,783,355	$6,353,850	$6,501,135	$6,534,621	77.1%	$49,132

Total Undistributed Expenses	2,020,804	1,899,608	2,252,931	2,225,823	2,379,366	28.1	17,890
Profit Before Fixed Charges	$4,125,839	$3,883,747	$4,100,919	$4,275,312	$4,155,255	49.0%	$31,243

Total Fixed Charges	82,693	81,370	103,447	99,940	103,223(1)	1.2	776

Net Operating Income	$4,043,146	$3,802,377	$3,997,472	$4,175,372	$4,052,032	47.8%	$30,466
FF&E	0	0	0	0	424,027	5.0	3,188
Net Cash Flow	$4,043,146	$3,802,377	$3,997,472	$4,175,372	$3,628,004	42.8%	$27,278

NOI DSCR	2.32x	2.18x	2.29x	2.39x	2.32x
NCF DSCR	2.32x	2.18x	2.29x	2.39x	2.08x
NOI DY	14.2%	13.4%	14.1%	14.7%	14.3%
NCF DY	14.2%	13.4%	14.1%	14.7%	12.8%

(1)	The Fairfield Inn & Suites Brooklyn Property is subject to a 25-year tax abatement which provides for 100.0% tax relief for the first 16 years of the hotel’s operations followed by an annual 10.0% assessment escalation of the improvements through the 25th year. The tax abatement began in the 2012/2013 tax year and full taxes will not be incurred until the 2037/2038 tax year. Full taxes are estimated to be $1,124,618 for the 2016/2017 tax year.

The Appraisal. As of the appraisal valuation date of July 14, 2016, the Fairfield Inn & Suites Brooklyn Property had an “as-is” appraised value of $46,900,000. Assuming completion of a property improvement plan (“PIP”) for which $1,200,000 was reserved at origination, the appraiser also concluded to an “as-complete” value of $50,200,000 as of August 1, 2018, which equates to an “as-complete” loan-to-value-ratio of 56.6% based off of the cut-off date balance. The appraiser also concluded to an “as-stabilized” value of $51,000,000 as of August 1, 2019, which equates to an “as-stabilized” loan-to-value-ratio of 55.7% based off of the cut-off date balance, and assumes a stabilized RevPAR of $190.11.

Environmental Matters. According to a Phase I environmental assessment dated September 1, 2016, there was evidence of a recognized environmental condition at the Fairfield Inn & Suites Brooklyn Property due to two open adjacent gas station leaking underground storage tank (“LUST”) sites and gasoline-related contamination. However, the environmental consultant concluded that no further investigation or action was required because: (i) the gasoline-related contamination (found in 2006) was determined to be attributable to an off-site source; (ii) with respect to one of the open LUST sites a responsible party has been identified and is addressing the contamination under the oversight of the New York State Department of Environmental Conservation (“NYSDEC”); (iii) the groundwater contamination associated with the second open LUST is not anticipated to impact the Fairfield Inn & Suites Brooklyn Property based on the direction of groundwater flow, a responsible party has been identified for the second LUST site and the NYSDEC is pursuing an enforcement action against that party to address the contamination; (iv) the NYSDEC does not consider the Fairfield Inn & Suites Brooklyn Property to be a source of contamination; and (v) the Fairfield Inn & Suites Brooklyn Property is serviced by public water and sewer.

Market Overview and Competition. The Fairfield Inn & Suites Brooklyn Property is located in Brooklyn, New York in the Gowanus neighborhood adjacent to Park Slope and Boerum Hill. The Fairfield Inn & Suites Brooklyn Property is located near Interstate-278 and in close proximity to the Atlantic Avenue/Barclays Center, Atlantic Terminal, Bergen Street and Union Street Stations. Trains that service those stations include the 2, 3, 4, 5, D, N, R, B and Q New York City Subway lines as well as the Long Island Rail Road. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIRFIELD INN & SUITES BROOKLYN

Barclays Center is located less than one mile from the Fairfield Inn & Suites Brooklyn Property and is home to the Brooklyn Nets and the New York Islanders. LaGuardia Airport is located seven miles to the northeast and John F. Kennedy International Airport is approximately nine miles to the east of the Fairfield Inn & Suites Brooklyn Property. Other demand generators that are within five miles include Long Island University, Brooklyn Museum, Brooklyn Botanic Garden, Metrotech Center, Brooklyn Bridge Park and the Brooklyn Navy Yard. According to the appraisal, the estimated 2016 population within a one-, three- and five-mile radius of the Fairfield Inn & Suites Brooklyn Property was 139,769, 1,129,183 and 2,695,889, respectively; the estimated 2016 average household income within the same radii was $143,528, $91,013 and $94,752, respectively.

The following table presents certain information relating to the Fairfield Inn & Suites Brooklyn Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Fairfield Inn & Suites Brooklyn			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2016 TTM	82.3%	$180.56	$148.58	85.9%	$191.50	$164.46	104.4%	106.1%	110.7%
7/31/2015 TTM	88.8%	$170.25	$151.15	84.6%	$181.35	$153.40	95.3%	106.5%	101.5%
7/31/2014 TTM	85.5%	$177.10	$151.43	81.3%	$173.29	$140.95	95.1%	97.8%	93.1%

(1)	Information obtained from a third party hospitality research report dated August 18, 2016. The competitive set includes: Holiday Inn Express New York Brooklyn, Red Lion Inn & Suites Brooklyn, Hotel Le Bleu, Nu Hotel, aloft Hotel New York Brooklyn and the Best Western Plus Prospect Park Hotel.

The Borrower. The borrower is Freud Third Avenue Properties, LLC, a New York limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Fairfield Inn & Suites Brooklyn Mortgage Loan. Marc Jay Freud is the guarantor of certain nonrecourse carveouts under the Fairfield Inn & Suites Brooklyn Mortgage Loan.

The Sponsor. The sponsor is Marc Jay Freud who is the Managing Member of Troutbrook Company Holdings, LLC, a privately held New York based developer and owner of residential, industrial, retail and hospitality properties in New York, Pennsylvania, California and Florida. Mr. Freud also owns a Hampton Inn in Allentown, Pennsylvania. Mr. Freud was the original developer of the Fairfield Inn & Suites Brooklyn Property and has owned it ever since completing construction in 2011.

Escrows. The loan documents provide for upfront escrows in the amount of $29,182 for real estate taxes, $61,318 for insurance, $1,200,000 for a PIP reserve, $100,000 for a seasonality reserve and $16,025 for deferred maintenance. The loan documents also provide for ongoing reserves in the amount of $4,864 for real estate taxes, $4,717 for insurance and with respect to the FF&E reserve, the greater of (i) one-twelfth of 2.0% of gross room revenues for the first 18 monthly payments or 4.0% of gross room revenues for the remainder of the term of the Fairfield Inn & Suites Brooklyn Mortgage Loan and (ii) the amount required under the franchise agreement (which is currently calculated at 5.0%). Additionally, if the amount on deposit in the seasonality reserve is ever below $100,000 (the “Seasonality Reserve Cap”), then such reserve is to be replenished up to the Seasonality Reserve Cap through the collection of a monthly reserve amount equal to the lesser of (i) 25% of the Seasonality Reserve Cap and (ii) all available cash flow after prior waterfall distributions.

If at any time the Franchisor requires additional PIP work during the term of the loan, the borrower must deposit with the lender 125% of the estimated costs to complete such PIP work less the amount of FF&E funds that remain in the FF&E account that are not allocated for FF&E work and less the amount then on deposit in the PIP reserve, within 30 days of receipt of the notice from Franchisor.

Lockbox and Cash Management. The Fairfield Inn & Suites Brooklyn Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs all credit card companies to pay all rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Sweep Event, the amounts on deposit in the lender-controlled lockbox account are swept daily into a borrower controlled account after payment of all in debt service, reserves and expenses. Upon the occurrence of a Cash Sweep Event, all excess funds after the waterfall distributions shall be retained by the lender.

A “Cash Sweep Event” will commence upon any of the following: (i) the occurrence and continuance of an event of default under the Fairfield Inn & Suites Brooklyn Mortgage Loan or the management agreement; (ii) the debt service coverage ratio falling below 1.25x at any time; (iii) if in October of each calendar year, the seasonality reserve is less than the Seasonality Reserve Cap; (iv) the delivery of notice by the franchisor of an event of default or an event that with the passage of time and/or delivery of notice permits the franchisor to terminate the franchise agreement; and (v) the date which is twelve months prior to the expiration of the franchise agreement to the extent the borrower has not entered into a new replacement franchise agreement in accordance with the loan documents and has not, if required, deposited funds in the PIP reserve. A Cash Sweep Event will be cured, with regard to clause (i), upon the cure of such event of default or entering into a replacement management agreement with respect to a default under the management agreement; with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters; with regard to clause (iii) once the funds in deposit in the seasonality reserve are equal to the Seasonality Reserve Cap; with regard to clause (iv), the date on which evidence is provided of the cure of such default; and with regard to clause (v), the borrower has entered into a replacement franchise agreement in accordance with the loan documents and deposited funds in the PIP reserve, if required.

Property Management. The Fairfield Inn & Suites Brooklyn Property is managed by Gulph Creek Partners LP.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

FAIRFIELD INN & SUITES BROOKLYN

Assumption. The borrower has the right to transfer the Fairfield Inn & Suites Brooklyn Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if required by the lender, the lender has received confirmation from DBRS, Fitch, Moody’s and Morningstar that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates.

Partial Release. Following the lockout period, the borrower is permitted to obtain the release of the parking lot from the lien of the Fairfield Inn & Suites Brooklyn Mortgage Loan in connection with a partial defeasance, subject to certain conditions including: (i) there being no event of default under the loan agreement or franchise agreement; (ii) partial defeasance of the Fairfield Inn & Suites Brooklyn Mortgage Loan in the amount of the greater of 120% of the allocated loan amount, $2,810,000, or 100% of net sales proceeds; (iii) the debt service coverage ratio will be no less than the greater of 2.00x or the debt service coverage ratio in effect immediately prior to the release; (iv) the loan-to-value ratio will be no greater than the lesser of 61.0% and the loan-to-value ratio in effect immediately prior to the release; and (v) the borrower enters into any reciprocal easement agreements the lender requires.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The loan documents permit mezzanine financing subject to: (i) there being no event of default; (ii) a maximum combined loan-to-value ratio of 65.0%; (iii) a minimum combined debt service coverage ratio equal to 2.05x; (iv) the execution of an intercreditor agreement in form and substance acceptable to the lender; and (v) rating agency confirmation from DBRS, Fitch, Moody’s and Morningstar that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Fairfield Inn & Suites Brooklyn Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 360 days extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GURNEE MILLS

macy's

GURNEE MILLS

Hunt Club Road
Gurnee Mills Boulevard East
Tri State Tollway I-94

café
LOFT

Outdoor World
Bass Pro Shops

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GURNEE MILLS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GURNEE MILLS

Milwaukee 40 miles
Brookfield
Waukesha
MILWAUKEE
New Berlin
Franklin
Fort Atkinson
Oak Creek
Whitewater
Caledonia
Racine
Janesville
Elkhorn
Delavan
Burlington
Sturtevant
Kenosha
Beloit
Darien
Twin Lakes
Bristol
Pleasant Prairie
WISCONSIN
ILLINOIS
Lake Michigan
Roscoe
Harvard
Antioch
Zion
Machesney Park
Loves Park
Spring Grove
Gurnee
Waukegan
Woodstock
Johnsburg
Libertyville
North Chicago
Rockford
Marengo
Crystal Lake
Mundelein
Buffalo Grove
Highland Park
Arlington
Palatine Hts.
Northbrook
Elgin
Evanston
Sycamore
DeKalb
Rochelle
Addison
Oak Park
CHICAGO
St. Charles
Geneva
Wheaton
Loop
Aurora
Van Patten Woods Forest Preserve
W. 9th St
WINTHROP HARBOR
Winthrop Harbor
Illinois Beach State Park
Rosecrans Rd
N. Green Bay Rd
Kenosha Rd
Beulah Park
21st St
Sterling Lake Forest Preserve
Zion
Shiloh Park
ZION
Galilee Ave
Sheridan Rd
METRA UNION PACIFIC NORTH LINE
29th St
Thunderhawk Golf Course
33rd St
Kilbourne Rd
N. Delany Rd
Wadsworth Rd
County Forest Preserve
Waukegan Sports Park
Waukegan National Airport
Beach Park
Illinois Beach Nature Preserve
York House Rd
Lindenhurst
Sand Lake Rd
Midlane Country Club
Waukegan Savanna Forest Preserve
Green Bay Rd
N. Sheridan Rd
Stearns School Rd
Skokie Hwy
N. Lewis Ave
Miltmore Lake
Fourth Lake
Grandwood Park
Grand Ave
Gurnee Mills
6170 West Grand Avenue
Gurnee, IL 60031
W. Rollins Rd
Gurnee Town Center
Grand Hunt Shopping Center
KeyLime Cove Indoor Waterpark and Resort
Waukegan Plaza
Gurnee
Bittersweet Golf Club
Rollins Savanna Forest Preserve
Third Lake
Druce Lake
Six Flags Great America
Grand Ave.
Waukegan
Washington St
Washington St.
Lake County Courthouse
WAUKEGAN
College of Lake County
Tri-State Tollway
METRA NORTH CENTRAL LINE
Gages Lake
Heather Ridge Golf Course
Park City
Grayslake
Belvidere St
Belvidere Rd
10th St
Almond Marsh Forest Preserve
Merit Club
Milwaukee Ave
N. River Rd
Green Bay Rd
METRA
GRAYSLAKE
NORTH CHICAGO
Foss Park Golf Course
North Chicago
Casey Rd
LAKE COUNTY
O'Plaine Rd
Argonne Dr
PRAIRIE CROSSING
METRA MILWAUKEE NORTH LINE
Riverhill Forest Preserve
Lake County Fairgrounds
Buckley Rd
Abbott
GREAT LAKES
Naval Station Great Lakes
Lake Michigan
Winchester Rd
Green Oaks
Midlothian Rd
LIBERTYVILLE
Pine Meadow Golf Course
Butler Lake
W. Park Ave
Lake Bluff
Mundelein
Saint Marys Lake
Libertyville
Rockland Rd
LAKE BLUFF
Old School Forest Preserve
Condell Memorial Hospital
MUNDELEIN
St. Marys Rd
Countryside Golf Course
Chicago Bears Headquarters
Lake Forest Hospital
Lake Forest
Countryside Lake
Vernon Hills
MacArthur Woods Preserve
Diamond Lake
Chicago 34 miles
LAKE FOREST
Lake Forest College

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 - Gurnee Mills

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/Morningstar):	NR/NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$25,000,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$24,930,491			Location:	Gurnee, IL
% of Initial Pool Balance:	2.6%			Size(3):	1,683,915 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$162.86
Borrower Name:	Mall at Gurnee Mills, LLC			Year Built/Renovated:	1991/2014
Sponsor:	Simon Property Group, L.P.			Title Vesting:	Fee
Mortgage Rate:	3.990%			Property Manager:	Self-managed
Note Date:	September 27, 2016			4th Most Recent Occupancy (As of)(3):	94.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	95.2% (12/31/2013)
Maturity Date:	October 1, 2026			2nd Most Recent Occupancy (As of)(4):	95.8% (12/31/2014)
IO Period:	None			Most Recent Occupancy (As of)(4):	95.1% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	91.1% (9/22/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$25,964,013 (12/31/2013)
Call Protection:	L(26),D(87),O(7)			3rd Most Recent NOI (As of):	$27,475,772 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$27,801,962 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$28,050,715 (TTM 7/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$40,778,955
				U/W Expenses:	$14,098,029
				U/W NOI:	$26,680,926
				U/W NCF:	$25,099,266
				U/W NOI DSCR(1):	1.70x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.60x
				U/W NOI Debt Yield(1):	9.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.2%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$417,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	August 23, 2016
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	65.8%
TI/LC Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	52.4%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Gurnee Mills Whole Loan (as defined below) as of the Cut-off Date.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section. As of September 22, 2016, the Gurnee Mills Mortgaged Property (as defined below) was 91.1% leased and 81.9% occupied. The leased percentage includes the Simon Master Lease (as defined below) (2.8% of net rentable area), Floor & Décor and three other tenants who have not yet taken occupancy, all totaling 9.2% of net rentable area combined. Current occupancy and leased percentages do not include any temporary tenants or non-collateral tenants. Including temporary tenants, occupancy in 2013, 2014, 2015 and as of September 22, 2016 was 98.2%, 98.9%, 97.6% and 94.8%, respectively.

The Mortgage Loan. The mortgage loan (the “Gurnee Mills Mortgage Loan”) is part of a whole loan (the “Gurnee Mills Whole Loan”) that is evidenced by six pari passu promissory notes (Notes A-1A, A-1B, A-2A, A-2B, A-3 and A-4) secured by a first mortgage encumbering a super-regional mall located in Gurnee, Illinois (the “Gurnee Mills Property”). The Gurnee Mills Whole Loan was co-originated on September 27, 2016 by Wells Fargo Bank, National Association, Column Financial, Inc. and Regions Bank. The Gurnee Mills Whole Loan had an original principal balance of $275,000,000, has an outstanding principal balance as of the Cut-off Date of $274,235,396 and accrues interest at an interest rate of 3.990% per annum. The Gurnee Mills Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule through the term of the Gurnee Mills Whole Loan. The Gurnee Mills Whole Loan matures on October 1, 2026.

Note A-2B, which will be contributed to the WFCM 2016-LC25 Trust, had an original principal balance of $25,000,000, has an outstanding principal balance as of the Cut-off Date of $24,930,491 and represents a non-controlling interest in the Gurnee Mills Whole Loan. The controlling Note A-1A, which had an original principal balance of $75,000,000, is expected to be contributed to the CSAIL 2016-C7 securitization trust. The non-controlling Note A-2A, which had an original principal balance of $80,000,000, was contributed to the WFCM 2016-C36 securitization trust. The remaining non-controlling notes, which had an aggregate original principal balance of $95,000,000, are expected to be contributed to future securitization trusts (referred to herein collectively as the “Gurnee Mills Companion Loans”). The lender provides no assurances that any non-securitized pari passu note will not be split

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GURNEE MILLS

further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Gurnee Mills Whole Loan” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1A	$75,000,000	CSAIL 2016-C7(2)	Yes
A-1B	$35,000,000	Column Financial, Inc.	No
A-2A	$80,000,000	WFCM 2016-C36	No
A-2B	$25,000,000	WFCM 2016-LC25	No
A-3	$30,000,000	Regions Bank	No
A-4	$30,000,000	Regions Bank	No
Total	$275,000,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.
(2)	Expected to contributed to the CSAIL 2016-C7 securitization trust.

Following the lockout period, the borrower has the right to defease the Gurnee Mills Mortgage Loan in whole, but not in part, on any date before April 1, 2026. In addition, the Gurnee Mills Mortgage Loan is prepayable without penalty on or after April 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 1, 2019.

Sources and Uses

Sources			Uses
Original whole loan amount	$275,000,000	85.1%	Loan payoff(1)	$322,543,428	99.8%
Sponsor’s new cash contribution	48,328,282	14.9	Closing costs	784,854	0.2
Total Sources	$323,328,282	100.0%	Total Uses	$323,328,282	100.0%

(1)	The Gurnee Mills Property was previously securitized in the JPMCC 2007-CB20 and JPMCC 2007-C1 transactions.

The Property. The Gurnee Mills Property is a single-story, super-regional mall located at the intersection of Grand Avenue and Interstate-94 in Gurnee, Illinois, approximately 42.5 miles northwest of Chicago, Illinois. According to the appraisal, together with the adjacent Six Flag Great America (“Six Flags”) amusement park (located just across Interstate-94 approximately 2.8 miles southeast), the Gurnee Mills Property draws over 26 million visitors annually to the area. The Gurnee Mills Property contains 1,934,721 square feet of retail space, of which 1,683,915 square feet (the “Gurnee Mills Mortgaged Property”) serves as collateral for the Gurnee Mills Whole Loan. The Gurnee Mills Mortgaged Property is situated on a 233.5-acre parcel of land. Developed in 1991 by the Mills Corporation, the Gurnee Mills Property is anchored by Marcus Cinema (not part of the collateral), Burlington Coat Factory (not part of the collateral) and Value City Furniture (not part of the collateral), Bass Pro Shops Outdoor, Sears Grand, Floor & Décor, Kohl’s and Macy’s. Major tenants at the Gurnee Mills Mortgaged Property include Forever 21, Marshalls Homegoods, Rink Side, Last Call Neiman Marcus, Bed Bath & Beyond / Buy Buy Baby, Off Broadway Shoes, Rainforest Café and Saks Fifth Avenue Off 5th, among others. In 2013, the Macy’s anchor space was constructed at a reported cost to the tenant of $20.0 million and the borrower simultaneously invested $2.7 million in renovations to the Macy’s wing of the Gurnee Mills Mortgaged Property. Further, the borrower negotiated a buyout of a prior tenant and executed a lease with Floor & Décor in 2016 for 105,248 square feet (6.3% of net rentable area). Floor & Décor, which specializes in the hard surface flooring market, offering a broad in-stock selection of tile, wood, stone and flooring accessories straight from the manufacturers, began paying rent October 2016 and is expected to open in January 2017. Sports Authority previously occupied 46,892 square feet (2.8% of net rentable area) but declared bankruptcy and vacated the Gurnee Mills Mortgaged Property in 2016. Simon Property Group, Inc. (“SPG”) (rated A2/A by Moody’s and S&P) has executed a 10-year master lease for this space at a rent of $700,000 ($14.93 per square foot), which will burn off once they have a signed lease or leases and a tenant (or tenants) is in occupancy and paying full, unabated rent (the “Simon Master Lease”).

As of July 31, 2016, tenants occupying 10,000 square feet or less had trailing 12-month in-line sales of $347 per square foot, which is up 3.0% from 2014, with an average occupancy cost of 15.2%. 2015 total sales (for all tenants who reported) at the Gurnee Mills Property were $304.6 million. Further, according to servicer-reported information, the Gurnee Mills Mortgaged Property has exhibited increasing cash flow, with net operating income increasing 27.6% from approximately $22.0 million in 2007 to $28.1 million as of the trailing-twelve months July 2016 operating statement. As of September 22, 2016, the Gurnee Mills Mortgaged Property was 91.1% leased and 81.9% occupied by 159 tenants. The leased percentage includes the Simon Master Lease (2.8% of net rentable area), Floor & Décor and three other tenants who have not yet taken occupancy, all totaling 9.2% of net rentable area combined.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GURNEE MILLS

The following table presents certain information relating to the tenancy at the Gurnee Mills Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant – Not Part of Collateral
Marcus Cinema	NR/NR/NR	88,707	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Burlington Coat Factory	NR/NR/BB-	82,320	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Value City Furniture	NR/NR/NR	79,779	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants
Bass Pro Shops Outdoor	NR/Ba3/BB-	137,201	8.1%	$10.15	$1,392,590	6.3%	$189	5.4%	8/31/2018
Sears Grand	CC/Caa1/CCC+	201,439	12.0%	$5.00	$1,007,195	4.6%	$71	8.6%	4/30/2019(4)
Floor & Décor(5)	NR/NR/NR	105,248	6.3%	$9.25	$974,000	4.4%	NAP	NAP	9/30/2026(6)
Kohl’s(7)	BBB/Baa2/BBB	111,675	6.6%	$5.95(7)	$664,466	3.0%	$176(8)	4.3%(8)	9/2/2024(9)
Macy’s(10)	BBB/Baa2/BBB	130,000	7.7%	$0(10)	$0(11)	0.0%	$134(8)	0.4%(8)	1/31/2039(12)
Total Anchor Tenants		685,563	40.7%	$7.27(13)	$4,038,251	18.3%

Major Tenants
Forever 21	NR/NR/NR	24,107	1.4%	$28.82	$694,764	3.1%	$183	16.8%	1/31/2024
Marshalls Homegoods	NR/A2/A+	60,000	3.6%	$9.75	$585,000	2.7%	$212	5.2%	1/31/2022
Rink Side	NR/NR/NR	55,970	3.3%	$8.58	$480,000	2.2%	NAP	NAP	12/31/2016(14)
Last Call Neiman Marcus	NR/NR/NR	30,462	1.8%	$15.00	$456,930	2.1%	$166	9.1%	1/31/2020
Bed Bath & Beyond / Buy Buy Baby	NR/Baa1/BBB+	60,317	3.6%	$7.50	$452,378	2.1%	$143	8.9%	1/31/2023
Off Broadway Shoes	NR/NR/NR	21,000	1.2%	$17.00	$357,000	1.6%	$110	20.8%	4/30/2021
Rainforest Cafe	NR/NR/NR	20,003	1.2%	$14.90	$298,000	1.4%	$174	11.6%	12/31/2018(15)
Saks Fifth Avenue Off 5	NR/B1/B+	28,108	1.7%	$9.10	$255,783	1.2%	$105	11.0%	6/30/2019
Total Major Tenants		299,967	17.8%	$11.93	$3,579,854	16.2%

Non-Major Tenants(16)		548,621	32.6%	$26.32	$14,438,249	65.5%

Occupied Collateral Total		1,534,151	91.1%(17)	$14.38	$22,056,354	100.0%

Vacant Space		149,764	8.9%

Collateral Total		1,683,915	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2017 totaling $315,690.
(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending July 31, 2016.
(4)	Sears Grand has six, five-year lease extension options.
(5)	Floor & Décor is still completing its buildout and is not yet in occupancy but began paying rent on October 1, 2016. They are scheduled to open for business in January 2017.
(6)	Floor & Décor has three, five-year lease extension options.
(7)	Kohl’s owns their own improvements; Annual U/W Base Rent is reflective of ground rent.
(8)	Sales PSF and Occupancy cost are for the trailing 12-month period ending December 31, 2015.
(9)	Kohl’s has four, five-year lease extension options.
(10)	Macy’s owns their own improvements.
(11)	Macy’s pays solely reimbursements currently. They are also required to pay percentage rent, which is calculated based on a percentage of sales above $26.0 million.
(12)	Macy’s has ten, five-year lease extension options.
(13)	The Total Anchor Tenants Annual U/W Base Rent PSF excludes Macy’s square footage. Including Macy’s, the Annual U/W Base Rent PSF is $5.89.
(14)	Rink Side recently exercised their automatic five-year lease renewal option, extending their lease to December 2021.
(15)	Rainforest Café has the right to terminate its lease at any time with twelve months prior written notice and payment of a termination fee equal to the greater of one year of then current rent or $500,000.
(16)	Non-Major Tenants includes $700,000 attributed to the Simon Master Lease and $4,563 attributed to Marcus Cinema’s common area maintenance reimbursements. Marcus Cinema’s square footage is excluded from the calculation.
(17)	As of September 22, 2016, the Gurnee Mills Mortgaged Property was 81.9% occupied and 91.1% leased. The leased percentage includes the Simon Master Lease (2.8% of net rentable area), Floor & Décor and three other tenants who have not yet taken occupancy, all totaling 9.2% of net rentable area combined.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GURNEE MILLS

The following table presents certain information relating to the historical sales and occupancy costs at the Gurnee Mills Mortgaged Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2014	2015	TTM 7/31/2016	Current Occupancy Cost(2)
Bass Pro Shops Outdoor	$188	$187	$189	5.4%
Sears Grand	$86	$76	$71	8.6%
Kohl’s	$174	$176	NAV	4.3%
Macy’s	$141	$134	NAV	0.4%(3)
Forever 21	$195	$172	$183	16.8%
Marshalls Homegoods	$192	$211	$212	5.2%
Last Call Neiman Marcus	$195	$182	$166	9.1%
Bed Bath & Beyond / Buy Buy Baby	$159	$150	$143	8.9%
Off Broadway Shoes	$115	$114	$110	20.8%
Rainforest Cafe	$175	$186	$174	11.6%
Saks Fifth Avenue Off 5	NAV	$106	$105	11.0%

Total Comparable In-line Sales (< 10,000 square feet)	$337	$353	$347
Occupancy Costs	15.0%	14.5%	15.2%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Current Occupancy Cost is based on the most recent available Historical Sales.
(2)	Current Occupancy Costs are based on the Annual U/W Base Rent and reimbursements and historical sales.
(3)	Macy’s pays solely reimbursements currently. They are also required to pay percentage rent, which is calculated based on a percentage of sales above $26.0 million.

The following table presents certain information relating to the lease rollover schedule at the Gurnee Mills Mortgaged Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	3	11,475	0.7%	11,475	0.7%	$311,601	1.4%	$27.15
2016	3	79,477	4.7%	90,952	5.4%	$516,766	2.3%	$6.50
2017	26	69,784	4.1%	160,736	9.5%	$2,515,793	11.4%	$36.05
2018	23	199,595	11.9%	360,331	21.4%	$3,392,943	15.4%	$17.00
2019	16	278,979	16.6%	639,310	38.0%	$2,716,434	12.3%	$9.74
2020	14	77,358	4.6%	716,668	42.6%	$1,645,599	7.5%	$21.27
2021	15	73,185	4.3%	789,853	46.9%	$1,957,735	8.9%	$26.75
2022	4	72,578	4.3%	862,431	51.2%	$939,095	4.3%	$12.94
2023	15	107,168	6.4%	969,599	57.6%	$1,853,045	8.4%	$17.29
2024	23	223,371	13.3%	1,192,970	70.8%	$3,667,843	16.6%	$16.42
2025	8	20,126	1.2%	1,213,096	72.0%	$522,412	2.4%	$25.96
2026	6	181,193	10.8%	1,394,289	82.8%	$1,912,525	8.7%	$10.56
Thereafter	3	139,862	8.3%	1,534,151	91.1%	$104,563	0.5%	$0.75
Vacant	0	149,764	8.9%	1,683,915	100.0%	$0	0.0%	$0.00
Total/Weighted Average	159	1,683,915	100.0%			$22,056,354	100.0%	$14.38

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Gurnee Mills Mortgaged Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(2)	12/31/2014(2)	12/31/2015(2)	9/22/2016(3)(4)
94.0%	95.2%	95.8%	95.1%	91.1%

(1)	Information obtained from the servicer.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.
(4)	As of September 22, 2016, the Gurnee Mills Mortgaged Property was 81.9% occupied and 91.1% leased. The leased percentage includes the Simon Master Lease, Floor & Décor and three other tenants who have not yet taken occupancy, all totaling 9.2% of net rentable area combined.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GURNEE MILLS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Gurnee Mills Mortgaged Property:

Cash Flow Analysis

	2013	2014	2015	TTM 7/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$20,520,014	$22,641,489	$22,716,688	$22,207,409	$22,056,354(1)	54.1%	$13.10(1)
Grossed Up Vacant Space	0	0	0	0	6,159,895(2)	15.1	3.66
Percentage Rent	542,881	339,800	599,424	989,722	979,159	2.4	0.58
Total Reimbursables	12,522,737	13,642,927	13,955,041	14,065,465	13,088,291	32.1	7.77
Specialty Leasing Income(3)	4,339,492	3,638,788	3,421,783	3,392,678	3,523,393	8.6	2.09
Other Income	1,200,144	1,201,801	1,068,511	1,111,763	1,131,757	2.8	0.67
Less Vacancy & Credit Loss	0	0	0	0	(6,159,895)(4)	(15.1)	(3.66)
Effective Gross Income	$39,125,268	$41,464,805	$41,761,447	$41,767,037	$40,778,955	100.0%	$24.22

Total Operating Expenses	$13,161,255	$13,989,033	$13,959,485	$13,716,322	$14,098,029	34.6%	$8.37

Net Operating Income	$25,964,013	$27,475,772	$27,801,962	$28,050,715	$26,680,926	65.4%	$15.84
TI/LC	0	0	0	0	1,160,681	2.8	0.69
Capital Expenditures	0	0	0	0	420,979	1.0	0.25
Net Cash Flow	$25,964,013	$27,475,772	$27,801,962	$28,050,715	$25,099,266	61.5%	$14.91

NOI DSCR(5)	1.65x	1.75x	1.77x	1.78x	1.70x
NCF DSCR(5)	1.65x	1.75x	1.77x	1.78x	1.60x
NOI DY(5)	9.5%	10.0%	10.1%	10.2%	9.7%
NCF DY(5)	9.5%	10.0%	10.1%	10.2%	9.2%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2017 totaling $315,690.
(2)	Grossed up vacant space includes gross-up rent and recoveries.
(3)	Specialty leasing income includes income from temporary tenants, kiosks and signage at the Gurnee Mills Mortgaged Property.
(4)	The underwritten economic vacancy is 13.4%. The Gurnee Mills Mortgaged Property was 81.9% occupied and 91.1% leased as of September 22, 2016. The leased percentage includes the Simon Master Lease (2.8% of net rentable area), Floor & Décor and three other tenants who have not yet taken occupancy, all totaling 9.2% of net rentable area combined. Excluding the $700,000 in Simon Master Lease income results in a net cash flow debt service coverage ratio and debt yield of 1.53x and 8.7%, respectively.
(5)	The debt service coverage ratios and debt yields are based on the Gurnee Mills Whole Loan.

Appraisal. As of the appraisal valuation date of August 23, 2016, the Gurnee Mills Property had an “as-is” appraised value of $417,000,000. The appraiser also concluded to an “as-stabilized” value of $430,000,000 as of September 1, 2017, which equates to an “as-stabilized” loan-to-value-ratio of 63.8%.

Environmental Matters. According to a Phase I environmental site assessment dated August 26, 2016, there was no evidence of any recognized environmental conditions at the Gurnee Mills Property.

Market Overview and Competition. The Gurnee Mills Property is located in Gurnee, Illinois, located at the intersection of Grand Avenue and Interstate-94 in Gurnee, Illinois, approximately 42.5 miles northwest of Chicago, Illinois and 48.2 miles south of Milwaukee. Located in Lake County, the Gurnee Mills Property has excellent visibility and direct access off of Interstate-94, the major north/south thoroughfare connecting Chicago and Milwaukee. Additional demand drivers in the area include Six Flags and KeyLime Cove Indoor Waterpark and Resort (“KeyLime Cove”), which are located directly southeast of the Gurnee Mills Property on the opposite side of Interstate-94. Six Flags is one of the Midwest’s largest theme and amusement/outdoor water parks, with over 100 rides and attractions that generate approximately 3.0 million visitors per year. KeyLime Cove includes a 65,000 square foot waterpark, seven restaurants, two spas and 414 resort style guestrooms and suites. KeyLime Cove was recently named among the top 10 water parks in the United States by two major news publications. The average daily traffic along Interstate-94 is 86,600 and 39,600 along Grand Avenue, which runs eight miles east to Lake Michigan and is the main access point for the Gurnee Mills Property. The area also benefits from the Naval Station Great Lakes, located eight miles southeast of the Gurnee Mills Property. The campus is home to the United States Navy’s only recruit training base, which graduates nearly 40,000 recruits annually.

According to the appraisal, the Gurnee Mills Property is located in the Lake/McHenry County submarket and has a primary trade area that encompasses a ten-mile radius. The 2015 population within a five- and 10-mile radius were reported at approximately 122,401 and 454,466, respectively, and average household income within the same radii were reported at approximately $102,298 and $94,579, respectively. The population is expected to grow 0.8% and 0.9% within the same five- and ten-mile radius from 2015 to 2020.

The appraiser estimated market rent for Gurnee Mills Property to be $15.95 per square foot on a triple net basis, compared to the Annual U/W Base Rent PSF of $14.38 per square foot at the Gurnee Mills Mortgaged Property. The appraiser concluded to a vacancy rate of 5.0% and a third party market research report indicated a second quarter 2016 retail vacancy rate within a 3-mile radius of the Gurnee Mills Mortgaged Property of 1.7% and a competitive set vacancy of 5.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GURNEE MILLS

The following table presents certain information relating to comparable properties to the Gurnee Mills Property:

Competitive Set(1)

	Gurnee Mills (Subject)	Fashion Outlets of Chicago	Chicago Premium Outlets	Pleasant Prairie Premium Outlets	Huntley Outlet Center	Hawthorn Center	Woodfield Mall	Old Orchard
Location	Gurnee, IL	Rosemont, IL	Aurora, IL	Pleasant Prairie, WI	Huntley, IL	Vernon Hills, IL	Schaumburg, IL	Skokie, IL
Distance from Subject	--	29.0 miles	44.0 miles	8.7 miles	30.3 miles	10.0 miles	24.0 miles	25.0 miles
Property Type	Super-Regional Center/Outlet Mall	Super-Regional Center/Outlet Mall	Outlet Center	Outlet Center	Outlet Center	Super-Regional Center/Mall	Enclosed Regional Mall	Enclosed Regional Mall
Year Built/Renovated	1991/2014	2013/NAP	2004/2015	1988/2006	1994/2005	1973/2015	1999/2016	1956/1995
Anchors	Sears Grand, Bass Pro Shops, Macy’s, Kohl’s, Floor & Décor	Bloomingdale’s Outlet, Forever 21, Last Call Neiman Marcus, Nike, Saks Fifth Avenue Off 5th	Nike, Polo, Ann Taylor, Adidas, Timberland, Eddie Bauer, Gap, Saks Fifth Avenue – Off 5th, J.Crew, Coach, Old Navy, Under Armour	Nike, Gap, Hilfiger, Under Armour, Coach Adidas, Timberland, Jockey, Bass, Polo, J. Crew, Banana	Eddie Bauer, Reebok, Carters, Gap, Bose, Banana, Aeropostale	Sears, Macy’s, JCPenney, Carson Pirie Scott	Nordstrom, Lord & Taylor, JCPenney, Sears, Macy’s	Nordstrom, Lord & Taylor, Macy’s, Bloomingdale’s, Cinema, Barnes & Noble
Total GLA	1,683,915 SF	528,112 SF	690,000 SF	776,000 SF	279,387 SF	1,329,555 SF	2,208,000 SF	1,740,000 SF
Total Occupancy	91%(2)	98%	97%	98%	80%	93%	95%	94%

(1)	Information obtained from the appraisal.
(2)	As of September 22, 2016, the Gurnee Mills Mortgaged Property was 81.9% occupied and 91.1% leased. See “Cash Flow Analysis” section.

The Borrower. The borrower is Mall at Gurnee Mills, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gurnee Mills Whole Loan. Simon Property Group, L.P. is the guarantor of certain nonrecourse carveouts under the Gurnee Mills Whole Loan. The liability of the guarantor under the non-recourse carveout and environmental indemnification provisions in the loan documents is capped at $55.0 million plus reasonable collection costs. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

The Sponsor. The sponsor is Simon Property Group, L.P. Simon Property Group, L.P. is an affiliate of SPG. SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A2/A by Moody’s and S&P) is an S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 231 retail real estate properties in North America, Europe and Asia comprising 191 million square feet. SPG has sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Escrows. No upfront escrows were collected at origination.

Ongoing reserves for taxes are not required as long as (i) no Cash Trap Event Period (as defined below) exists; and (ii) the borrower (a) pays all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent and (b) upon request, provides the lender with satisfactory evidence of such payment of taxes. Ongoing reserves for insurance are only required during a Cash Trap Event Period if the borrower does not provide satisfactory evidence that the Gurnee Mills Mortgaged Property is insured under an acceptable blanket policy.

Ongoing replacement reserves are not required as long as no Cash Trap Event Period exists. Following the occurrence and during the continuance of a Cash Trap Event Period, the borrower is required to deposit $29,926 per month for replacement reserves.

Ongoing reserves for tenant improvements and leasing commissions (“TI/LC”) are not required as long as no Cash Trap Event Period exists. Following the occurrence and during the continuance of a Cash Trap Event Period, the borrower is required to deposit $94,204 per month for TI/LC reserves.

Lockbox and Cash Management. The Gurnee Mills Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all cash flow is distributed to the borrower. During a Cash Trap Event Period, all cash flow is swept to a lender-controlled cash management account.

A “Cash Trap Event Period” means the occurrence of (i) an event of default; (ii) any bankruptcy or insolvency action of the borrower; (iii) any bankruptcy or insolvency action of the property manager if the property manager is affiliated with the borrower (provided that the property manager is not replaced within 60 days with a qualified manager); or (iv) a DSCR Reserve Trigger Event (as defined below).

A “DSCR Reserve Trigger Event” means the debt service coverage ratio for the Gurnee Mills Whole Loan based on the trailing four calendar quarter period immediately preceding the date of determination is less than 1.20x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GURNEE MILLS

A Cash Trap Event Period may be cured (a) if the Cash Trap Event Period is caused solely by the occurrence of a DSCR Reserve Trigger Event, the achievement of a debt service coverage ratio of 1.20x or greater for two consecutive calendar quarters based upon the trailing four calendar quarter period immediately preceding the date of determination; (b) if the Cash Trap Event Period is caused solely by clause (i) above, by the acceptance of the lender of a cure of such event of default, provided that the lender has not accelerated the loan, moved for a receiver or commenced foreclosure proceedings; or (c) if the Cash Trap Event Period is caused solely by clause (iii) above, if the borrower replaces the property manager or such bankruptcy or insolvency action is discharged or dismissed without any adverse consequences to the property or the loan. The cures in this paragraph are also subject to the following conditions: (i) no other Cash Trap Event Period has occurred and is continuing; (ii) the borrower pays all of the lender’s reasonable out-of-pocket expenses incurred in connection with curing such Cash Trap Event Period including reasonable attorney’s fees and expenses; and (iii) the borrower may not cure a Cash Trap Event Period (x) more than a total of five times in the aggregate during the term of the loan or (y) triggered by a bankruptcy or insolvency action of the borrower.

Property Management. The Gurnee Mills Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Gurnee Mills Mortgaged Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage the Gurnee Mills Mortgaged Property, then a replacement management agreement with a qualified manager must be executed acceptable to lender; (iii) the transferee must not have been a party to any bankruptcy action within the previous seven years and there is no material litigation or regulatory action pending against the transferee unreasonable to lender; and (iv) the transferee is a qualified transferee meeting the requirements set forth in the loan documents or the lender receives rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-LC25 certificates and similar confirmations from each rating agency rating any securities backed by any of the Gurnee Mills Companion Loans with respect to the ratings of such securities.

Partial Release. Not permitted.

Additional Indebtedness. SPG and certain affiliates are permitted to pledge their indirect ownership of the borrower subject to certain conditions, including: (i) the credit facility must be secured by a substantial portion of SPG’s or such affiliate’s assets; (ii) no such corporate loan will be secured by a pledge from a party whose sole asset is its ownership interest in the borrower or Gurnee Mills Mortgage Property; and (iii) no event of default has occurred or is continuing. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of Gurnee Mills Mortgaged Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365-day extended period of indemnity. Should the policy contain an exclusion for acts of terrorism, the loan documents require the borrower to obtain to the extent available a stand-alone policy providing the same coverage as previously in place prior to the exclusion, with a premium cap of two times the then current annual insurance premiums for the policy insuring the Gurnee Mills Mortgaged Property only (excluding the wind, flood and earthquake components of the premiums) on a stand-alone basis, with a deductible no greater than $5,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – Aspen at Norman Student Housing

Loan Information	Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/Morningstar):	NR/NR/NR/NR	Property Type:	Multifamily
Original Principal Balance(1):	$22,000,000	Specific Property Type:	Student Housing
Cut-off Date Balance(1):	$22,000,000	Location:	Norman, OK
% of Initial Pool Balance:	2.3%	Size:	684 beds
Loan Purpose:	Acquisition	Cut-off Date Balance Per Bed(1):	56,433
Borrower Name:	Breckenridge Group Norman Oklahoma, LLC	Year Built/Renovated:	2015/NAP
Sponsor:	Aspen Heights; Safanad Ltd.	Title Vesting:	Fee
Mortgage Rate:	4.858%	Property Manager:	Self-managed
Note Date:	January 4, 2016	4th Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy(2):	NAV
Maturity Date:	January 6, 2026	2nd Most Recent Occupancy(2):	NAV
IO Period:	60 months	Most Recent Occupancy (As of):	100.0% (7/31/2016)
Loan Term (Original):	120 months	Current Occupancy (As of):	99.1% (10/26/2016)
Seasoning:	11 month
Amortization Term (Original):	360 months	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI (As of)(3):	NAV
Call Protection:	L(35),D(81),O(4)	3rd Most Recent NOI (As of)(3):	NAV
Lockbox Type:	Soft/Upfront Cash Management	2nd Most Recent NOI (As of)(3):	NAV
Additional Debt(1):	Yes	Most Recent NOI (As of):	$3,749,126 (TTM 7/31/2016)
Additional Debt Type(1):	Pari Passu
U/W Revenues:	$4,935,428
U/W Expenses:	$1,686,001
U/W NOI:	$3,249,427
U/W NCF:	$3,168,715
U/W NOI DSCR(1):	1.33x
U/W NCF DSCR(1):	1.30x
Escrows and Reserves:	U/W NOI Debt Yield(1):	8.4%
U/W NCF Debt Yield(1):	8.2%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$51,500,000
Taxes	$59,180	$29,590	NAP	As-Is Appraisal Valuation Date:	November 6, 2015
Insurance	$38,283	$7,657	NAP	Cut-off Date LTV Ratio(1):	75.0%
Replacement Reserves	$0	$5,700	NAP	LTV Ratio at Maturity or ARD(1):	69.0%

(1)	The Aspen at Norman Student Housing whole loan totaling $38,600,000 is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A1 had an original principal balance of $22,000,000, had an outstanding principal balance of $22,000,000 as of the Cut-off Date and will be contributed to the WFCM 2016-LC25 Trust. The non-controlling Note A-2 had an original principal balance of $16,600,000 and was contributed to the WFCM 2016-LC24 Trust. All statistical information related to balances per bed, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Aspen at Norman Student Housing whole loan. See “Description of the Mortgage Pool-The Serviced Whole Loans-Aspen at Norman Student Housing” in the Preliminary Prospectus.

(2)	See “Historical Occupancy” section.

(3)	See “Cash Flow Analysis” section.

The Aspen at Norman Student Housing whole loan is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering a 149 building, 684-bed cottage-style class A student housing property located in Norman, Oklahoma (the “Aspen at Norman Student Housing Property”). Only Note A-1 is being contributed to the WFCM 2016-LC25 Trust. The Aspen at Norman Student Housing Property was constructed in 2015 and is situated on 26.2 acres. Amenities at the Aspen at Norman Student Housing Property include a fitness center, tanning beds, study lounge, swimming pool, sand volleyball and a fire pit. Unit amenities include fully equipped kitchens including dishwashers and built-in microwave ovens, washer/dryer sets, and patios/balconies with exterior storage room. The Aspen at Norman Student Housing Property features 861 parking spaces, resulting in a parking ratio of 1.3 spaces per bed.

The Aspen at Norman Student Housing Property is located in the southeastern portion of the city of Norman and just east of the University of Oklahoma. The main campus and the offices of administration of the University of Oklahoma are located in Norman which is approximately 20 miles south of Oklahoma City. Over the past 11 years enrollment at the University of Oklahoma has been up slightly and was projected to be approximately 24,000 students in the fall of 2016. The university requires that only freshman live on campus in one of four residence halls. According to a third party market research report, the 2015 estimated population within a one-, three- and five-mile radius of the Aspen at Norman Student Housing Property is 11,351, 64,432 and 100,940, respectively; the 2015 estimated average household income within the same radii is $45,551, $58,314 and $64,364, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ASPEN AT NORMAN STUDENT HOUSING

Sources and Uses

Sources			Uses
Original Whole Loan amount	$38,600,000	74.0%	Purchase price	$51,500,000	98.7%
Sponsor’s new cash contribution	13,571,582	26.0	Reserves	97,463	0.2
			Closing costs	574,120	1.1
Total Sources	$52,171,582	100.0%	Total Uses	$52,171,582	100.0%

The following table presents certain information relating to the unit mix of the Aspen at Norman Student Housing Property:

Apartment Unit Summary(1)

Unit Type	No. of Units	No. of Beds	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
Two Bedroom / 2.5 Bath – A	32	64	9.4%	1,284	$727
Two Bedroom / 2.5 Bath – B	16	32	4.7%	1,306	$684
Three Bedroom / 3.5 Bath – A	22	66	9.6%	1,647	$648
Three Bedroom / 3.5 Bath – B	20	60	8.8%	1,647	$625
Four Bedroom / 3.5 Bath – A	19	76	11.1%	1,746	$616
Four Bedroom / 4.5 Bath – B	15	60	8.8%	1,746	$617
Four Bedroom / 4.5 Bath – C	24	96	14.0%	1,726	$612
Five Bedroom / 5.5 Bath – A	26	130	19.0%	2,034	$594
Five Bedroom / 5.5 Bath - B	20	100	14.6%	2,117	$595
Total/Weighted Average	194	684	100.0%	1,686	$626

(1)	Information obtained from the borrower rent roll as of 10/26/2016.

The following table presents historical occupancy percentages at the Aspen at Norman Student Housing Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	7/31/2016(2)	10/26/2016(2)
NAV	NAV	NAV	100.0%	99.1%

(1)	The Aspen at Norman Student Housing Property was built in 2015 and as such historical occupancy is unavailable.

(2)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Aspen at Norman Student Housing Property:

Cash Flow Analysis

	TTM 7/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$4,794,648	$4,810,872	97.5%	$7,033
Grossed Up Vacant Space	0	0	0	0
Concessions	0	0	0	0
Other Income(1)	315,835	365,100	7.4	534
Less Vacancy & Credit Loss	(41,440)	(240,544)(2)	(4.9)	(352)
Effective Gross Income	$5,069,044	$4,935,428	100.0%	$7,216

Total Operating Expenses	$1,319,918	$1,686,001	34.2%	$2,465

Net Operating Income	$3,749,126	$3,249,427	65.8%	$4,751
Capital Expenditures	0	80,712	1.6	118
Net Cash Flow	$3,749,126	$3,168,715	64.2%	$4,633

NOI DSCR	1.53x	1.33x
NCF DSCR	1.53x	1.30x
NOI DY	9.7%	8.4%
NCF DY	9.7%	8.2%

(1)	Other Income consists of application fees, late fees, furniture income and miscellaneous income.

(2)	The underwritten economic vacancy is 5.0%. The Aspen at Norman Student Housing Property was 99.1% physically occupied as of October 26, 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ASPEN AT NORMAN STUDENT HOUSING

Competitive Set(1)

	Location	Distance to Subject	Property Type	Number of Units	Number of Beds	Avg. Rent Per Bed	Total Occupancy
Aspen at Norman Student Housing (Subject)	Norman, OK	--	Garden	194	684	$626	99.1%
Reserve on Stinton	Norman, OK	0.5	Garden	204	612	$556	96.0%
Crimson Park	Norman, OK	1.3	Garden	268	792	$550	99.0%
The Cottages	Norman, OK	1.5	Garden	163	644	$586	97.0%
The Avenue	Norman, OK	1.5	Garden	240	600	$577	95.0%
Millennium	Norman, OK	0.5	Garden	196	696	$551	75.0%

(1)	Information obtained from the appraisal and the borrower rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – North Bay Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/Morningstar):	NR/NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$22,000,000			Specific Property Type:	Anchored
Cut-off Date Balance:	$22,000,000			Location:	Rohnert Park, CA
% of Initial Pool Balance:	2.3%			Size:	92,763 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$237.16
Borrower Name:	Argo Rohnert Park, LLC			Year Built/Renovated:	1980/2012
Sponsors:	Stephen B. Jaeger; The Stephen B. Jaeger Living Trust			Title Vesting:	Fee
Mortgage Rate:	4.330%			Property Manager:	Self-managed
Note Date:	November 1, 2016			4th Most Recent Occupancy (As of)(3):	84.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	97.0% (12/31/2013)
Maturity Date:	November 11, 2026			2nd Most Recent Occupancy (As of):	98.0% (12/31/2014)
IO Period:	24 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (10/4/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(4):	$1,609,144 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of)(4):	$1,826,395 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of):	$1,841,067 (12/31/2015)
Additional Debt:	None			Most Recent NOI (As of):	$1,896,468 (TTM 8/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$2,399,394
				U/W Expenses:	$480,884
				U/W NOI:	$1,918,510
				U/W NCF:	$1,828,089
				U/W NOI DSCR:	1.46x
Escrows and Reserves:				U/W NCF DSCR:	1.39x
				U/W NOI Debt Yield:	8.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.3%
Taxes	$0	$11,895	NAP	As-Is Appraised Value:	$30,600,000
Insurance(1)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	September 11, 2016
Replacement Reserves	$0	$1,933	$46,382(2)	Cut-off Date LTV Ratio:	71.9%
TI/LC Reserve	$0	$5,566	$133,579	LTV Ratio at Maturity or ARD:	61.1%

(1)	The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the North Bay Center Property is insured via an acceptable blanket policy; (iii) the borrower provides the lender with timely proof of payment of insurance premiums; and (iv) the borrower provides evidence of renewal of insurance policies.

(2)	The replacement reserve is capped at $46,382 as long as (i) no event of default has occurred and is continuing and (ii) the lender determines that the North Bay Center Property is being adequately maintained.

(3)	See “Historical Occupancy” section.

(4)	See “Cash Flow Analysis” section.

The North Bay Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a 92,763 square foot anchored retail center (the “North Bay Center Property”) located in Rohnert Park, California, approximately 6.9 miles south of Santa Rosa and 48.8 miles north of San Francisco. The North Bay Center Property is situated on an 8.4-acre parcel of land and is anchored by 24 Hour Fitness (representing 45.8% of the net rentable area and 43.8% of the underwritten base rent) and Grocery Outlet (representing 32.0% of the net rentable area and 28.9% of the underwritten base rent). The North Bay Center Property consists of four single-story buildings and contains 354 parking spaces, resulting in a parking ratio of 3.8 spaces per 1,000 square feet of rentable area. Built in 1980, the sponsor purchased the North Bay Center Property in 2005 and has invested approximately $9.7 million on renovations, including the redevelopment of the center to accommodate 24 Hour Fitness and Grocery Outlet and the construction of two new pad buildings. As of October 4, 2016, the North Bay Center Property was 100.0% occupied by 13 tenants.

The North Bay Center Property is situated adjacent to Interstate 101 at the intersection of Rohnert Park Expressway and Commerce Boulevard, which has a traffic count of approximately 35,680 cars per day. The estimated 2016 population within a three- and five-mile radius of the North Bay Center Property was 57,616 and 88,348, respectively, while the estimated 2016 average household income within the same radii was $77,067 and $78,238, respectively. According to a third party market research report, the North Bay Center Property is located within the Petaluma/Cotati/Rohnert submarket of the North Bay/Santa Rosa retail market. As of the third quarter of 2016, the Petaluma/Cotati/Rohnert submarket reported total inventory of 586 properties totaling approximately 6.5

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTH BAY CENTER

million square feet. During the same period, the Petaluma/Cotati/Rohnert submarket exhibited a 4.7% vacancy rate and average asking rate $19.21 per square foot on a triple net basis.

Sources and Uses

Sources			Uses
Original loan amount	$22,000,000	100.0%	Loan payoff(1)	$13,384,192	60.8%
			Closing costs	170,086	0.8
			Return of equity	8,445,722	38.4
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%

(1)	The North Bay Center Property was previously securitized in the MLMT 2007-C1 transaction.

The following table presents certain information relating to the tenancy at the North Bay Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
24 Hour Fitness	NR/NR/B	42,480	45.8%	$21.57	$916,300	43.8%	NAV	NAV	12/31/2027(4)
Grocery Outlet	NR/B3/B-	29,716	32.0%	$20.32	$603,790	28.9%	$277	8.9%	4/30/2027(5)
Total Anchor Tenants		72,196	77.8%	$21.06	$1,520,090	72.6%

Major Tenants
Panera	NR/NR/NR	4,200	4.5%	$29.76	$125,000	6.0%	NAV	NAV	2/28/2029(6)
Chipotle Mexican Grill	NR/NR/NR	2,200	2.4%	$45.00	$99,000	4.7%	NAV	NAV	3/31/2023(7)
Leslie’s Poolmart	NR/B2/B	3,200	3.4%	$18.50	$59,200	2.8%	NAV	NAV	12/31/2018(8)
Pacific Dental Services	NR/NR/NR	2,336	2.5%	$22.80	$53,261	2.5%	NAV	NAV	9/28/2025(9)
Little Caesars Pizza	NR/NR/NR	1,818	2.0%	$28.80	$52,358	2.5%	NAV	NAV	7/31/2020(10)
Total Major Tenants		13,754	14.8%	$28.27	$388,819	18.6%

Non-Major Tenants		6,813	7.3%	$26.97	$183,774	8.8%

Occupied Collateral Total		92,763	100.0%	$22.56	$2,092,683	100.0%

Vacant Space		0	0.0%

Collateral Total		92,763	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2017 totaling $140,229.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2015.

(4)	24 Hour Fitness has three, five-year lease extension options.

(5)	Grocery Outlet has two, five-year lease extension options.

(6)	Panera has four, five-year lease extension options.

(7)	Chipotle Mexican Grill has two, five-year lease extension options.

(8)	Leslie’s Poolmart has three, five-year lease extension options.

(9)	Pacific Dental Services has two, five-year lease extension options.

(10)	Little Caesars Pizza has one, five-year lease extension option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTH BAY CENTER

The following table presents certain information relating to the historical sales and occupancy costs at the North Bay Center Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2013	2014	2015	Current Occupancy Cost
Grocery Outlet Inc.	$281	$295	$277	8.9%
Subway	$339	$274	$233	14.8%
Baskin Robbins	$412	$433	$521	7.9%
Nail Care	$50	$61	$72	34.7%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower. Current Occupancy Cost is based on the 2015 sales, Annual U/W Base Rent and reimbursements.

The following table presents certain information relating to the lease rollover schedule at the North Bay Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	1,080	1.2%	1,080	1.2%	$22,158	1.1%	$20.52
2018	2	4,598	5.0%	5,678	6.1%	$90,236	4.3%	$19.62
2019	1	1,451	1.6%	7,129	7.7%	$43,580	2.1%	$30.03
2020	3	3,592	3.9%	10,721	11.6%	$100,394	4.8%	$27.95
2021	0	0	0.0%	10,721	11.6%	$0	0.0%	$0.00
2022	0	0	0.0%	10,721	11.6%	$0	0.0%	$0.00
2023	2	3,310	3.6%	14,031	15.1%	$137,964	6.6%	$41.68
2024	0	0	0.0%	14,031	15.1%	$0	0.0%	$0.00
2025	1	2,336	2.5%	16,367	17.6%	$53,261	2.5%	$22.80
2026	0	0	0.0%	16,367	17.6%	$0	0.0%	$0.00
Thereafter	3	76,396	82.4%	92,763	100.0%	$1,645,090	78.6%	$21.53
Vacant	0	0	0.0%	92,763	100.0%	$0	0.0%	$0.00
Total/Weighted Average	13	92,763	100.0%			$2,092,683	100.0%	$22.56

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the North Bay Center Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)	12/31/2015(1)	10/4/2016(3)
84.0%	97.0%	98.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

(2)	The increase in occupancy between 2012 and 2013 was due to the sponsor signing four new leases totaling 11.9% of net rentable area.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORTH BAY CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the North Bay Center Property:

Cash Flow Analysis

	2013	2014	2015	TTM 8/31/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,683,306	$1,865,304	$1,877,795	$1,934,736	$2,092,683(1)	87.2%	$22.56
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Percentage Rent	0	0	0	0	0	0.0	0.00
Total Reimbursables	248,925	323,878	302,150	311,860	411,345	17.1	4.43
Other Income	0	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(104,634)(2)	(4.4)	(1.13)
Effective Gross Income	$1,932,231	$2,189,182	$2,179,946	$2,246,596	$2,399,394	100.0%	$25.87

Total Operating Expenses	$323,087	$362,786	$338,878	$350,128	$480,884	20.0%	$5.18

Net Operating Income	$1,609,144	$1,826,395(3)	$1,841,067	$1,896,468	$1,918,510	80.0%	$20.68
TI/LC	0	0	0	0	67,231	2.8	0.72
Capital Expenditures	0	0	0	0	23,191	1.0	0.25
Net Cash Flow	$1,609,144	$1,826,395	$1,841,067	$1,896,468	$1,828,089	76.2%	$19.71

NOI DSCR	1.23x	1.39x	1.40x	1.45x	1.46x
NCF DSCR	1.23x	1.39x	1.40x	1.45x	1.39x
NOI DY	7.3%	8.3%	8.4%	8.6%	8.7%
NCF DY	7.3%	8.3%	8.4%	8.6%	8.3%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through September 2017 totaling $140,229.

(2)	The underwritten economic vacancy is 5.0%. The North Bay Center Property was 100.0% physically occupied as of October 4, 2016.

(3)	The increase in net operating income between 2013 and 2014 was due to Panera and Sprint commencing rent payments in 2014.

The following table presents certain information relating to comparable properties to the North Bay Center Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Anchor Tenants	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
River Park Shopping Center Napa,CA	1972/2015	Grocery Outlet, Rite Aid	108,655	95%	31.1 miles	Grocery Outlet	April 2016 / 10 Yrs	17,640	$19.27	NNN
Montgomery Village Shopping Center Santa Rosa, CA	1950/ NAP	Ross	280,478	96%	8.2 miles	Ross	February 2015 / 10 Yrs	40,449	$21.95	NNN
1975 Cleveland Ave. Santa Rosa, CA	2014/NAP	Dick’s Sporting Goods	52,478	100%	8.1 miles	Dick’s Sporting Goods	July 2014 / 10 Yrs	50,000	$18.48	NNN

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Rio West Business Park

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/Morningstar):	NR/NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$20,000,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$20,000,000			Location:	Tempe, AZ
% of Initial Pool Balance:	2.1%			Size:	296,663 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$139.89
Borrower Name:	Tempe Rio West Business Park, LLC			Year Built/Renovated:	2005/NAP
Sponsor:	Fritz H. Wolff			Title Vesting:	Fee
Mortgage Rate:	4.610%			Property Manager:	Dynamic Asset Management LLC
Note Date:	November 3, 2016			4th Most Recent Occupancy (As of):	93.7% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	86.9% (12/31/2013)
Maturity Date:	November 11, 2026			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (9/19/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$4,623,281(12/31/2013)
Call Protection:	L(25),GRTR 1% or YM(91),O(4)			3rd Most Recent NOI (As of):	$3,565,030 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(6):	$4,529,866 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(6):	$3,977,910 (TTM 9/30/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$5,811,803
				U/W Expenses:	$1,833,352
				U/W NOI:	$3,978,451
Escrows and Reserves:				U/W NCF:	$3,920,731
				U/W NOI DSCR(1):	1.56x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.53x
Taxes	$182,180	$91,090	NAP	U/W NOI Debt Yield(1):	9.6%
Insurance(2)	$0	Springing	NAP	U/W NCF Debt Yield(1):	9.4%
Replacement Reserves	$200,000	$4,944	$200,000(3)	As-Is Appraised Value:	$64,000,000
TI/LC Reserve(4)	$1,600,000	Springing	$3,300,000	As-Is Appraisal Valuation Date:	September 21, 2016
American Airlines Lease Renewal Reserve(5)	$2,200,000	$0	NAP	Cut-off Date LTV Ratio(1):	64.8%
HotChalk TI/LC Reserve	$58,310	$0	NAP	LTV Ratio at Maturity or ARD(1):	59.4%

(1)	The Rio West Business Park Whole Loan (as defined below), which had an original principal balance of $41,500,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $20,000,000, has an outstanding principal balance of $20,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2016-LC25 Trust. The controlling Note A-1 had an original principal balance of $21,500,000 and will be contributed to a future trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Rio West Business Park Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further.
(2)	Ongoing reserves for insurance premiums are not required as long as (i) no event of default has occurred and is continuing; (ii) the Rio West Business Park Property (as defined below) is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.
(3)	The replacement reserve is capped at $200,000 as long as (i) no event of default has occurred and is continuing and (ii) the lender determines that the Rio West Business Park Property is being adequately maintained.
(4)	Upon the occurrence of the earlier of (i) American Airlines renewing its lease for 56,389 square feet of space under terms and conditions acceptable to lender; or (ii) October 1, 2017, ongoing monthly TI/LC reserves of $24,722 will be required.
(5)	Upon the receipt of an acceptable lease renewal of American Airlines (see “Major Tenants” below) 56,389 square foot (19.0% of net rentable area) space, this reserve shall be disbursed into the TI/LC reserve, with any remaining amount above $3.3 million to be disbursed to the borrower.
(6)	See “Cash Flow Analysis” section.

The Rio West Business Park mortgage loan is part of a whole loan (the “Rio West Business Park Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest in five, one-story suburban office buildings located in Tempe, Arizona (the “Rio West Business Park Property”), approximately 2.8 miles east of the Phoenix Sky Harbor International Airport and 9.3 miles east of the Phoenix central business district. The Rio West Business Park Property was constructed in two phases, 147,673 square feet (“Phase I”) was built in 2005 and the remaining 148,990 square feet (“Phase II”) was completed in 2007. The Rio West Business Park Property has averaged 95.0% occupancy since 2008. The Rio West Business Park Property is situated on a 23.9-acre site and features 1,514 surface parking spaces, resulting in a parking ratio of 5.1 spaces per 1,000 square feet of rentable area. As of September 19, 2016, the Rio West Business Park Property was 100.0% occupied by American Airlines (86.2% of net rentable area) and HotChalk Inc. (13.8% of net rentable area). American Airlines has been in occupancy since construction in 2005. In December 2013, American Airlines merged with US Airways and subsequently relocated

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIO WEST BUSINESS PARK

employees from the former US Airways Headquarters in downtown Tempe to the Rio West Business Park Property. Additionally, American Airlines has invested capital into their space, including the renovation of 48,066 square feet (which was recently completed in September 2016), an additional 56,389 square feet is expected to be completed by December 2016 and the addition of covered parking for the entire Rio West Business Park Property for a cost of approximately $1.5 million. American Airlines renewed 147,673 square feet (49.8% of net rentable area) in May 2014, expanded into 51,789 (17.5% of net rentable area) square feet in September 2016 and currently has a lease out for signature to renew an additional 56,389 square feet (19.0% of net rentable area) of space through September 2022. The Rio West Business Park Property houses the American Airlines’ IT, accounting and customer service groups.

The Rio West Business Park Property is located at the intersection of Priest Drive and Rio Salado Parkway, approximately one-half mile from Loop 202 (Red Mountain Freeway), which provides primary access to the neighborhood. The Rio West Business Park Property is centrally located approximately three miles east of Sky Harbor International Airport, the nation’s 10th busiest airport, and Arizona State University. The 2016 estimated population within a one-, three- and five-mile radius of the Rio West Business Park Property was 6,929, 85,440 and 308,805, respectively, while the 2016 estimated average household income within the same radii was $43,922, $49,501 and $56,290, respectively. According to the appraisal, the Rio West Business Park Property is located in the Tempe submarket of the Phoenix market. According to a third-party market research report, as of third quarter 2016, the Tempe submarket contained a total inventory of 24 buildings totaling approximately 5.2 million square feet exhibiting a vacancy rate of approximately 6.2% and an average asking rental rate of $31.67 per square foot gross.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$21,500,000	Wells Fargo Bank, National Association	Yes
A-2	$20,000,000	WFCM 2016-LC25	No
Total	$41,500,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Sources and Uses

Sources			Uses
Original whole loan amount	$41,500,000	93.8%	Loan payoff(1)	$39,416,138	89.1%
Sponsor’s new cash contribution	2,747,432	6.2	Reserves	4,240,490	9.6
			Closing costs	590,804	1.3
Total Sources	$44,247,432	100.0%	Total Uses	$44,247,432	100.0%

(1)	The Rio West Business Park Whole Loan was used to pay off two separate loans on Phase I, which was previously securitized in the JPMCC 2006-CB17 transaction, and Phase II, which was previously held on a bank balance sheet.

The following table presents certain information relating to the tenancy at the Rio West Business Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
American Airlines(1)(2)	BB-/Ba3/BB-	255,851	86.2%	$15.60	$3,991,603	86.3%	Various(3)(4)
HotChalk Inc.	NR/NR/NR	40,812	13.8%	$15.50	$632,586	13.7%	8/31/2023
Total Major Tenants		296,663	100.0%	$15.59	$4,624,189	100.0%

Occupied Collateral Total		296,663	100.0%	$15.59	$4,624,189	100.0%

Vacant Space		0	0.0%

Collateral Total		296,663	100.0%

(1)	The entity on the lease is American Airlines, Inc.
(2)	American Airlines subleases 2,100 square feet (0.7% of net rentable area) to Vemma for $41,076 annually ($19.56 per square foot, gross) on a lease expiring in December 2016.
(3)	American Airlines leases multiple suites under multiple leases with 56,389 square feet (19.0% of net rentable area) expiring in September 2017; 147,673 square feet (49.8% of the net rentable area) expiring in April 2019; and 51,789 square feet (17.5% of net rentable area) expiring in August 2021.
(4)	American Airlines currently has a lease out for signature on 56,389 square feet (19.0% of net rentable area), which would extend the term to September 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIO WEST BUSINESS PARK

The following table presents certain information relating to the lease rollover schedule at the Rio West Business Park Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	56,389	19.0%	56,389	19.0%	$874,255	18.9%	$15.50
2018	0	0	0.0%	56,389	19.0%	$0	0.0%	$0.00
2019	2	147,673	49.8%	204,062	68.8%	$2,288,932	49.5%	$15.50
2020	0	0	0.0%	204,062	68.8%	$0	0.0%	$0.00
2021	1	51,789	17.5%	255,851	86.2%	$828,417	17.9%	$16.00
2022	0	0	0.0%	255,851	86.2%	$0	0.0%	$0.00
2023	1	40,812	13.8%	296,663	100.0%	$632,586	13.7%	$15.50
2024	0	0	0.0%	296,663	100.0%	$0	0.0%	$0.00
2025	0	0	0.0%	296,663	100.0%	$0	0.0%	$0.00
2026	0	0	0.0%	296,663	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	296,663	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	296,663	100.0%	$0	0.0%	$0.00
Total/Weighted Average	5	296,663	100.0%			$4,624,189	100.0%	$15.59

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Rio West Business Park Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)(2)	12/31/2015(1)	9/19/2016(3)
93.7%	86.9%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	The increase in occupancy between 2013 and 2014 was due to the sponsor leasing 51,789 square feet to a former tenant, which vacated in 2016 and the space was leased to American Airlines.
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIO WEST BUSINESS PARK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Rio West Business Park Property:

Cash Flow Analysis

	2013	2014	2015	TTM 9/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,692,370	$3,669,591	$4,455,325	$3,743,051	$4,624,189	79.6%	$15.59
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	627,064	790,815	1,094,034	1,267,624	1,650,032	28.4	5.56
Other Income	0	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(462,419)(1)	(8.0)	(1.56)
Effective Gross Income	$5,319,434	$4,460,405	$5,549,359	$5,010,675	$5,811,803	100.0%	$19.59

Total Operating Expenses	$696,153	$895,375	$1,019,492	$1,032,765	$1,833,352	31.5%	$6.18

Net Operating Income	$4,623,281	$3,565,030(2)	$4,529,866(3)	$3,977,910(4)	$3,978,451	68.5%	$13.41
TI/LC	0	0	0	0	348,388	6.0	1.17
Capital Expenditures	0	0	0	0	59,333	1.0	0.20
Upfront TI/LC Credit	0	0	0	0	(350,000)	(6.0)	(1.18)
Net Cash Flow	$4,623,281	$3,565,030	$4,529,866	$3,977,910	$3,920,731	67.5%	13.22

NOI DSCR(5)	1.81x	1.39x	1.77x	1.56x	1.56x
NCF DSCR(5)	1.81x	1.39x	1.77x	1.56x	1.53x
NOI DY(5)	11.1%	8.6%	10.9%	9.6%	9.6%
NCF DY(5)	11.1%	8.6%	10.9%	9.6%	9.4%

(1)	The underwritten economic vacancy is 10.0%. The Rio West Business Park Property was 100.0% physically occupied as of September 19, 2016.

(2)	The decrease in net operating income from 2013 to 2014 was due to rent reductions, three months of free rent totaling $516,856 for American Airlines’ renewal of 147,673 square feet, and free rent for a former tenant.

(3)	The increase in net operating income from 2014 to 2015 was due to free rent for American Airlines and a prior tenant burning off.

(4)	The decrease in net operating income from 2015 to TTM 9/30/2016 was due to five months of free rent totaling $255,075 for HotChalk Inc. and a rent reduction for a prior tenant.

(5)	The debt service coverage ratios and debt yields are based on the Rio West Business Park Whole Loan.

The following table presents certain information relating to comparable office leases for the Rio West Business Park Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Number of Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Liberty Center at Rio Salado, Bldg I Tempe, AZ	2015/NAP	1	155,000	100.0%	0.2 miles	Centene	September 2015 / 7.6 Yrs	77,867	$17.50	NNN
Liberty Center at Rio Salado, Bldg III Tempe, AZ	2016/NAP	2	135,663	50.0%	0.2 miles	Prosper Marketplace	October 2016 / 10.5 Yrs	69,774	$18.25	NNN
Liberty Center at Rio Salado, Bldg 2 Tempe, AZ	2015/NAP	2	156,027	75.0%	0.2 miles	DHL	September 2015 / 7.5 Yrs	117,593	$17.50	NNN
Liberty Center at Rio Salado, Bldg 6 Tempe, AZ	2015/NAP	2	96,000	100.0%	0.1 mile	DriveTime Automotive	November 2015 / 8.3 Yrs	96,000	$18.35	NNN
Centrica Mesa, AZ	1978/2015	1	117,000	100.0%	11.0 miles	Santander	January 2016 / 10.5 Yrs	117,000	$19.00	NNN
One Papago Hills Tempe, AZ	1999/NAP	2	91,000	100.0%	1.7 miles	Willis Towers Watson, PLC	July 2016 / 10.6 Yrs	91,000	$17.41	Modified Gross
The Circuit Tempe, AZ	1982/2015	1	185,000	51.0%	5.4 miles	Oscar Health	August 2016 / 10.0 Yrs.	93,481	$16.75	NNN

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – 19066 Magnolia Street

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/Morningstar):	NR/NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$20,000,000			Specific Property Type:	Office/Retail
Cut-off Date Balance:	$20,000,000			Location:	Huntington Beach, CA
% of Initial Pool Balance:	2.1%			Size:	51,449 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$388.73
Borrower Names:	19066 Magnolia, LTD – A California Limited Partnership			Year Built/Renovated:	1979/2008
Sponsor:	Shaoul J. Levy			Title Vesting:	Fee
Mortgage Rate(2):	4.300%			Property Manager:	Self-managed
Note Date:	November 1, 2016			4th Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	November 11, 2026			2nd Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	36 months			Most Recent Occupancy (As of):	100.0% (12/31/2015)
Loan Term (Original):	120 months			Current Occupancy (As of):	93.4% (9/27/2016)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$1,431,099 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of)(5):	$1,434,257 (12/31/2014)
Lockbox Type:	Springing			2nd Most Recent NOI (As of)(5):	$1,624,369 (12/31/2015)
Additional Debt:	No			Most Recent NOI (As of)(5):	$1,593,008 (TTM 7/31/2016)
Additional Debt Type:	NAP
				U/W Revenues:	$1,917,591
				U/W Expenses:	$335,220
				U/W NOI:	$1,582,371
Escrows and Reserves:				U/W NCF:	$1,578,649
				U/W NOI DSCR:	1.33x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.33x
Taxes	$16,008	$8,004	NAP	U/W NOI Debt Yield:	7.9%
Insurance	$0	Springing(1)	NAP	U/W NCF Debt Yield:	7.9%
Replacement Reserves	$0	$857	$30,852(2)	As-Is Appraised Value(6):	$28,300,000
TI/LC Reserve	$200,000	$1,703	$200,000(3)	As-Is Appraisal Valuation Date(6):	September 23, 2016
Deferred Maintenance	$55,200	$0	NAP	Cut-off Date LTV Ratio(6):	64.5%
Healthcare Partners TILC	$2,425,840(4)	$0	NAP	LTV Ratio at Maturity or ARD(6):	56.2%

(1)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) the 19066 Magnolia Street Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(2)	The replacement reserve is capped at $30,852 as long as (i) no event of default has occurred and is continuing and (ii) the lender determines that the 19066 Magnolia Street Property is being adequately maintained.

(3)	The TI/LC reserve is capped at $200,000, but the borrower will not be required to replenish for the first time until the balance in the reserve falls below $100,000.

(4)	Healthcare Partners TILC reserve is a borrower provided tenant improvement allowance for Talbert Medical Group (38,764 square feet; 81.7% of U/W Base Rent).

(5)	See “Cash Flow Analysis” section.

(6)	The appraiser concluded to an “as-stabilized” value of $31,000,000 as of January 1, 2018 which assumes the completion of a capital improvement project by Talbert Medical Group. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based on the “as-stabilized” appraised value. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the “as-is” appraised value of $28,300,000 are 70.7% and 61.6%, respectively.

The 19066 Magnolia Street mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 51,449 square foot mixed use office and retail center located in Huntington Beach, California (the “19066 Magnolia Street Property”). Built in 1979, the 19066 Magnolia Street Property consists of three buildings located on a 5.4-acre site. The 19066 Magnolia Street Property includes 322 surface parking spaces, resulting in a parking ratio of 6.3 spaces per 1,000 square feet of net rentable area. As of September 27, 2016, the 19066 Magnolia Street Property was 93.4% occupied by 4 tenants, and has averaged 98.9% occupancy since 2011.

The 19066 Magnolia Street Property is located at the intersection of Magnolia Street and Garfield Avenue, adjacent to a Home Depot anchored community center and approximately 1.0 miles southeast of the Huntington Beach Hospital, one of three medical centers in Huntington Beach. The largest building is improved for medical office use and the tenant is budgeted to spend $7.3 million on a major renovation over the next 12 to 18 months, with the borrower contributing an additional $2.4 million. The remaining two buildings have office, retail and restaurant uses. According to the appraisal, the 2015 population within a one-, three- and five-mile radius of the 19066 Magnolia Street Property was 26,368, 190,475 and 480,539, respectively, while the average household income within the same radii was $112,569, $107,563 and $97,461, respectively. According to a third party research report, the 19066 Magnolia Street Property is located within the West County office submarket cluster. As of the third quarter of 2016, the West County

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19066 MAGNOLIA STREET

office submarket cluster reported a total inventory of approximately 14.7 million square feet and a vacancy of 7.3%. For the same period, West County office submarket reported a positive net absorption of 124,794 square feet year to date.

Sources and Uses

Sources			Uses
Original loan amount	$20,000,000	100.0%	Loan payoff	$5,913,683	29.6%
			Reserves	2,697,048	13.5
			Closing costs	630,540	3.2
			Return of equity	10,758,729	53.8
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%

The following table presents certain information relating to the tenancy at the 19066 Magnolia Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Talbert Medical Group	NR/Ba3/BB	38,764	75.3%	$34.59(3)	$1,340,769(3)	81.7%	12/31/2032(4)
Wells Fargo Home Mortgage	AA/Aa2/AA-	5,640	11.0%	$30.00	$169,200	10.3%	10/31/2017(5)
Albertos Mexican	NR/NR/NR	1,460	2.8%	$53.21	$77,689	4.7%	1/18/2019
Joy Kataoloa and Ken Hardy	NR/NR/NR	2,200	4.3%	$24.33	$53,515	3.3%	10/31/2021(6)
Occupied Collateral Total		48,064	93.4%	$34.15	$1,641,174	100.0%

Vacant Space		3,385	6.6%

Collateral Total		51,449	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2017 totaling $3,312.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent is based on the average rent over the loan term for Talbert Medical Group. In-place Base Rent PSF is $32.40 per square foot.

(4)	Talbert Medical Group has two-five year lease renewal options.

(5)	Wells Fargo Home Mortgage has one-three year lease renewal option.

(6)	Joy Kataoloa and Ken Hardy has one-ten year lease renewal option.

The following table presents certain information relating to the lease rollover schedule at the 19066 Magnolia Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2016	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	5,640	11.0%	5,640	11.0%	$169,200	10.3%	$30.00
2018	0	0	0.0%	5,640	11.0%	$0	0.0%	$0.00
2019	1	1,460	2.8%	7,100	13.8%	$77,689	4.7%	$53.21
2020	0	0	0.0%	7,100	13.8%	$0	0.0%	$0.00
2021	1	2,200	4.3%	9,300	18.1%	$53,515	3.3%	$24.33
2022	0	0	0.0%	9,300	18.1%	$0	0.0%	$0.00
2023	0	0	0.0%	9,300	18.1%	$0	0.0%	$0.00
2024	0	0	0.0%	9,300	18.1%	$0	0.0%	$0.00
2025	0	0	0.0%	9,300	18.1%	$0	0.0%	$0.00
2026	0	0	0.0%	9,300	18.1%	$0	0.0%	$0.00
Thereafter	1	38,764	75.3%	48,064	93.4%	$1,340,769	81.7%	$34.59
Vacant	0	3,385	6.6%	51,449	100.0%	$0	0.0%	$0.00
Total/Weighted Average	4	51,449	100.0%			$1,641,174	100.0%	$34.15

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19066 MAGNOLIA STREET

The following table presents historical occupancy percentages at the 19066 Magnolia Street Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	9/27/2016(2)(3)
100.0%	100.0%	100.0%	100.0%	93.4%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 19066 Magnolia Street Property:

Cash Flow Analysis

	2013	2014	2015(1)(2)	Annualized 5 7/31/2016(1)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,442,669	$1,493,213	$1,590,765	$1,610,306	$1,742,724	90.9%	$33.87
Grossed Up Vacant Space	0	0	0	0	0	0	0.00
Total Reimbursables	151,000	96,854	201,993	144,164	276,417	14.4	5.37
Other Income	12	0	0	125	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(101,550)(3)	(5.3)	(1.97)
Effective Gross Income	$1,593,680	$1,590,067	$1,792,758	$1,754,595	$1,917,591	100.0%	$37.27

Total Operating Expenses	$162,580	$155,810	$168,389	$161,587	$335,220	17.5%	$6.52

Net Operating Income	$1,431,099	$1,434,257	$1,624,369	$1,593,008	$1,582,371	82.5%	$30.76
TI/LC	0	0	0	0	(6,568)(4)	(0.3)	(0.13)
Capital Expenditures	0	0	0	0	10,290	0.5	0.20
Net Cash Flow	$1,431,099	$1,434,257	$1,624,369	$1,593,008	$1,578,649	82.3%	$30.68

NOI DSCR	1.20x	1.21x	1.37x	1.34x	1.33x
NCF DSCR	1.20x	1.21x	1.37x	1.34x	1.33x
NOI DY	7.2%	7.2%	8.1%	8.0%	7.9%
NCF DY	7.2%	7.2%	8.1%	8.0%	7.9%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2017 totaling $3,312. In addition, Annual U/W Base Rent PSF and Annual U/W Base Rent includes average rent over the loan term for Talbert Medical Group totaling $84,816.

(2)	The increase in base rent and reimbursements from 2014 to 2015 is due to the timing of revenue booking by the borrower.

(3)	The underwritten economic vacancy is 5.8%. As of September 27, 2016, the 19066 Magnolia Street Property was 93.4% physically occupied.

(4)	U/W TI/LC are negative due to the $20,000 credit given (1/10th of $200,000) for the upfront reserve.

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Sherman Terrace Building Reseda, CA	1992/NAV	5	71,000	93%	47.8 miles	Kaiser Permanente	March 2016/ 36 Months	36,136	$27.00	Gross

Fresenius Dialysis Glendale, CA	1952/2015	1	11,028	100%	35.3 miles	Fresenius Medical	March 2016/ 180 months	11,028	$45.60	NNN

21040 Califa Street Woodland Hills, CA	1979/NAV	1	20,000	55%	49.2 miles	DaVita	Jan 2016/ 120 Months	11,000	$27.00	NNN

2716 Ocean Park Blvd. Santa Monica, CA	1978/NAV	3	101,440	94%	36.1 miles	Rivermend Health	Oct 2015 / 120 Months	10,582	$39.00	Gross

2240 N. Harbor Blvd. Fullerton, CA	2004/NAV	2	23,400	100%	14.8 miles	Medical Tenant	March 2015/ 24 Months	14,000	$31.80	NNN

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – King’s Quarters at Jack Britt

Loan Information	Property Information
Mortgage Loan Seller:	Ladder Capital Finance, LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s/Morningstar):	NR/NR/NR/NR	Property Type:	Multifamily
Original Principal Balance:	$19,400,000	Specific Property Type:	Garden
Cut-off Date Balance:	$19,400,000	Location:	Fayetteville, NC
% of Initial Pool Balance:	2.0%	Size:	252 Units
Loan Purpose:	Acquisition	Cut-off Date Balance Per Unit:	$76,984
Borrowers(1):	Various	Year Built/Renovated:	2012/NAP
Sponsors:	Stephen W. Holden; Matthew A. Mills	Title Vesting:	Fee
Mortgage Rate:	4.220%	Property Manager:	Wellington Advisors, LLC
Note Date:	September 20, 2016	4th Most Recent Occupancy (As of)(2):	NAV
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of)(2):	64.1% (12/31/2013)
Maturity Date:	October 6, 2026	2nd Most Recent Occupancy (As of)(2):	65.5% (12/31/2014)
IO Period:	36 months	Most Recent Occupancy (As of)(2):	83.2% (12/31/2015)
Loan Term (Original):	120 months	Current Occupancy (As of):	96.4% (9/14/2016)
Seasoning:	2 months
Amortization Term (Original):	360 months	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI (As of)(3):	$522,044 (12/31/2013)
Call Protection:	L(26),D(89),O(5)	3rd Most Recent NOI (As of)(3):	$731,622 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management	2nd Most Recent NOI (As of)(3):	$1,363,187 (12/31/2015)
Additional Debt:	None	Most Recent NOI (As of):	$1,658,402 (TTM 6/30/2016)
Additional Debt Type:	NAP
U/W Revenues:	$2,785,266
U/W Expenses:	$1,013,508
U/W NOI:	$1,771,758
U/W NCF:	$1,708,758
U/W NOI DSCR:	1.55x
U/W NCF DSCR:	1.50x
Escrows and Reserves:	U/W NOI Debt Yield:	9.1%
U/W NCF Debt Yield:	8.8%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$26,100,000
Taxes	$78,755	$26,252	NAP	As-Is Appraisal Valuation Date:	August 10, 2016
Insurance	$10,953	$3,651	NAP	Cut-off Date LTV Ratio:	74.3%
Replacement Reserves	$0	$5,250	NAP	LTV Ratio at Maturity or ARD:	64.6%

(1)	Borrower names are: Kings Quarters CAM, LLC, Kings Quarters TC, LLC and Kings Quarters Southeast, LLC as tenants in common.

(2)	See “Historical Occupancy” Table.

(3)	See “Cash Flow Analysis” Table.

The King’s Quarters at Jack Britt mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 13 building, 252-unit garden-style multifamily property located in Fayetteville, North Carolina (the “King’s Quarters at Jack Britt Property”). The King’s Quarters at Jack Britt Property was constructed between 2012 and 2014 and is situated on 16.0 acres. Community amenities include a clubhouse, business center, fitness center, laundry, pool, and playground. Each unit features an electric range, oven and vent-hood, refrigerator with icemaker, garbage disposal, dishwasher, microwave, and private patio or balcony. The King’s Quarters at Jack Britt property was built in three phases with 96 units delivered in 2012, 96 delivered in 2013, and 60 units delivered in 2014. The King’s Quarters at Jack Britt Property features 432 surface parking spaces and 36 garage spaces, resulting in a parking ratio of 1.9 spaces per unit.

The King’s Quarters at Jack Britt Property is situated near Interstate Highway 95, which provides access to Fayetteville from the north and south. US-401 also provides access to Fayetteville. The King’s Quarters at Jack Britt Property is located approximately 9.9 miles southwest of downtown Fayetteville and approximately 15.6 miles south of Fort Bragg. Fort Bragg has more than 50,000 active duty personnel. The King’s Quarters at Jack Britt Property is located directly adjacent to the Stoney Point Elementary School and the Jack Britt High School, a North Carolina Honor School of Excellence. According to a third party market research report, the 2016 estimated population within a one-, three- and five-mile radius of the King’s Quarters at Jack Britt Property is 2,995, 33,432 and 86,882, respectively, and the 2016 estimated average household income within the same radii is $88,563, $71,436 and $60,914, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KING’S QUARTERS AT JACK BRITT

Sources and Uses

Sources			Uses
Original loan amount	$19,400,000	75.3%	Purchase price	$25,500,000	99.0%
Sponsor’s new cash contribution	6,362,591	24.7	Reserves	89,708	0.3
			Closing costs	172,883	0.7
Total Sources	$25,762,591	100.0%	Total Uses	$25,762,591	100.0%

The following table presents certain information relating to the unit mix of the King’s Quarters at Jack Britt Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Market Rent per Unit
Two Bedroom / Two Bath - A	78	31.0%	1,150	$900
Two Bedroom / Two Bath - B	48	19.0%	1,228	$975
Three Bedroom / Two Bath - A	48	19.0%	1,321	$1,050
Three Bedroom / Two Bath - B	78	31.0%	1,398	$1,125
Total/Weighted Average	252	100.0%	1,274	$1,013

(1)	Information obtained from the borrower rent roll as of September 14, 2016 and the appraisal.

The following table presents historical occupancy percentages at the King’s Quarters at Jack Britt Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)(2)	12/31/2014(1)(2)	12/31/2015(1)(2)	9/14/2016(2)
NAV	64.1%	65.5%	83.2%	96.4%
(1)	The King’s Quarters at Jack Britt Property was constructed in three phases with 96 units available as of year-end 2012, 192 units were completed as of year-end 2013 and 252 units completed by August 31, 2014. As a result, historical operating statements through 2014 do not reflect stabilized operation of the entire King’s Quarters at Jack Britt Property. The King’s Quarters at Jack Britt Property did not reach stabilization until fourth quarter 2015.

(2)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

KING’S QUARTERS AT JACK BRITT

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the King’s Quarters at Jack Britt Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per Unit
Base Rent	$990,817	$1,509,810	$2,246,755	$2,567,338	$2,930,940	105.2%	$11,631
Grossed Up Vacant Space	0	0	0	0	154,260	5.5	612
Other Income(1)	83,388	92,321	128,152	128,805	128,805	4.6	511
Less Vacancy & Credit Loss	0	0	0	0	(428,738)(2)	(15.4)	(1,701)
Effective Gross Income	$1,074,205	$1,602,131	$2,374,907	$2,696,143	$2,785,266	100.0%	$11,053

Total Operating Expenses	$552,162	$870,509	$1,011,720	$1,037,741	$1,013,508	36.4%	$4,022

Net Operating Income	$522,044(3)	$731,622(3)	$1,363,187(3)	$1,658,402(3)	$1,771,758	63.6%	$7,031
Capital Expenditures	0	0	0	0	63,000	2.3	250
Net Cash Flow	$522,044	$731,622	$1,363,187	$1,658,402	$1,708,758	61.3%	$6,781

NOI DSCR	0.46x	0.64x	1.19x	1.45x	1.55x
NCF DSCR	0.46x	0.64x	1.19x	1.45x	1.50x
NOI DY	2.7%	3.8%	7.0%	8.5%	9.1%
NCF DY	2.7%	3.8%	7.0%	8.5%	8.8%

(1)	Other Income consists of termination fees, late fees, pet fees, laundry fees, reimbursements and miscellaneous income.

(2)	The underwritten economic vacancy is 13.9%. The King’s Quarters at Jack Britt Property was 96.4% physically occupied as of September 14, 2016.

(3)	The King’s Quarters at Jack Britt Property was constructed in three phases with 96 units completed as of year-end 2012, 192 units were completed as of year-end 2013 and 252 units completed by August 31, 2014. As a result, historical operating statements through 2014 do not reflect stabilized operation of the entire King’s Quarters at Jack Britt Property. The King’s Quarters at Jack Britt Property did not reach stabilization until fourth quarter 2015.

Competitive Set(1)

	Location	Distance to Subject	Property Type	Number of Units	Average Rent Per Unit	Total Occupancy
King’s Quarters at Jack Britt (Subject)	Fayetteville, NC	--	Garden	252	$1013(2)	96.4%(2)
Birchfield at Millstone	Fayetteville, NC	2.0 miles	Garden	132	$1,020	97.0%
Stone Ridge	Fayetteville, NC	4.0 miles	Garden	216	$889	91.0%
The Grove at Park Place	Fayetteville, NC	6.0 miles	Garden	188	$939	92.0%
The Astoria	Hope Mills, NC	6.0 miles	Garden	272	$833	92.0%
Crescent Commons	Fayetteville, NC	6.0 miles	Garden	288	$715	93.0%

(1)	Information obtained from the appraisal.

(2)	Information based upon actual rents and occupied units according to the September 14, 2016 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2016-LC25	Transaction Contact Information

VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.